                                                                    Exhibit 10.4




                      -------------------------------------

                               EAST ASIAN CROSSING

                      -------------------------------------





                               PROJECT DEVELOPMENT

                                       AND

                              CONSTRUCTION CONTRACT

                                     BETWEEN

                        KDD SUBMARINE CABLE SYSTEMS INC.

                                       AND

                            ASIA GLOBAL CROSSING LTD.


                      -------------------------------------

                          DATED AS OF DECEMBER 17, 1999

                      -------------------------------------

                                TABLE OF CONTENTS

                          GENERAL TERMS AND CONDITIONS

Article                                                                                                        PAGE
-------                                                                                                        ----
1        Provision of System.................................................................................... -1-
2        Documents Forming the Entire Contract.................................................................. -2-
3        Definitions............................................................................................ -2-
4        Contract Price........................................................................................ -16-
5        Terms of Payment by Purchaser......................................................................... -20-
6        Contract Variations................................................................................... -23-
6A       Optional Upgrades..................................................................................... -25-
7        Responsibilities for Permits; Compliance with Laws; Hong Kong Cable Station........................... -29-
8        Route Survey.......................................................................................... -31-
9        Acceptance............................................................................................ -32-
10       Warranty.............................................................................................. -36-
11       Contractor Support; Use of Segment for Restoration Protection......................................... -41-
12       Purchaser's Obligations............................................................................... -42-
13       Termination for Default............................................................................... -43-
14       Termination for Convenience........................................................................... -45-
15       Suspension............................................................................................ -47-
16       Title and Risk of Loss................................................................................ -48-
17       Force Majeure......................................................................................... -48-
18       Intellectual Property................................................................................. -49-
19       Infringement.......................................................................................... -55-
20       Safeguarding of Information and Technology............................................................ -56-
21       Export Control........................................................................................ -57-
22       Liquidated Damages.................................................................................... -57-
23       Limitation of Liability/Indemnification............................................................... -58-
24       Counterparts.......................................................................................... -60-
25       Design and Performance Responsibility; Subcontractors................................................. -60-
26       Product Changes....................................................................................... -61-
27       Risk and Insurance.................................................................................... -62-
28       Plant and Work Rules.................................................................................. -65-
29       Right of Access and Review............................................................................ -65-
30       Quality Assurance; First Application.................................................................. -66-
31       Documentation......................................................................................... -67-
32       Training.............................................................................................. -67-
33       Settlement of Disputes/Arbitration/Litigation......................................................... -67-
34       Applicable Law........................................................................................ -69-
35       Notices............................................................................................... -69-
36       Publicity and Confidentiality......................................................................... -70-
37       Assignment............................................................................................ -71-
38       Relationship of the Parties........................................................................... -72-

Article                                                                                                        PAGE
-------                                                                                                        ----
39       Successors Bound...................................................................................... -73-
40       Article Captions; Joint Drafting...................................................................... -73-
41       Severability.......................................................................................... -73-
42       Guarantor............................................................................................. -73-
43       Survival of Obligations............................................................................... -73-
44       Non-Waiver............................................................................................ -73-
45       Language.............................................................................................. -74-
46       Entire Agreement...................................................................................... -74-


Exhibit A         Network Configuration
Exhibit B         Form of Parent Guaranty
Exhibit C         Form of Consent and Agreement
Exhibit D-1       Form of Opinion for Contractor
Exhibit D-2       Form of Opinion for Guarantor
Exhibit E         Form of Escrow Agreement
Exhibit F         First Office Applications
Exhibit G         Subcontractors
Exhibit H         Intellectual Property
Exhibit I         Landing Licenses
Exhibit J         Examples of Contractor Permits
Exhibit K         Examples of Owner Permits
Exhibit L         Form of Supplement
Exhibit M         Form of Indemnity and Confirmation Agreement

                             PROJECT DEVELOPMENT AND
                              CONSTRUCTION CONTRACT

                  This Project Development and Construction Contract ("Contract") is made as of the 17th day of December, 1999 between KDD Submarine Cable Systems Inc., a Japanese corporation organized and existing under the laws of Japan, and having its principal office in Tokyo, Japan (hereinafter "Contractor") and Asia Global Crossing Ltd., a corporation organized and existing under the laws of Bermuda, and having its principal office in Hamilton, Bermuda (hereinafter "Purchaser").

                  WHEREAS, Purchaser desires to establish a fiber optic cable system, to be known as the East Asian Crossing Cable System (hereinafter, and as more fully defined herein, the "System"), which will be used to provide service among the Segments as described in Exhibit A hereto;

                  WHEREAS, Contractor is in the business of designing, constructing, installing, supplying, delivering and manufacturing fiber optic cable systems and is familiar with the general business of the fiber optic cable system industry;

                  WHEREAS, Purchaser seeks to purchase and own the System and wishes to engage Contractor to perform the Work and Upgrade Work; and

                  WHEREAS, Contractor is willing to perform the Work and Upgrade Work on a turn-key, fixed-price basis in accordance with and subject to the terms hereof.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable considerations, receipt of which is hereby acknowledged, it has been agreed as follows:

ARTICLE 1         PROVISION OF SYSTEM

                  In consideration of the Contract Price and the Upgrade Prices, the Contractor hereby agrees to perform the Work and the Upgrade Work, on a turn-key, fixed price basis, and to provide Purchaser with the System meeting the System Performance Requirements on or before the Scheduled RFS Date(s) and the System Upgrades meeting the requirements of Article 6A, all in accordance with the terms hereof.

                  Contractor understands that parts of the System comprising portions of the cable stations in Qingdao, China, and Shima, Japan, are intended to be installed by other contractor(s) (the components of the System described in this sentence are herein referred to as the "Other Facilities"). The Contractor agrees to reasonably cooperate with Purchaser and such other contractor(s), as necessary, including with respect to (i) formulating and carrying out installation, (ii) Contractor's and each such other contractor's obligation to formulate testing procedures and (iii) ensuring that the System properly interoperates with the Other Facilities to which it will be connected; provided that the Contractor shall not be responsible for problems with interoperability within the System caused by equipment installed by such other contractors so long as Contractor has complied with the provisions of this Agreement and of the Technical Volume regarding interoperability, such equipment and such other contractors.

ARTICLE 2         DOCUMENTS FORMING THE ENTIRE CONTRACT

                  This Contract consists of these commercial Terms and Conditions, Exhibits A through M, and the following documents (in the form of attachments, including appendices, attached hereto), which shall be read and construed as part of the Contract:

         - Provisioning Schedule, Appendix 1, Upgrade Provisioning Schedule, Appendix 1A

         -        Billing Schedule, Appendix 2, Upgrade Billing Schedule,
                  Appendix 2A

         -        Plan of Work, Appendix 3, Upgrade Plan of Work, Appendix 3A

         - Invoice Format, Appendix 4, Form of Contractor's Certificate, Appendix 4A

         -        Progress Schedule, Appendix 5, Upgrade Progress Schedule,
                  Appendix 5A

         -        Technical Volume (includes Route Information), Appendix 6

                  In the event of any inconsistency between the Terms and Conditions and the above listed documents, the Terms and Conditions shall prevail. The Appendices listed above have no order of precedence.

ARTICLE 3         DEFINITIONS

                  Terms used herein which are not defined herein, but which have common meanings when used in the telecommunications industry, shall have such common meanings when used herein. Definitions are as described in the specific Articles. Except as otherwise defined the following definitions shall apply throughout the Contract:

                  AAA has the meaning set forth in Sub-Article 33(B).

                  ACCEPTANCE TESTING means (i) with respect to a Segment, a Phase or the System, the tests described in the System Commissioning and Acceptance section of the Technical Volume or developed pursuant to such section by mutual agreement of the Parties (with 15 days prior notice to the Independent Engineer) and designed to verify that such Segment or the System meets the applicable Performance Requirements and
         (ii) with respect to any System Upgrade, the tests described in the System Commissioning and Acceptance section of the Technical Volume or developed pursuant to such section by mutual agreement of the Parties (with 15 days prior notice to the Independent Engineer) and designed to verify that the System Upgrade meets the applicable Performance Requirements.

                  ACCESS RIGHTS means all ownership, easement, wayleaves and/or other property rights, from both private and governmental entities, both on land and below the surface of the water (including, without limitation, agreements to use borepipes, conduits and ducts, install manholes and to lease space in cable stations) necessary to access, use and occupy cable stations and the sites for cable stations (including, without limitation, to land and install the submarine cable and related equipment and to bring such cable from the ocean to the cable stations) in order for the Purchaser to own, operate and maintain the System.

                  ACTUAL KNOWLEDGE means the actual knowledge of any executives with management responsibility for the Contract.

                  AJIGAURA CABLE STATION means the System cable station to be located in Ajigaura, Japan to be built on land to be provided by the Purchaser.

                  ASSIGNMENT has the meaning set forth in Sub-Article 37(A).

                  BANK ESCROW AGENT means The Chase Manhattan Bank or Deutsche Bank, New York Branch, as chosen by Purchaser, in its capacity as escrow agent under the Payment Escrow Agreement, and its successors in such capacity.

                  BANKRUPTCY EVENT means an event specified in Sub-Article 13(A)(3) or 13(A)(4) with Contractor as the "other Party".

                  BILLING MILESTONES means the billing milestones set forth in Appendix 6.

                  BILLING SCHEDULE means a billing schedule attached hereto as Appendix 2.

                  BRANCHING UNIT 1 means the branching unit in Segment B attached to the System off the coast of Taiwan, which would allow the System to be connected to the Shar Fu Cable Station at a location capable of interconnecting with major telecommunications carriers, as more specifically described in the Technical Volume.

                  BRANCHING UNIT 2 means the branching unit in Segment E attached to the System off the coast of Taiwan which would allow the System to be connected to the Shar Fu Cable Station at a location capable of interconnecting with major telecommunications carriers, as more specifically described in the Technical Volume.

                  BRANCHING UNIT 3 means the branching unit in Segment H attached to the System off the coast of Korea, which would allow the System to be connected to the Taean Cable Station at a location capable of interconnecting with major telecommunications carriers, as more specifically described in the Technical Volume.

                  BRANCHING UNIT 4 shall mean the branching unit in Segment J attached to the System off the coast of Korea, which would allow the System to be connected to the Taean Cable Station at a location capable of interconnecting with major telecommunications carriers, as more specifically described in the Technical Volume.

                  CERTIFICATE OF COMMERCIAL ACCEPTANCE means a certificate issued by Purchaser in accordance with Sub-Article 9(D) to Contractor certifying that a Segment, a Phase, the System or a System Upgrade is Ready for Commercial Acceptance.

                  CERTIFICATE OF FINAL ACCEPTANCE means a certificate issued by Purchaser in accordance with Sub-Article 9(E) to Contractor certifying that the System or a System Upgrade is Ready for Final Acceptance.

                  CERTIFICATE OF PROVISIONAL ACCEPTANCE means a certificate issued by Purchaser in accordance with Sub-Article 9(C) to Contractor certifying that a Segment, a Phase, the System or a System Upgrade is Ready for Provisional Acceptance.

                  CIF means cost, insurance and freight, as defined in Incoterms.

                  CODE means the Internal Revenue Code of 1986, as amended from time to time.

                  COMMISSIONING REPORT means a written report from Contractor demonstrating that the System (or a Segment, if Purchaser agrees to accept it) is Ready for Commercial Acceptance or Provisional Acceptance, as the case may be, and has passed all Acceptance Testing and all other acceptance and performance requirements set forth in the System Commissioning and Acceptance section of the Technical Volume.

                  CONFIDENTIAL INFORMATION has the meaning set forth in Sub-Article 36(B).

                  CONSENT means a Consent and Agreement to be entered into among Contractor, Purchaser and the financing parties described in Sub-Article 37(C) and substantially in the form of Exhibit C hereto, with such changes therein as made pursuant to Sub-Article 37(C) hereto.

                  CONTRACT means this agreement, specifically consisting of the documents described in Article 2, and shall be deemed to include any amendments thereto or Contract Variations pursuant to Article 6 (Contract Variations).

                  CONTRACT COUNTRIES means Taiwan, Hong Kong, S.A.R., China, the People's Republic of China, the Republic of Korea and Japan, or any political subdivision thereof or taxing authority therein.

                  CONTRACT PRICE means the Initial Contract Price, plus any variations pursuant to Article 6 (Contract Variations), Taxes as set forth in Sub-Article 4(B) and other adjustments to the Contract Price provided for in this Contract.

                  CONTRACT TAXES has the meaning set forth in Sub-Article
         4(B)(1).

                  CONTRACT VARIATION has the meaning set forth in Sub-Article 6(A).

                  CONTRACTOR means the entity that executed this Contract as the Contractor and that will be responsible for the performance of the Work (and if applicable, Upgrade Work) under this Contract and shall include its permitted successors and/or assigns.

                  CONTRACTOR PERMITS means (i) all permits that the Contractor needs to conduct its business, (ii) all Permits which the Contractor must obtain in order to carry out its operations to perform the Work and (iii) minor and routine construction and building Permits such as licenses to install electricity and plumbing. Exhibit J hereto contains a list of sample Contractor Permits; provided that such list is not meant to be complete or exclusive.

                  DATE OF COMMERCIAL ACCEPTANCE, PROVISIONAL ACCEPTANCE OR FINAL ACCEPTANCE means the date set forth in the Certificate of Commercial Acceptance, Certificate of Provisional Acceptance or Certificate of Final Acceptance, as the case may be; provided, that for purposes of
         Article 22 (Liquidated Damages) only, such date shall be deemed to be the date that Purchaser receives a complete Commissioning Report or an Upgrade Commissioning Report, as the case may be, demonstrating that a Segment, a Phase, the System or a System Upgrade, as the case may be, is Ready for Commercial Acceptance, Ready for Provisional Acceptance or Ready for Final Acceptance in accordance with Article 9 (Acceptance).

                  DEFAULT means an Event of Default or any event, condition or occurrence which with the giving of notice or passage of time or both would be an Event of Default.

                  DELIVERABLE SOFTWARE has the meaning set forth in Sub-Article 18(C).

                  DELIVERABLE SOFTWARE ESCROW has the meaning set forth in Sub-Article 18(H).

                  DELIVERABLE TECHNICAL MATERIAL has the meaning set forth in Sub-Article 18(B).

                  DISPUTE ACCOUNT means the Dispute Account to be created under the Payment Escrow Agreement.

                  EVENT OF DEFAULT has the meaning set forth in Sub-Article
         13(A).

                  EXCLUDED TAX means a Tax described in any of the following clauses:

                  (i) any franchise, excess profits, net worth, capital or capital gains Tax, as well as any Tax on doing business or imposed on net or gross income or receipts (including minimum and alternative minimum Taxes measured by any items of Tax preference), but in each case excluding Taxes that are or are in the nature of sales, use, excise, license, stamp, rental, ad valorem, value added or property Taxes (other than property taxes on property owned by the Contractor and not intended to be incorporated into the System);

                  (ii) any Taxes imposed by a jurisdiction other than one in which (a) the Contractor is or is treated as engaged in activities contemplated by or in fulfillment of the Contract or (b) the Purchaser or its affiliates has a nexus to such jurisdiction and the Tax imposed is attributable to that nexus;

                  (iii) Taxes imposed on the Contractor as a result of Contractor's gross negligence or willful misconduct; or

                  (iv) any import duty, other import related charges, sales or use tax, VAT, consumption tax or property tax imposed by any Non-Contract Country in respect of Supplies brought into such Non-Contract Country for testing, modification or other similar purposes prior to being installed or used outside such Non-Contract Country.

                  EXPEDITED UPGRADE has the meaning set forth in Sub-Article 6A(L).

                  FINAL COMMISSIONING REPORT AND FINAL UPGRADE COMMISSIONING REPORT means a written report from Contractor demonstrating that the System (or a Segment, if Purchaser agrees to accept it) is Ready for Final Acceptance and has passed all Acceptance Testing and all other acceptance and performance requirements set forth in the System Commissioning and Acceptance section of the Technical Volume.

                  FINAL SURVEY REPORT means the final survey report described in the Marine Installation section of the Technical Volume.

                  FOB means free on board as defined in the International Chamber of Commerce, Guide to Incoterms (1990).

                  FORCE MAJEURE has the meaning set forth in Sub-Article 17(A).

                  GLOBAL MARINE means Global Marine Systems Ltd.

                  GUARANTOR means KDD Corporation, a Japanese corporation and the ultimate parent company of the Contractor.

                  GUARANTY means the guaranty to be entered into by the Guarantor in favor of the Purchaser, to be substantially in the form of Exhibit B hereto.

                  HONG KONG CABLE STATION means the System cable station to be located in Hong Kong, S.A.R., China.

                  INCOTERMS means the International Chamber of Commerce, Guide to Incoterms (1990).

                  INDEPENDENT ENGINEER means Conexart Technologies, Inc., or a similarly qualified successor in the capacity as the engineer to the financing sources specified in Sub-Article 37(C) who has agreed to be bound by the confidentiality provisions of this Contract and who is not affiliated with a competitor of Contractor.

                  INFORMATION has the meaning set forth in Sub-Article 20(A).

                  INITIAL CONTRACT PRICE has the meaning set forth in Sub-Article 4(A)(1).

                  INITIAL UPGRADE PRICE has the meaning set forth in Sub-Article 4(A)(2).

                  INSTALLATION INTERVAL has the meaning set forth in Sub-Article 6A(L)(1).

                  INTELLECTUAL PROPERTY has the meaning set forth in Sub-Article 18(A).

                  LANDING COUNTRY(IES) means each country in which the System connects to a cable station.

                  LANDING LICENSES means those licenses comparable to a License to Land and Operate a Submarine Cable System pursuant to the Submarine Cable Landing Act, 47 U.S.C. 34-39, which licenses are specifically described in Exhibit I hereto.

                  LAWS means any laws, ordinances, regulations, rules, orders, proclamations, requirements of governmental authorities or treaties.

                  LUCENT means Lucent Technologies Inc.

                  MANUFACTURING MATERIALS has the meaning set forth in Sub-Article 13(B).

                  NON-CONTRACT COUNTRIES means all countries, or any political subdivision thereof or taxing authority therein, other than the Contract Countries.

                  NON-SHIP COSTS has the meaning set forth in Sub-Article 10(A)(2).

                  NOTICE OF TERMINATION has the meaning set forth in Sub-Article 14(A).

                  OWNER PERMITS means all Permits required to be obtained from governmental authorities pursuant to Laws that the Purchaser needs to own and operate the System and which the Purchaser would have had to obtain if it were constructing the System itself. Exhibit K contains a sample list of Owner Permits; provided that such list is not meant to be complete or exclusive.

                  PARTY(IES) means either of the Purchaser and/or the Contractor, as appropriate.

                  PAYMENT ESCROW AGREEMENT means that escrow agreement to be entered into among the Contractor, Purchaser, and the Bank Escrow Agent, substantially in the form of Exhibit E hereto, with such changes therein as are reasonably requested by the Bank Escrow Agent, as amended modified or supplemented from time to time.

                  PERFORMANCE REQUIREMENTS means (i) with respect to a Segment, a Phase or the System, the applicable System Performance Requirements set forth or to be developed by mutual agreement pursuant to the Transmission Performance section of the System

         Description section of the Technical Volume, (ii) with respect to any System Upgrade, the System Performance Requirements set forth in or to be developed by mutual agreement pursuant to the Technical Volume or
         (iii) in each case, such other Segment, Phase, System or System Upgrade performance levels as mutually agreed by the Parties, including the System acceptance limits included in the impairment budgets.

                  PERMITS means all Access Rights, permits, pipeline and cable crossing agreements, approvals, "no objections", permissions-in-principle, authorizations, consents, customs clearances, registrations, certificates, rights-of-way, certificates of occupancy, licenses, including without limitation, export and import licenses and similar authorizations, landing permits, orders, vessel and crew authorizations/visas, permission for the operation of navigational aids and radio systems and similar authorizations necessary to complete the Work and operate and maintain the System (other than any of the foregoing (i) relating to the ownership, operation and maintenance by Purchaser of the System and not necessary until after the System is Ready for Final Acceptance, (ii) which is or would be needed by Purchaser to engage in any business outside the business of developing, owning and operating a submarine cable system or (iii) which is or would be needed at any time by any purchaser or lessee of capacity on the System). Permits include all of the foregoing whether required to be obtained from governmental entities or private parties. The term Permits includes all Contractor Permits and all Owner Permits, but excludes Purchaser Permits.

                  PHASE 1A means Segments A and C and that portion of Segment B containing Branching Unit 1 and the ten (10) kilometers of stubbed cable from Branching Unit 1 towards the Shar Fu Cable Station, all as more fully described in the Technical Volume.

                  PHASE 1A PRICE has the meaning set forth in Sub-Article 4(A).

                  PHASE 1B means Segment B (less that portion included in Phase
         1A), Segments D, E (including Branching Unit 2), F, G, H (including Branching Unit 3), I, J (including Branching Unit 4), K and L, all as more fully described in the Technical Volume.

                  PHASE 1B PRICE has the meaning set forth in Sub-Article 4(A).

                  PLAN OF WORK means the Plan of Work attached as Appendix 3 hereto.

                  PROVISIONING SCHEDULE means the price schedule attached hereto in Appendix 1.

                  PURCHASER means Asia Global Crossing Ltd. and shall include its permitted successors and assigns.

                  PURCHASER HINDRANCE has the meaning set forth in Article 12 hereof.

                  PURCHASER PERMITS means, collectively, all Landing Licenses.

                  QINGDAO CABLE STATION means the System cable station to be located in Qingdao, China, which shall be furnished by Purchaser.

                  READY FOR COMMERCIAL ACCEPTANCE means

                  (i)      for any Segment, that

                           (a) if the Phase including such Segment is not at the same time also Ready for Commercial Acceptance, the Purchaser has consented, in its sole discretion, to accept such Segment as Ready for Commercial Acceptance,

                           (b)      such Segment has been substantially
                                    completed and has the ability to carry
                                    commercial traffic between the two landing points of such Segment meeting performance criteria of ITU-T G.826 as defined in the System Performance section of the Technical Volume and has line monitoring and protection switching capability,

                           (c) Contractor has tested and provided for STM-1 and/or STM-16 interconnectivity capability to the Segment terminal equipment according to ITU-T G.826 or, if a different interface rate is used, an equivalent standard,

                           (d) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it, and

                           (e) all Permits are obtained for such Segment, and copies of such Permits with English translations are delivered to Purchaser, and


                  (ii)     for any Phase, that

                           (a) such Phase has been substantially completed and has the ability to carry commercial traffic operating at 20 Gb/s per fiber pair on four fiber pair between the various landing points of such Phase meeting performance criteria of ITU-T G.826 as defined in the System Performance section of the Technical Volume, has line monitoring and per Segment protection switching capability and has network management capability,

                           (b) Contractor has tested and provided for STM-1 and/or STM-16 interconnectivity capability to the System terminal equipment according to ITU-T G.826 or if a different interface rate is used, an equivalent standard,

                           (c) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it, and

                           (d) all Permits are obtained for such Phase, copies of such Permits with English translations are delivered to Purchaser, and

                  (iii)    for the System, that

                           (a) the System has been substantially completed and has the ability to carry commercial traffic throughout the System (operating at 20 Gb/s per fiber pair on four fiber pair) meeting performance criteria of ITU-T G.826 as defined in the System Performance section of the Technical Volume, has line monitoring and per Segment protection switching capability and has network management capability,

                           (b) Contractor has tested and provided for STM-1 and/or STM-16 interconnectivity capability to the System terminal equipment according to ITU-T G.826, or, if a different interface rate is used, an equivalent standard,

                           (c) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it,

                           (d) all Permits are obtained for the System, and copies of such Permits with English translations are delivered to Purchaser, and

                           (e) the System has self-healing ring protection capability, and

                  (iv) for any System Upgrade, the System is Ready for Commercial Acceptance at the capacity specified for such System Upgrade.

                  READY FOR FINAL ACCEPTANCE means

                  (i)      for the System, that

                           (a)(I) the System has successfully and continuously (other than by reason of Force Majeure in which case the test period shall be extended for a time period agreed between the Parties) functioned in compliance with the System Performance Requirements during the period of ninety (90) consecutive days after the Date of Provisional Acceptance, or

                           (II) if the System shall have failed to meet the System Performance Requirements at any time during such period (other than by reason of Force Majeure), the Contractor has corrected such failure and the System has successfully and continuously (other than by reason of Force Majeure in which case the test period shall be extended for a time period agreed between the Parties) functioned in compliance with the System Performance Requirements for such additional period of time not to exceed ninety (90) days (and not to end prior to the date ninety (90) days after the Date of Provisional Acceptance) as reasonably determined by the Purchaser as being sufficient to confirm that such failure has been corrected and that no other failures are likely to appear,

                           (b) all deficiencies noted in the Certificate of Provisional Acceptance have been corrected (other than minor deficiencies which will not affect the operation of the System, in respect of which an equitable adjustment to the Contract Price will be made), and

                           (c) Contractor has complied in all material respects with Article 18 (Intellectual Property), and

                  (ii)     for any System Upgrade, that

                           (a)(I)   the System Upgrade has successfully
                                    functioned in compliance with the System
                                    Performance Requirements during the period of ninety (90) days after the Date of Provisional Acceptance of the System Upgrade, or

                           (II) if the System Upgrade shall have failed to meet the System Performance Requirements during such period, the Contractor has corrected such failure and the System Upgrade has successfully functioned in compliance with the System Performance Requirements for such additional period of time not to exceed ninety (90) days as reasonably determined by the Purchaser as sufficient to confirm that such failure has been corrected, and

                           (b) all deficiencies noted in the Certificate of Provisional Acceptance have been corrected (other than minor deficiencies which will not affect the operation of the System, in respect of which an equitable adjustment of the Contract Price will be made), and

                           (c) Contractor has complied in all material respects with Article 18 (Intellectual Property).

                  READY FOR PROVISIONAL ACCEPTANCE means

                  (i)      with respect to any Segment,

                           (a) if the Phase including such Segment is not, at the same time, also Ready for Provisional Acceptance, the Purchaser has consented, in its sole discretion, to accept such Segment as Ready for Provisional Acceptance,

                           (b) such Segment is complete in all material respects (and in any event is Ready for Commercial Acceptance),

                           (c) the results of Acceptance Testing of such Segment demonstrate that such Segment has satisfied the System Performance Requirements,

                           (d) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it,

                           (e) all Permits are obtained for such Segment, and copies of such Permits with English translations are delivered to Purchaser, and

                  (ii) with respect to any Phase, such Phase is complete in all material respects (and in any event is Ready for Commercial Acceptance), all Segments of such Phase are Ready for Provisional Acceptance with per Segment protection capability, line monitoring and network management capability,

                  (iii) with respect to the System, the System is complete in all material respects (and in any event is Ready for Commercial Acceptance), all Segments are Ready for Provisional Acceptance with per Segment protection capability, line monitoring and network management capability and self-healing ring protection capability, and

                  (iv) with respect to any System Upgrade, the results of Acceptance Testing of such System Upgrade demonstrate that such System Upgrade is complete in all material respects and is sufficient to realize the Performance Requirements.

                  REPRESENTATIVES has the meaning set forth in Article 36(B).

                  RETAINAGE means (a) in the case of the System, an amount equal
         to*    of the Initial Contract Price and (b) in the case of each System
         Upgrade, an amount equal to*    of the Initial Upgrade Price.

                  RETESTING has the meaning set forth in Sub-Article 9(B)(3).

                  ROUTE SURVEY means the route survey described in the Route Survey, Cable Loading and Marine Operations section of the Technical Volume.

                  SCHEDULED PHASE 1A RFS DATE has the meaning set forth in Sub-Article 9(A).


* Material omitted and separately filed with the Commission under an application for confidential treatment.

                  SCHEDULED PHASE 1B RFS DATE has the meaning set forth in Sub-Article 9(A).

                  SCHEDULED RFS DATE(S) means any of the Scheduled Phase 1A RFS Date, the Scheduled Phase 1B RFS Date and/or the Scheduled System RFS Date.

                  SCHEDULED SYSTEM RFS DATE has the meaning set forth in Sub-Article 9(A).

                  SCHEDULED UPGRADE DATE means for any System Upgrade, the date by which the Contractor agrees such System Upgrade will be Ready for Provisional Acceptance or Commercial Acceptance.

                  SEGMENT means any of Segments A through L.

                  SEGMENT A means the portion of the System containing the Shima Cable Station and the four fiber pair facility from Shima, Japan to Branching Unit 1.

                  SEGMENT B means the portion of the System containing the Shar Fu Cable Station and the four fiber pair facility from and including Branching Unit 1 to Shar Fu, Taiwan and landing in Shar Fu in a location capable of interconnecting with major telecommunications carriers.

                  SEGMENT C means the portion of the System containing the four fiber pair facility from Branching Unit 1 to Lantau Island, Hong Kong, S.A.R., China and landing in Lantau Island in a location capable of interconnecting with major telecommunications carriers and that portion of the Hong Kong Cable Station necessary to operate Segment C as a part of Phase 1A.

                  SEGMENT D means the portion of the System containing the Hong Kong Cable Station, less the portion thereof delivered as part of Segment C, and the four fiber pair facility from Hong Kong, S.A.R., China to Branching Unit 2.

                  SEGMENT E means the portion of the System containing the four fiber pair facility from and including Branching Unit 2 to Shar Fu, Taiwan and landing in Shar Fu in a location capable of interconnecting with major telecommunications carriers.

                  SEGMENT F means the portion of the System containing the four fiber pair facility from Branching Unit 2 to Qingdao, China and landing in Qingdao in a location capable of interconnecting with major telecommunications carriers.

                  SEGMENT G means the portion of the System containing the Qingdao Cable Station and the four fiber pair facility from Qingdao, China to Branching Unit 3.

                  SEGMENT H means the portion of the System containing the two fiber pair facility from and including Branching Unit 3 to Taean, Korea and landing in Taean in a location capable of interconnecting with major telecommunications carriers.

                  SEGMENT I means the portion of the System containing the two fiber pair facility from Branching Unit 3 to Branching Unit 4.

                  SEGMENT J means the portion of the System containing the Taean Cable Station and the two fiber pair facility from and including Branching Unit 4 to Taean, Korea and landing in Taean in a location capable of interconnecting with major telecommunications carriers.

                  SEGMENT K means the portion of the System containing the four fiber pair facility from Branching Unit 4 to Ajigaura, Japan and landing in Ajigaura, in a location capable of interconnecting with major telecommunications carriers.

                  SEGMENT L means the portion of the System containing the Ajigaura Cable Station and the four fiber pair facility from Ajigaura, Japan to Shima, Japan and landing in Shima in a location capable of interconnecting with major telecommunications carriers.

                  SHAR FU CABLE STATION means the System cable station to be located in Shar Fu, Taiwan.

                  SHIMA CABLE STATION means the cable station to be located in Shima, Japan, which shall be furnished by Purchaser.

                  SHIP COSTS has the meaning set forth in Sub-Article 10(A)(2).

                  SHIP PERIOD has the meaning set forth in Sub-Article 10(A).

                  SOFTWARE ESCROW AGREEMENT means the escrow agreement described in Sub-Article 18(H).

                  SUBCONTRACTOR means a contractor, vendor, supplier, licensor or other person having a direct or indirect contract with the Contractor or with any other Subcontractor of the Contractor who has been hired specifically to assist the Contractor in certain specified areas of its performance of its obligations under this Contract including, without limitation, performance of any part of the Work.

                  SUPPLIES means any and all materials, plant, machinery, equipment, hardware and items supplied by the Contractor under this Contract.

                  SUSPENSION means a suspension in all or part of the Work pursuant to Sub-Article 15(A) or 15(B).

                  SYSTEM means the fiber optic cable system as described in Exhibit A and the Technical Volume.

                  SYSTEM PERFORMANCE REQUIREMENTS has the meaning set forth in
         Section 2 of the Technical Volume.

                  SYSTEM UPGRADE has the meaning set forth in Sub-Article 6A(A).

                  TAEAN CABLE STATION means the cable station to be located in Taean, Korea.

                  TAX means any tax, duty, levy, charge or custom (including, without limitation, any sales or use tax, VAT or octroi duty relating to the Contract items and fiscal stamps connected with Contract legalization) imposed or collected by any taxing authority or agency (domestic or foreign).

                  TECHNICAL VOLUME means the Technical Volume attached hereto as Appendix 6.

                  TRANSFEREE means any entity to which Purchaser assigns rights hereunder pursuant to Sub-Article 37(D) hereof.

                  UPGRADE BILLING SCHEDULE means the billing schedule attached hereto as Appendix 2A.

                  UPGRADE COMMISSIONING REPORT means a written report from Contractor demonstrating that a System Upgrade is Ready for Commercial Acceptance or Provisional Acceptance, as the case may be, and has passed all Acceptance Testing and all other acceptance and performance requirements set forth in the System Commissioning and Acceptance section of the Technical Volume.

                  UPGRADE OPTION PERIOD has the meaning set forth in Sub-Article 6A(B).

                  UPGRADE PERIOD has the meaning set forth in Sub-Article 6A(E).

                  UPGRADE PLAN OF WORK means the plan of work attached hereto as Appendix 3A.

                  UPGRADE PRICE means, for any System Upgrade, the Initial Upgrade Price for such System Upgrade, plus any variations pursuant to
         Article 6 (Contract Variations), Taxes as set forth in Sub-Article 4(B) and other adjustments to such Upgrade Price provided for in this Contract.

                  UPGRADE PROVISIONING SCHEDULE means the provisioning schedule attached hereto as Appendix 1A.

                  UPGRADE WARRANTY PERIOD has the meaning set forth in Sub-Article 10(A).

                  UPGRADE WORK means the activities and services to be performed or provided by Contractor under Article 6A (Optional Upgrades).



         *



                  WARRANTY PERIOD has the meaning set forth in Sub-Article
         10(A).

                  WORK means all activities and services (other than the activities and services specified in this Contract to be provided by Purchaser) necessary to be performed or provided in developing, planning, engineering, designing, manufacturing, constructing, delivering, installing and testing the System until the System is Ready for Final Acceptance, including without limitation, designating, coordinating and obtaining all Permits, except for the Purchaser Permits. Whether or not used in conjunction with the term "Supplies", the term "Work" shall always be deemed to include the provision of the relevant Supplies, unless the context requires otherwise.

                  YEAR 2000 COMPLIANT means, when used with respect to any software or materials, that such software or materials will operate accurately and, without interruption, accept, possess and in all manner retain full functionality when referring to, or involving, any year or date in the twentieth or twenty first centuries.

ARTICLE 4         CONTRACT PRICE

         A.       Contract Price

                  1.       The initial Contract Price for the Work, in United
                           States Dollars (US$) is a fee of       *      (the
                           "Initial Contract Price") which is composed of the
                           Phase 1A Price of    *     (the "Phase 1A Price")
                           and the Phase 1B price of      *      (the "Phase 1B
                           Price). The Initial Contract Price does not include the cost of optional upgrades which are described in
                           Article 6A (Optional Upgrades), any contract variations as provided for in Article 6 (Contract Variations) or any Taxes. The Initial Contract Price includes all charges for CIF and all costs and expenses incurred in obtaining all Permits (including Access Rights).

                  2. The initial Upgrade Price for any Upgrade Work, in United States Dollars (US$) is the fixed fee set forth in Sub-Article 6A(G), payable as set forth in Appendix 2A (the "Initial Upgrade Price"). No Initial Upgrade Price includes the cost of any contract variations as provided for in Article 6 (Contract Variations) or any Taxes.


* Material omitted and separately filed with the Commission under an application for confidential treatment.

                  3.       (a)      The Provisioning Schedule sets forth the
                                    Contractor's breakdown of the Initial
                                    Contract Price among various aspects of the Work. If the actual cost of any aspect of the Work is greater or less than that set forth in the Provisioning Schedule, such fact shall not cause any change in the Initial Contract Price.

                           (b) At its discretion, the Purchaser may direct the Contractor to deliver either Universal Joints conforming to qualified Universal Jointing Consortium Technology or Contractor proprietary joints as spares, in such quantities as provided in the Provisioning Schedule; such direction may be given during the course of the Work, but not later than such date as the Parties shall mutually agree, and such direction, whichever spare joint type is selected, shall not cause any change in the Initial Contract Price.

                  4. Without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, the Contractor shall not arrange for any

                           (a) Access Right which requires payments to be made by the Purchaser or made after the System is Ready for Provisional Acceptance, or

                           (b) Permit which requires aggregate payments in excess of $250,000 to be made by Purchaser or made after the System is Ready for Provisional Acceptance.

                  5. The Contractor and the Purchaser will share equally the costs and expenses of the Payment Escrow Agent.

         B.       Taxes, Levies and Duties

                  1. The Initial Contract Price and each Initial Upgrade Price, as stated in Sub-Article 4(A) above, excludes any Tax. The Contract Price and each Upgrade Price shall without duplication be adjusted for any Tax imposed on or in connection with this Contract (including, without limitation, the execution and delivery of this Contract, the Work, the Upgrade Work and the Supplies, but excluding any Excluded Taxes) (any such Taxes, other than Excluded Taxes, are hereinafter referred to as "Contract Taxes"). Contractor has provided a good faith estimate of the Contract Taxes payable by the Purchaser; it being understood that the Contractor shall have no liability under this Contract or otherwise to the Purchaser for any errors or omissions in such estimate or any losses arising therefrom. The Contractor shall be responsible for any Excluded Tax that might be incurred by the Contractor as well as any Tax described in clause (iv) of the definition of Excluded Tax.

                  2. The Purchaser will be ultimately responsible for the payment of all Contract Taxes (including, without limitation, Contract Taxes that are VAT, octroi duties relating to Contract items and fiscal stamps, etc. connected with Contract legalizations to the authorities in their countries). In the case of any Contract Taxes paid by the Contractor, the Contractor shall submit payment on the Purchaser's behalf and Contractor will be reimbursed by the Purchaser in accordance with Article 5 (Terms of Payment by Purchaser).

                  3. The Contractor agrees to use reasonable efforts, including, without limitation, by registering for VAT and any applicable sales Taxes in any country, state or other jurisdiction where legally required, to cooperate with and assist Purchaser in its efforts
                           (i) to have Supplies which are the subject of this Contract made exempt from Contract Taxes, whether in the manufacture of the Supplies or related to the importation or location or installation of the Supplies, (ii) to request revisions, drawbacks, remissions, reclassifications or the like to the jurisdictions identified by the Purchaser; or (iii) to reduce or eliminate Contract Taxes (including the provision of applicable certifications and forms) and to obtain any available refunds of Contract Taxes, provided that the Contractor shall not be required to act other than in accordance with the relevant Laws then in force. The Purchaser shall reimburse the Contractor, in accordance with Article 5, for any reasonable costs (including the reasonable fees and expenses of legal counsel, accountants and other advisors) incurred by the Contractor under this Sub-Article 4(B)(3), provided that Purchaser was notified and has consented to the incurrence of such costs, fees and expenses. Contractor shall not be required to cooperate with and assist Purchaser in its efforts under this Sub-Article 4(B)(3) or to take any action hereunder which in the Contractor's good faith judgment would incur any costs or if in Contractor's good faith judgment it would be advisable to obtain the advice of counsel, accountants or other advisors prior to cooperating with or assisting purchaser or taking any action, unless in each case, Purchaser has agreed to reimburse Contractor under the foregoing proviso.

                  4. Prior to the Date of Provisional Acceptance with respect to a Phase, the System or any System Upgrade, the Contractor shall provide evidence of having made all payments for Taxes included in the Contract Price or Upgrade Price or described in clause (iv) of the definition of Excluded Taxes, other than VAT due on payments of the Contract Price or Upgrade Price made on or after the Date of Provisional Acceptance of the System or System Upgrade, which evidence shall be provided within sixty (60) days of the date of each such payment.

                  5. As part of Work or any Upgrade Work, the Contractor shall obtain at its expense, on Purchaser's behalf, any import license or other official authorization and carry out all customs formalities necessary for the importation or exportation of goods in connection with such Work or Upgrade Work. With respect to each Contract Country, the Purchaser agrees to be the Importer or Exporter of Record or designate an Importer or Exporter of Record/Consignee on its behalf, unless, in either case, in the Purchaser's reasonable opinion such action could expose the Purchaser to a possible material burden or risk, in which case Contractor or an affiliate shall be the Importer or Exporter of Record; provided that if Contractor or an affiliate is not legally permitted by the laws of the relevant jurisdiction to be Importer or Exporter of Record, Purchaser and Contractor agree to discuss a mutually agreeable solution. Purchaser must provide a Letter of Authorization from any third party designate stating it agrees to be the Importer or Exporter of Record on Purchaser's behalf and identify the name and address of the designated Importer or Exporter of Record.

                  6. The Supplies to be installed or held on land shall be delivered to the agreed point at the named place of destination and shall be consigned to the Purchaser.

         C.       Withholding Tax

                  1. If withholding for any Tax is required in respect of any payment to the Contractor, the Purchaser shall
                           (i) withhold the appropriate amount from such payment, (ii) pay such amount to the relevant authorities in accordance with the applicable Laws and (iii) in the case of any such withholding in respect of a Contract Tax (other than any withholding that would not have been required if the Contractor had satisfied its other Tax payment obligations) and subject to the Contractor's satisfying the obligations set forth in the last sentence of this Sub-Article 4(C)(1), pay the Contractor an additional amount such that the net amount received by the Contractor is the amount the Contractor would have received in the absence of such withholding. In such a case, the Purchaser shall provide to the Contractor, as soon as reasonably practicable, a certified copy of an official tax receipt for any Tax which is retained from any payment due to the Contractor or for any Tax which is paid on behalf of the Contractor. All such receipts shall be in the name of the Contractor. The Contractor agrees to complete accurately and timely provide to the Purchaser or, if required, to the applicable Taxing authority, such forms, certifications or other documents as may be requested in timely manner by Purchaser, in order to allow it to make payments to the Contractor without any deduction or withholding on account of withholding Taxes (or at a reduced rate thereof) or to receive a refund of any amounts deducted or withheld on account of withholding Taxes.

                  2. If the Contractor shall become aware that it is entitled to receive a refund or credit from a relevant taxing or governmental authority in respect of a

                           Contract Tax as to which the Purchaser has paid an additional amount pursuant to Sub-Article 4(C)(1) above, the Contractor shall promptly notify the Purchaser of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Purchaser (whether as a result of notification that it has made to the Purchaser or otherwise), make a claim to such taxing or governmental authority for such refund or credit at the Purchaser's expense. If the Contractor receives a refund or credit in respect of a Contract Tax as to which the Purchaser has paid an additional amount pursuant to Sub-Article 4(C)(1) above, or if, as a result of the Purchaser's payment of such additional amounts, the Contractor or any other member of an affiliated group, as defined in section 1504(a) of the Code, of which the Contractor is a member, receives a credit against Taxes imposed on its income or franchise taxes imposed on it by the country under the laws of which it is organized or any political subdivision thereof, the Contractor shall promptly notify the Purchaser of such refund or credit and shall within 30 days from the date of receipt of such refund or benefit of such credit pay over the amount of such refund or benefit of such credit (including any interest paid or credited by the relevant taxing or governmental authority with respect to such refund or credit) to the Purchaser (but only to the extent of the additional payments made by the Purchaser under Sub-Article 4(C)(1) above with respect to the Contract Tax giving rise to such refund or credit), net of all out-of-pocket expenses of the Contractor which it would not have incurred but for the application of this paragraph; provided, however, that the Purchaser, upon the request of the Contractor agrees to repay the amount paid over to the Purchaser (plus penalties, interest or other charges due to the appropriate authorities in connection therewith) to the Contractor in the event the Contractor is required to repay such refund or credit to such relevant authority.

ARTICLE 5         TERMS OF PAYMENT BY PURCHASER

         A.       General Conditions of Payment

                  1. All payments shall be made and all invoices shall be rendered in US Dollars (US$). The Purchaser shall be responsible for and shall pay all costs and fees for payment, as well as the banking and wiring costs. All banking documents and correspondence must be in English.

         B.       Invoice Procedures

                  1. All invoices for Work shall be submitted according to the Billing Schedule, provided, that the appropriate Billing Milestones have been achieved. All invoices for Work shall have a certificate in the form of Appendix 4A attached.

                  2. Any Contract Variations shall be invoiced and paid in accordance with the terms of the Contract Variation as specified in Article 6 (Contract Variations).

                  3. Invoices for Upgrade Work shall be submitted according to the Upgrade Billing Schedule and shall be paid in accordance with this Article 5.

                  4. Invoices for amounts not described in Sub-Sections 1 through 3 above, which may become payable hereunder, shall be submitted after applicable costs have been incurred or such other time as may be specified in this Contract, and shall be accompanied by a certificate of the Contractor explaining such amount and certifying that it is payable.

                  5. The Contractor shall render all invoices to the following address or facsimile number:

                                    Asia Global Crossing Ltd.
                                    Wessex House, 2nd Floor
                                    45 Reed Street
                                    Hamilton, HM12, Bermuda
                                    Facsimile:  (441) 296-8606
                                    Telephone:  (441) 296-8600
                                    Attn:  Robert Klug

                           with a copy to the Independent Engineer.

         C.       Payment Procedures

                  1. The Purchaser shall pay the Contractor, and the Contractor shall accept payment, in accordance with this Article 5 (Terms of Payment by Purchaser). Purchaser agrees to pay an initial payment to
                           Contractor in the amount of     *      . Within three
                           business days of the later of the time (i) this Contract is executed and delivered by all Parties and
                           (ii) the conditions set forth in Article 42 hereof are fulfilled by the Parties, the first portion of
                           the initial payment, in the amount of      *       ,
                           shall be paid by Purchaser to Contractor. Failure to receive this payment shall entitle Contractor, upon 5 business days' notice to Purchaser of intent to suspend, to immediately suspend Work hereunder. The second portion of the initial payment, in the amount
                           of      *      , shall be paid by Purchaser 56 days
                           after payment of the first portion of the initial payment.

                  2. Invoices given to the Purchaser (and the Independent Engineer) on or before the last day of any month shall, subject to Sub-Article 5(C)(5) below, be due and payable on the last day of the next month or such other time as may be specified in this Contract.


     *Material omitted and separately filed with the Commission under an application for confidential treatment.

                  3. Invoices not paid when due shall accrue late payment charges from the day, following the day, on which payment was due until the day on which it is paid. Invoices for such late payment charges shall not be issued for an amount less than U.S. $1,000. Late payment charges shall be computed at the rate of one percent (1%) per month calculated on a daily basis.

                  4. In the event that the Purchaser has an objection to any invoice or other payment obligation or any amount owing by Contractor to Purchaser shall not have been paid when due, the Purchaser shall promptly notify the Contractor of such objection and such amount, and the Purchaser and Contractor shall make every reasonable effort to settle promptly the dispute concerning the payment(s) in question. In the event such dispute is not settled within ninety (90) days of notification of objection, the Contractor and the Purchaser will promptly execute and deliver a Payment Escrow Agreement substantially in the form of Exhibit E hereto, with such changes therein as the Bank Escrow Agent may reasonably request, and the Purchaser will have the right to withhold payment of the disputed amount(s) (or withhold from the invoice amount a sum equal to the amount purportedly owing by Contractor) so long as it deposits, in full, such disputed amount(s) into the Dispute Account.

                           (a) Provided such disputed amount is placed into the Dispute Account in a timely manner, the Purchaser shall not be deemed to be in breach of or in default for failing to pay Contractor and the Contractor shall continue to perform all of its obligations hereunder.

                           (b) The Bank Escrow Agent will distribute the disputed amount in accordance with the terms of the Payment Escrow Agreement.

                           (c) In addition, the prevailing Party shall be entitled to receive from the Dispute Account an amount equal to the interest earned by the Bank Escrow Agent on the distributed, disputed amount, which shall be distributed by the Bank Escrow Agent under clause (b) above.

                           The Contractor and the Purchaser will share equally the costs and expenses of the Bank Escrow Agent.

                  5. The Purchaser shall make timely payments for that portion of the invoice not in dispute in accordance with Sub-Article 5(C) or such payments will be assessed extended payment charges as set forth in Sub-Article 5(C)(4). Pending resolution of the dispute, the Purchaser may not withhold payment (unless also subject to dispute) on any other invoice concerning different goods and/or services submitted by Contractor.

                  6. The Retainage for the System, or any System Upgrade shall be invoiced on the Date of Final Acceptance of the System, or such System Upgrade, as the case may be and shall be payable as set forth in Sub-Article 5(C)(2).

ARTICLE 6         CONTRACT VARIATIONS

         A. Either Party may request, during construction of the System or any System Upgrade, by written order, a contract variation ("Contract Variation") requiring additions or alterations to, deviations or deductions from the System or System Upgrade. If the other Party consents, in its sole discretion, this change will be formalized as an amendment to this Contract by a Contract Variation; provided, that the Contractor will not unreasonably withhold its consent to a Contract Variation requested by the Purchaser; and provided further, that Purchaser will not unreasonably withhold its consent to a Contract Variation requested by the Contractor so long as such Contract Variation does not affect the Contract Price, any Upgrade Price, any Scheduled RFS Date, any Scheduled Upgrade Date, any warranties or the Performance Standards.

         B. A Contract Variation shall not become effective unless and until the price adjustment, the terms and schedule of payment and the extension of time and all other terms have been mutually agreed upon by the Parties (and the Parties shall act reasonably and in good faith in connection with all such terms) and such Contract Variation is signed by an authorized representative of each Party. Each Contract Variation shall be incorporated as an amendment to the Contract.

         C. Contractor may seek a Contract Variation for any change, after the date hereof, of any Law (except those, and to the extent, affecting only Taxes or wages) which requires a change in the Work or the Upgrade Work or affects the costs (other than wages) incurred or to be incurred by the Contractor or any combination of the foregoing and Purchaser shall agree to any such change in Work or Upgrade Work as may be required and to an equitable adjustment to the Contract Price or the applicable Upgrade Price; provided, that the Contractor shall not be entitled to any increase in the Contract Price for any change of Law resulting from any act or omission of Contractor. As of the date hereof, neither Party has Actual Knowledge of any proposed change in any Law that would require a change in the Work or the Upgrade Work.

         D. The Initial Contract Price is based on the assumption that the SDH low speed interconnect configuration shall be as set forth in the System Description section of the Technical Volume. Purchaser may elect to change such configuration by eliminating, replacing or adding optical interfaces and SDH equipment each with respect to one or more Segments, where all such elections (i.e. eliminations, replacements or additions of optical interfaces) to such interconnect configuration shall be implemented using equipment as listed in the Provisioning Schedule or as otherwise mutually agreed by the Parties. If Purchaser makes any such election, both Parties shall agree to an equitable adjustment, up or down, based on the prices set forth in the Provisioning Schedule, to the Contract Price and/or the Scheduled RFS Date, as necessary for each such election. The equitable adjustment shall take into account the actual costs incurred by Contractor, including but not limited to, costs associated with canceling firm commitments.

         E. The Initial Contract Price is based on the assumption that the land provided by Purchaser for the Ajigaura Cable Station is adequate for the construction of a cable station. If Contractor and Purchaser determine that such land is not adequate for construction of a cable station, Contractor and Purchaser agree to negotiate, in good faith, a Contract Variation, which will provide for Contractor to acquire suitable land in the near vicinity of the existing PC-1 cable station in Ajigaura so that such PC-1 cable station and the proposed Ajigaura Cable Station may be appropriately connected by Contractor at a reasonable cost. Such Contract Variation will provide for an equitable adjustment to the Contract Price and/or the Scheduled Phase 1B RFS Date, as necessary.

         F. The Initial Contract Price is based on the configuration set forth in Exhibit A. Purchaser, at its option, may elect to change such configuration, including but not limited to, for example, by eliminating any landing in mainland China and the Qingdao Cable Station, by the Purchaser provision of the Taean Cable Station, or by moving the Phase 1B landing site in Japan from Ajigaura to Maruyama. If Purchaser makes any such election, both Parties shall agree to an equitable adjustment, up or down, based on the prices set forth in the Provisioning Schedule, to the Contract Price and/or the Scheduled RFS Date, as necessary for each such election. The equitable adjustment shall take into account the actual costs incurred by Contractor, including but not limited to, costs associated with canceling firm commitments.

         G. The Initial Contract Price is based on the assumption that conventional Forward Error Correction ("FEC"), as more fully described in the Technical Volume, will initially be used for Phase 1A if the development of high gain FEC ("Super FEC"), as more fully described in the Technical Volume, is not completed in time, in the reasonable judgment of Contractor and Purchaser, to be used for Phase 1A. Conventional FEC may also be used for up to 80Gb/s capacity in Phase 1B, if Super FEC is not available at the time. Conventional FEC equipment provided either in Phase 1A or Phase 1B will be replaced with Super FEC equipment, as required to meet Performance Requirements, when such equipment becomes available within a time frame to be mutually agreed upon by Purchaser and Contractor. The replacement of conventional FEC with Super FEC, on Phase 1A and/or Phase 1B if required, will be at Contractor's sole cost and expense. In implementing Super FEC, as required, Contractor will not impair service of existing System traffic. If necessary, Contractor, upon receiving authorization from Purchaser, will arrange for the rerouting of traffic on a service path on the installed System to a protection path on the installed System in order to implement the System Upgrade so as not to incur traffic disruption. Contractor will remove and will retain all Conventional FEC equipment that is replaced with Super FEC.

         H. This Contract contemplates that Contractor will acquire all Access Rights for the System (except for the land used for the Other Facilities and for the Ajigaura Cable Station) and upon acceptance of the Segment or Phase containing such Access Rights pursuant to Article 9 hereof, title to such Access Rights will vest in Purchaser and risk of loss shall transfer, all in accordance with Article 9(F) hereof. If Purchaser reasonably determines that for any reason it is advantageous to Purchaser (for example, for tax or regulatory reasons) for Purchaser to acquire ownership of any Access Rights (which may be as owner, lessee or easement holder, etc.) prior to such acceptance, then Contractor shall cause such ownership to be transferred to Purchaser rather than acquired or held by Contractor. In each such case Contractor shall deliver an Indemnity and

Confirmation Agreement substantially in the form attached as Exhibit M hereto. If Contractor obtains Actual Knowledge that such ownership would be advantageous to Purchaser, Contractor will promptly so notify Purchaser.

ARTICLE 6A        OPTIONAL UPGRADES

         A. This Article includes the terms and conditions governing an option for future upgrades to the System (each a "System Upgrade") that may be exercised by Purchaser during the Upgrade Option Period.

         B. The option period ("Upgrade Option Period") during which Purchaser
may place orders to upgrade the System shall end   *   years after the Date of
Final Acceptance of the System and shall commence with respect to System Upgrades on June 16, 2001; provided that Contractor will not be required to complete a System Upgrade prior to the Date of Commercial Acceptance of the System or Date of Provisional Acceptance of the System, whichever is earlier.

         C. Purchaser may from time to time exercise an option, during the Upgrade Option Period, to upgrade the System, in accordance with the terms and conditions contained in this Article, by providing notice pursuant to Article 35.

            Each System Upgrade shall consist of an incremental increase
in the System capacity in integral multiples of           *
around the ring network. Each System Upgrade shall increase the capacity of all Segments by equal increments for service and protection capacity and shall include all necessary spares, documentation and training attendant to such
System Upgrade. For each System Upgrade, the System capacity shall be    *
                                                        except at Taean, Korea,
where the System capacity shall be         *
                               Purchaser shall provide a separate notice
pursuant to Article 35 for each System Upgrade.

         D. While Contractor only anticipates the need for dry plant modifications to achieve each System Upgrade, Contractor reserves the right to replace or supplement wet plant equipment, including repeaters and cable, if Contractor determines that such replacement or supplement is reasonably necessary to provide a particular System Upgrade that meets the Performance Requirements.*


         E. In implementing each System Upgrade, Contractor will not impair service of existing System traffic. Contractor, upon receiving authorization from Purchaser, may reroute traffic on a service path on the installed System to a protection path on the installed System in order to implement the System Upgrade so as not to incur traffic disruption.

         F. The performance of the System, at the end of each Upgrade Period, shall be consistent with *


     *Material omitted and separately filed with the Commission under an application for confidential treatment.

         G. The System Upgrades shall be provided by Contractor at the following fixed prices payable as set forth in the Upgrade Billing Schedule, Appendix 2A:

                  Each Upgrade of System                                Fixed Initial Upgrade Price(s)
                   Capacity  *        :                                  for *
                   --------------------                                  ----------------------------
                     *                                                        *





* Material omitted and separately filed with the Commission under an application for confidential treatment.

                  Each Upgrade of System                                Fixed Initial Upgrade Price(s)
                   Capacity of *      :                                  for *
                   --------------------                                  ----------------------------
                               *                                             *




         Amounts payable for System Upgrades in increments of more than  *
will be increased in accordance with the foregoing schedule. For example, if the
first System Upgrade is for    *     , the Price would be      *       . An
initial payment may be invoiced at the time a System Upgrade is ordered in the
amount of    *    of the fixed Initial Upgrade Price for such Upgrade plus, if
applicable, the additional amounts set forth below.  *   Such initial payment,
including any additional payment described above shall be part of the Initial Upgrade Price stated above for such System Upgrade and shall not be an increase to such System Upgrade's Initial Upgrade Price.

         H. The plan of work for any System Upgrade is included in the Upgrade Plan of Work, Appendix 3A.

         I. The provisioning schedule for any System Upgrade is included in the Upgrade Provisioning Schedule, Appendix 1A.

         J. Contractor shall have no obligation to perform a System Upgrade (and no liability for failure to perform a System Upgrade) if Purchaser, its representatives, employees or agents (other than Contractor) shall have modified the System in such a way as to make it more difficult (unless there is an equitable adjustment to the Upgrade Work) or more costly (unless such cost is provided for by Purchaser) for Contractor to perform such System Upgrade, provided that Contractor shall be relieved of its obligation to perform such System Upgrade (and shall have no liability for failure to perform such System Upgrade) if such modification makes it impossible for Contractor to perform such System Upgrade.


* Material omitted and separately filed with the Commission under an application for confidential treatment.

         K. Contractor agrees that the installation, testing and acceptance of each System Upgrade will occur not later than the date (the "Scheduled Upgrade
Date") which is       *         after notice in the case of a requested System
Upgrade of not more than    *    per fiber pair for all four fiber pairs and
        *        after notice in the case of a requested System Upgrade of not
more than    *     per fiber pair for all four fiber pairs. In each case, such period shall begin upon the giving of notice pursuant to paragraph C of this
Article 6A and shall be subject to the proviso contained in Sub-Article 6A(B). Purchaser will use reasonable efforts to try to forecast its System Upgrade capacity requirements so as to give earlier notice of an estimated time of upgrade to Contractor. The Parties agree that where overlapping occurs because the Purchaser exercises an option for a System Upgrade prior to the completion of a previously elected System Upgrade, the Parties will agree in good faith to a mutually acceptable delivery schedule and price adjustment. Should a need for a special upgrade (in addition to the foregoing, for example, a System Upgrade
of more than    *     ) arise, the Parties will negotiate in good faith to meet
Purchaser's needs.

         L. 1 In addition to, and apart from the other provisions of this
Article 6A, Contractor agrees that unless and until instructed otherwise by Purchaser, Contractor will (at no cost or expense to Purchaser, except as set forth in this Sub-Article) at all times (except during the Installation Interval defined below) from the date the System is Ready for Provisional Acceptance until the end of the Upgrade Option Period, cause to be substantially installed at each cable station, sufficient equipment so as to be able to cause testing
and acceptance of the Expedited Upgrade within     *    of Purchaser's upgrade
election, sufficient equipment to provide Purchaser with a System Upgrade of
  *   of fully protected capacity  (  *    of service on each of two Fiber Pair
and 10 Gb/s of protection on each of the remaining two Fiber Pair) (an
"Expedited Upgrade"). An Expedited Upgrade will include   *    on each Fiber
Pair, as more fully described in the Technical Volume. Upon Purchaser's Upgrade Election, the Contractor will in good faith develop with the Purchaser a plan to most expeditiously finish installation and test such equipment. Purchaser agrees that it will not place such substantially installed Expedited Upgrade Equipment into service without prior written consent of the Contractor. The fixed price payable for each Expedited Upgrade (fully installed, tested and accepted) will
be            *              of the price of the next scheduled System Upgrade
which may be ordered for Expedited Upgrades. Notwithstanding any other provision to the contrary contained herein, title (free and clear of all liens other than those deriving through or from the Purchaser) and risk of loss to such Expedited Upgrade equipment shall vest in the Purchaser when it is substantially installed. All relevant Taxes with respect to the installation and transfer of title to such Expedited Upgrade shall be invoiced by Contractor and paid by Purchaser in accordance with this Contract. Such price shall be payable on a similar basis as the System Upgrade Billing Schedule. Purchaser will accept the Factory acceptance test report on Expedited Upgrades, but such report must show that the equipment left the Factory working as a unit. Whenever Purchaser orders an Expedited Upgrade, Contractor shall replace the equipment used for such Upgrade so that it substantially installs the equipment for the next Expedited
Upgrade within           *             of testing and acceptance of the ordered
Expedited Upgrade. "Installation Interval" is any period during which Contractor is not obligated to have Expedited Upgrade Equipment substantially installed pursuant to this Sub-Article 6A(L)(1). Expedited Upgrades may be ordered during the periods when Purchaser is waiting for a System Upgrade pursuant to Sub-Article 6A(K) above. Expedited Upgrades shall be in addition to System

* Material omitted and separately filed with the Commission under an application for confidential treatment.

Upgrades and shall not affect the schedule set forth in Sub-Article 6A(G) above,
except that Contractor shall not be obligated to install more than     *      of
capacity in the System. The capacity of all Expedited Upgrades installed will be subtracted from the System Upgrade schedule in inverse order and the Price of such reduced System Upgrades shall be adjusted accordingly based upon the prices set forth in the Upgrade Provisioning Schedule. Expedited Upgrades shall be considered "Upgrade Work" for all purposes of this Contract. The provisions of Sub-Articles 6A (B), (C) (first paragraph only), (D), (E), (F) and (J) shall apply to Expedited Upgrades. * If requested by Purchaser, at any time during the six (6) month period immediately preceding the expiration of the Upgrade Option Period, Contractor shall use reasonable efforts to sell (at Purchaser's cost) any equipment for an Expedited Upgrade which has been substantially installed but not activated, to other customers. Notwithstanding the foregoing sentence, if, at the end of the Upgrade Option Period, equipment for an Expedited Upgrade has been installed in accordance with this Sub-Article, but not activated, Purchaser shall pay Contractor for such equipment in accordance with the Payment terms of this Contract, provided that if Contractor has sold such equipment in accordance with the foregoing sentence, the proceeds of such sale (less Contractor's costs in connection with its efforts to sell) shall be deducted from the price owed by Purchaser to Contractor.

                  2. The Expedited Upgrade Price and supporting equipment
availability are based on            *               being provided for
interconnectivity. With respect to any Expedited Upgrade, Purchaser may elect
(i) to exclude from such Expedited Upgrade some or all           *
                     and/or (ii) to include other            *
         . If Purchaser elects (i) and/or (ii), both Parties shall agree to an equitable adjustment, up or down, based on the prices set forth in the Provisioning Schedule, to the Expedited Upgrade Price and the supporting equipment availability and an equitable adjustment in the schedule for the Expedited Upgrade, as needed in the event Purchaser elects (ii) above.

ARTICLE 7 RESPONSIBILITIES FOR PERMITS; COMPLIANCE WITH LAWS; HONG KONG CABLE STATION.

         A. Upon written request of the Contractor, the Purchaser shall reasonably cooperate with and assist the Contractor to obtain all Permits, to the extent that Purchaser's cooperation and assistance are necessary for Contractor to expeditiously and cost-efficiently obtain such Permits. The Purchaser agrees to respond reasonably promptly to any such request from Contractor; provided, that, the failure of Purchaser to comply with such request shall not give rise to a Purchaser Hindrance unless (i) the requested cooperation was required by Law and (ii) Purchaser failure is due to gross negligence or willful misconduct. Contractor shall reimburse reasonable outside counsel fees, reasonable independent consultant fees and other reasonable out-of-pocket expenses incurred by Purchaser in connection with such cooperation. Further, the Purchaser agrees that it will not impede or interfere with Contractor's abilities to perform its obligations under paragraph B of this
Article 7. Upon notice from Contractor with respect to a Permit or receipt by Purchaser of a copy of a Permit, Purchaser shall fulfill all conditions of such Permit

* Material omitted and separately filed with the Commission under an application for confidential treatment.

and perform all responsibilities thereunder, except to the extent that such conditions or responsibilities are those of the Contractor under the Work. Contractor will inform Purchaser as to any such conditions or responsibilities that are not ordinary and routine (based on industry standards) and obtain Purchaser's consent thereto prior to arranging for any such Permit. Purchaser (and its representatives and lawyers) may, at its sole option and expense, participate with Contractor in the process of obtaining any Permits to the extent it deems reasonably necessary; provided, that any such participation shall not relieve or alter any of Contractor's obligations under this Contract with respect to obtaining all Permits and shall not, by itself, be deemed to impede or interfere with Contractor.

         B. Subject to paragraph C below, the Contractor shall have the responsibility for obtaining, at the Contractor's sole cost and expense, all Permits on Purchaser's behalf. The Contractor will cause all Permits ultimately required to be held by Purchaser but not initially issued in the name of Purchaser to be assignable to Purchaser, and to be assigned to Purchaser at the time title to the System (or any Segment) is transferred to Purchaser pursuant to this Contract. Contractor shall be responsible to pay any transfer fees in connection with any such assignment. Subject to Sub-Article 4(A)(4), Purchaser shall be responsible for payment of all Permit fees and other costs and expenses due with respect to any Permit after the Date of Provisional Acceptance of the System.

         C. The Contractor shall not be responsible for obtaining Purchaser Permits, but the Contractor will cooperate with the Purchaser in connection therewith. Purchaser shall reimburse reasonable outside counsel fees, reasonable independent consultant fees and other reasonable out-of-pocket expenses incurred by Contractor in connection with such cooperation.

         D. Any delay in obtaining or failure to obtain any Owner Permit shall constitute a Force Majeure and be treated as described in Article 17 (Force Majeure), except to the extent such delay is a result of Contractor's negligence or willful misconduct. No Force Majeure shall be granted with respect to Contractor Permits.

         E. Except with respect to variations necessitated by complying with any changes, enacted after the date hereof, in any Laws (the costs with respect to which shall be borne by the Purchaser unless such change is a result of any act or omission by Contractor), the Contractor shall be responsible for the payment of any and all costs incurred as a result of the need to vary design, drawings, plans or procedures to comply with any of the circumstances set forth in this Article. The Contractor shall, before making any variations from the designs, drawings, plans or procedures that may be necessitated by so complying with any Laws and that would represent a material change to the overall design of the System, give to the Purchaser written notice, specifying the variations proposed to be made, and the reasons for making them. As of the date hereof, neither Party has Actual Knowledge of any proposed changes in the Laws which would necessitate any such variation.

         F. The Contractor shall comply with all applicable Laws in performing the Work, (ii) give all notices required by any Laws to be given to any authority and (iii) perform or permit the performance by authorized persons of any inspection required by the said Laws. All Work and the Project, upon completion, will comply with all applicable Laws.

         G. As part of the Initial Contract Price, the Contractor shall obtain, at its own risk and expense, any export and import license and other official authorization and carry out all customs formalities for the exportation and importation of goods and, where necessary, for their transit through another country.

         H. Within 30 days after the date of execution of this Contract, the Contractor will prepare and deliver to the Purchaser a detailed list of Permits that to its knowledge are required to be obtained under current law in order to complete the Work and shall update such list from time to time if it becomes aware of changes in Permit requirements. Such list, as updated from time to time, shall set forth the projected dates of filing for such Permits and an estimate of when such Permits are expected to be obtained. Without limiting Contractor's liabilities in respect of Sub-Articles 7(B), Contractor shall have no liability in respect of the accuracy of the information furnished under this Sub-Article, except in the case of gross negligence or willful misconduct.

         I. Upon written request of the Contractor, the Purchaser shall reasonably cooperate with and assist the Contractor in the Contractor's obtaining land for, and constructing, the Hong Kong Cable Station to the extent that Purchaser's cooperation and assistance are necessary for Contractor to obtain land for, and construct, such station in accordance with the time frame set forth in the Plan of Work. The Purchaser agrees to respond reasonably promptly to any such request from Contractor; provided, that the failure of Purchaser to comply with such request shall not give rise to a Purchaser Hindrance unless (i) the requested cooperation was required by Law and (ii) Purchaser's failure is due to gross negligence or willful misconduct. Contractor shall reimburse reasonable outside counsel fees, reasonable independent consultant fees and other reasonable out-of-pocket expenses incurred by Purchaser in connection with such cooperation. Purchaser's cooperation pursuant to this paragraph I of Article 7 shall not relieve or alter any of Contractor's obligations under this Contract with respect to obtaining land for, and constructing, the Hong Cable Station, and shall not, by itself, be deemed to impede or interfere with Contractor.


ARTICLE 8         ROUTE SURVEY

         A. The Contractor shall produce a Desk Top Study, the Route Survey and, where prudent, a Burial Assessment Survey, and select the cable route for the System in accordance with the information in the Final Route Survey Report and such Burial Assessment Survey. Contractor shall be permitted to make changes, at its discretion, to the route selection, if necessary for operational reasons, without additional cost to Purchaser. The Contractor shall review with the Purchaser the route for the System, and the results of the Burial Assessment Survey, within 20 business days of the presentation of the Final Route Survey Report, which Report must include the results of such Burial Assessment Survey.

         B. Any changes to the route selection requested by Purchaser shall be treated as a Contract Variation in accordance with Article 6 (Contract Variations).

         C. Any changes to any aspect of the Work due to any Desk Top Study, Route Survey, Burial Assessment Survey or Final Route Survey Report will not result in any change to the Initial Contract Price.

         D. The Contractor will perform the Desktop Study, Route Survey and Burial Assessment Survey, and engineer and design the cable route, using generally accepted practices in the industry. In the engineering and design of the cable route the Contractor will give due consideration to the interests of the Purchaser and shall in good faith try to satisfy such interests, particularly (but without limitation) regarding survivability, maintainability and tax consequences, in each case arising from the location of the cable.

ARTICLE 9         ACCEPTANCE

         A.       General

                  1. The Acceptance Testing shall be performed by the Contractor. The Purchaser and its designated representatives (including the Independent Engineer) may observe, at their own expense, the Contractor's tests and review the test results. Purchaser may request the Contractor to conduct and/or may itself conduct any additional tests that are commercially reasonable under the circumstances to demonstrate compliance with the provisions of this Agreement and the specifications in the Technical Volume. If such additional tests do demonstrate that the provisions of this Agreement and the specifications in the Technical Volume have been complied with, then the Purchaser shall be responsible for paying the costs (which, for the avoidance of doubt, shall include the reasonable travel and living expenses of Contractor's additional personnel, if any, required by such tests) of such additional tests, and any delay beyond the Contractor's schedule for completion of its tests caused by such process shall be a Force Majeure. If, however, such additional tests demonstrate that the provisions of this Agreement or the specifications in the Technical Volume have not been complied with, then it shall be the Contractor's responsibility to pay the costs (which, for the avoidance of doubt, shall include the reasonable travel and living expenses of Purchaser's additional personnel, if any, required by such tests) of such additional tests, and any delay caused by such process shall not be a Force Majeure.

                  2. Until the Date of Final Acceptance of the System or if a System Upgrade is requested by Purchaser, the Date of Final Acceptance of such System Upgrade, the Purchaser agrees to allow Contractor access to all Segments of the System.

                  3. The Purchaser shall issue a Certificate of Commercial Acceptance in accordance with the provisions of Sub-Article 9(D)(1).

                  4. Once a Segment of the System, a Phase of the System, the System, or a System Upgrade is Ready for Provisional Acceptance, the Purchaser shall issue a Certificate of Provisional Acceptance, provided, that it is within the Purchaser's sole discretion as to whether to accept a Segment.

                  5. Once the System or a System Upgrade is Ready for Final Acceptance, the Purchaser shall issue a Certificate of Final Acceptance.

                  6. The Purchaser shall not unreasonably withhold or delay issuance of a Certificate of Commercial Acceptance, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance.

                  7. The Contractor agrees that the Date of Provisional Acceptance or Commercial Acceptance of Phase 1A of the System will occur by December 31, 2000 (as such date may be extended under Article 6 (Contract Variations), Article 17 (Force Majeure) or otherwise under this Contract or by agreement of the Parties, the "Scheduled Phase 1A
                           RFS Date").

                  8. The Contractor agrees that the Date of Provisional Acceptance or Commercial Acceptance of Phase 1B of the System and of the System will occur by June 15, 2001 (as such date may be extended under Article 6 (Contract Variations), Article 17 (Force Majeure) or otherwise under this Contract or by agreement of the Parties, the "Scheduled Phase 1B RFS Date" and the "Scheduled System RFS Date").

                  9. The Date of Commercial Acceptance, Provisional Acceptance and Final Acceptance, as the case may be, shall be deemed to have occurred with respect to a Segment, a Phase, the System or a System Upgrade if a Certificate of Commercial Acceptance, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance, as the case may be, is issued with respect thereto.

         B.       Notice of Acceptance or Rejection

                  1. Within thirty (30) days of receipt by Purchaser and Independent Engineer of a complete Commissioning Report or Upgrade Commissioning Report, as the case may be, the Purchaser must issue notification to the Contractor of the following:

                           (a) issuance of a Certificate of Provisional Acceptance in accordance with Sub-Article 9(C); or

                           (b) rejection of a Certificate of Provisional Acceptance, but instead issuance of a Certificate of Commercial Acceptance in accordance with Sub-Article 9(D) below; or

                           (c) rejection of the Segment, the Phase, the System or the System Upgrade in its existing condition and issuance of neither a Certificate of Provisional Acceptance nor a Certificate of Commercial Acceptance, and in the case of the System or the System Upgrade, a written explanation of reasons for rejection (it being understood that acceptance of a Segment is at the sole discretion of the Purchaser).

                           If the Purchaser (or the Independent Engineer on its behalf) fails to respond with such notification within thirty (30) days, then the Date of Provisional Acceptance of the Segment (subject to Purchaser's consent), the Phase, the System or System Upgrade shall be deemed to be the date occurring thirty (30) days after such Commissioning Report or Upgrade Commissioning Report, as the case may be, was received by the Purchaser.

                  2. On receipt of a notice from the Purchaser pursuant to Sub-Articles 9(B)(1)(b) or (c) above, the Contractor shall be entitled to address any disputes and explain any discrepancies to the Purchaser. Unless Purchaser, for good cause, rejects such explanation, it shall issue a new notice pursuant to Sub-Article 9(B)(1) above, which shall be deemed to have been issued on the date of the original notice.

                  3. In case of rejection, and if the explanation by the Contractor as in Sub-Article 9(B)(2) above is not accepted, for good cause, by the Purchaser, the Contractor shall carry out the necessary corrective actions and will effect a new series of Acceptance Testing ("Retesting"). After receipt by Purchaser and Independent Engineer of the new Commissioning Report or Upgrade Commissioning Report, as the case may be, describing the corrective action and the results of Retesting, the Purchaser will be granted a new period of thirty (30) days to analyze the new Report according to the provisions of Sub-Article 9(B)(1) and any new notice of the Purchaser shall apply from the date the Purchaser receives such new Commissioning Report or Upgrade Commissioning Report, as the case may be.

         C.       Provisional Acceptance

                  1. The Certificate of Provisional Acceptance may have annexed to it a list of any outstanding deficiencies to be corrected by the Contractor.

                  2. The Contractor shall, as soon as reasonably practicable, correct, at its sole cost and expense, such deficiencies and complete the Work or Upgrade Work indicated on all such listed items so as to comply in all material respects with the requirements of this Contract, provided that the Purchaser allows Contractor the necessary access to the Segment(s) as the

                           Contractor needs to correct such deficiencies and complete the Work or Upgrade Work. The Contractor shall give the Purchaser reasonable notice of its requirement for such access.

         D.       Commercial Acceptance

                  1. A Certificate of Commercial Acceptance shall be issued by Purchaser with respect to a Segment, a Phase, the System or a System Upgrade if the results of the Acceptance Testing demonstrate that such Segment, such Phase, the System or such System Upgrade does not justify the issuance of a Certificate of Provisional Acceptance, but nevertheless, such Segment, such Phase, the System or such System Upgrade is Ready for Commercial Acceptance; provided, that acceptance of a Segment shall be in the sole discretion of the Purchaser.

                  2. Each Certificate of Commercial Acceptance shall have annexed to it a list of all outstanding items to be completed by the Contractor.

                  3. The Contractor shall, as soon as reasonably practicable, remedy, at its sole cost and expense, the outstanding items, provided that the Purchaser allows Contractor the necessary access to the Segment(s) as the Contractor needs to remedy such outstanding items. The Contractor shall give the Purchaser reasonable notice of its requirement for such access. Notwithstanding the above, provided that Contractor has been allowed access to the Segment(s) as required in Sub-Article 9(A)(2), the Contractor shall continue to carry the risk of loss for any outstanding item until such item is no longer outstanding.

                  4. When the outstanding items referenced in Sub-Article 9(D)(3) above have been remedied, and the Segment(s), the Phase, the System or the System Upgrade is otherwise Ready for Provisional Acceptance, the Purchaser will promptly issue a Certificate of Provisional Acceptance; provided, that acceptance of a Segment shall be in the sole discretion of the Purchaser.

                  5. The issuance of a Certificate of Commercial Acceptance with respect to a Segment, a Phase, the System or a System Upgrade shall in no way relieve the Contractor from its obligation to provide a Segment, a Phase, the System or System Upgrade conforming with the Performance Requirements at the time of the issuance of a Certificate of Commercial Acceptance.

         E.       Final Acceptance

                  1. Within thirty (30) days of the date of receipt by Purchaser and Independent Engineer of the Final Commissioning Report or Final Upgrade Commissioning Report, as the case may be, the Purchaser shall issue a

                           Certificate of Final Acceptance or reject such Report. If the Purchaser neither issues a Certificate of Final Acceptance nor rejects such Report within such thirty (30) day period, then the Date of Final Acceptance of the System or the System Upgrade shall be deemed to be the date occurring thirty (30) days after such Final Commissioning Report or Final Upgrade Commissioning Report, as the case may be, was received by the Purchaser.

         F.       Title and Risk of Loss

                  1. If the Purchaser, in its sole discretion, chooses to accept a Segment prior to accepting a Phase or the System, then upon the issuance of a Certificate of Commercial Acceptance or a Certificate of Provisional Acceptance with respect to such Segment by the Purchaser in accordance with this Contract, title (free and clear of all liens other than those deriving through or from the Purchaser) to such Segment shall vest in the Purchaser. A statement of the time of passage of title in such Certificate shall be final and conclusive.

                  2. Upon the issuance of a Certificate of Commercial Acceptance or a Certificate of Provisional Acceptance with respect to a Phase or the System by the Purchaser in accordance with this Contract, title (free and clear of all liens other than those deriving through or from the Purchaser) to such Phase or the System shall vest in the Purchaser. A statement of the time of passage of title in such Certificate shall be final and conclusive.

                  3. Upon the issuance of a Certificate of Commercial Acceptance or a Certificate of Provisional Acceptance with respect to a System Upgrade by the Purchaser in accordance with this Contract, title to such System Upgrade shall vest in the Purchaser. A statement of the time of passage of title in such Certificate shall be final and conclusive.

                  4. As from the date of vesting of title in a Segment, a Phase, the System or a System Upgrade, the Purchaser shall, except as set forth in the following sentence, assume the risk of loss in respect of all parts of such Segment, such Phase, the System or System Upgrade and responsibility for its maintenance. As stated in Sub-Article 9(A)(2), the Contractor will be allowed access to such Segment(s), and, so long as the Contractor has been allowed access to such Segment(s) as may be required, the Contractor shall continue to carry the risk of loss with respect of each item outstanding under Sub-Article 9(C)(1) and 9(D)(2) until such item is no longer outstanding.

ARTICLE 10        WARRANTY

         A. The Contractor warrants that the System and each System Upgrade, including its spares, shall be free from defects in supplies, workmanship and design for a period of five (5) years from the Date of Provisional Acceptance of the System or such System Upgrade, as the case may be, (hereinafter "Warranty Period" and "Upgrade Warranty Period"), with Ship Costs being covered for the first two (2) years of the Warranty Period (the "Ship Period") and the Purchaser being responsible for all Ship Costs thereafter; provided, that (i) if the Scheduled System RFS Date is extended because of a Purchaser Hindrance or because of an affirmative decision by the Purchaser to extend such RFS Date, the Warranty Period and the Ship Period with respect to Phase 1A shall terminate on the date that is five
(5) years and two (2) years, respectively, after the Scheduled System RFS Date (without giving effect to extensions because of a Purchaser Hindrance or because of an affirmative decision by Purchaser to extend such RFS Date) and (ii) if the construction of Phase 1B is terminated by the Purchaser for its convenience, such that Phase 1A becomes the entire System, the Warranty Period and the Ship Period with respect to Phase 1A shall terminate on the date that is five (5) years and two (2) years, respectively, after the Scheduled Phase 1A RFS Date (for purposes of this Article 10, "Adjusted Date of System Provisional Acceptance").

                  1. During the Warranty Period for the System or the Upgrade Warranty Period for a System Upgrade, the Contractor shall make good, by repair or replacement, at its sole option, any defects in the System or such System Upgrade, as the case may be, including any spares, which may become apparent or be discovered due to imperfect workmanship, faulty design or faulty material supplied by the Contractor, or any act, neglect or omission on the Contractor's part.

                           (a) If at any time within the Warranty Period or the Upgrade Warranty Period for a System Upgrade any defect occurs which causes the System or such System Upgrade, as the case may be, to fail to meet its overall Performance Requirements, the Contractor shall repair or replace such part or parts. In making such repairs, Contractor may make changes to the System or such System Upgrade, as the case may be, or substitute equipment of later or comparable design, provided the changes, modifications, or substitutions under normal and proper use do not cause the System or such System Upgrade as the case may be to fail to meet the Performance Requirements.

                           (b) The Contractor shall use reasonable efforts to minimize the period of time that any Segment or the System is out of service for testing and repair. The Purchaser agrees to cooperate with the Contractor to facilitate the Contractor's repair activity.

                           (c) It is understood that if there is a problem on the System, the Purchaser may immediately dispatch the maintenance authority to effect repairs. If and to the extent that such problem is determined to be caused by a defect in the System covered by this warranty, the Contractor shall reimburse the Purchaser for its actual Non-Ship Costs incurred and, with respect to any such repair relating to a defect identified in good faith by Purchaser in writing prior to the end of the Ship Period, actual Ship Costs incurred. If the Purchaser has entered into arrangements whereby maintenance is all or partially covered by a "lump sum" payment covering a specific period (e.g., an annual fixed fee operations and maintenance contract), then Contractor understands that Purchaser may not actually incur costs with respect to any particular warranty repair. In such a case, Contractor agrees that the Purchaser is still entitled to a payment from Contractor in connection with such warranty repair. The Contractor and Purchaser will agree in good faith to an equitable method of determining the industry standard typical costs for such a repair based upon what the repair would have actually cost had it been paid under a specific maintenance agreement and such typical costs shall be reimbursed to Purchaser.

                                    (i)     The Contractor shall be given
                                            advance notice and be entitled to
                                            have a representative on board ship
                                            to observe at sea repairs and shall
                                            be given the earliest possible
                                            notice of any such repair.

                                    (ii)    Subject to the foregoing and to
                                            Sub-Article 10(D), any repair by the
                                            Purchaser shall not in any way
                                            diminish the Contractor's obligation
                                            under the warranty. Any equipment
                                            discovered to be defective or faulty
                                            and recovered during a warranty
                                            repair shall be returned to the
                                            Contractor at its request.

                           (d) In the event that the Contractor fails to make the repair or to make reasonable efforts to minimize the period of time that the System is out of service for repair, the Purchaser may repair the System or the System Upgrade and the Contractor shall reimburse the Purchaser for Non-Ship Costs and, with respect to any such repair relating to a defect identified in good faith by Purchaser in writing prior to the end of the Ship Period, Ship Costs.

                                    (i)     The Contractor shall be given
                                            advance notice and be entitled to
                                            have a representative on board ship
                                            to observe at sea repairs and shall
                                            be given the earliest possible
                                            notice of any such repair.

                                    (ii)    Subject to the foregoing, any repair
                                            by the Purchaser shall not in any
                                            way diminish the Contractor's
                                            obligation under the warranty. Any
                                            equipment discovered to be defective
                                            or faulty and recovered during a
                                            warranty repair shall be returned to
                                            the Contractor at its request.

            2. Contractor shall bear the Ship Costs of only those repairs of the defects identified in good faith by Purchaser in writing prior to the end of the Ship Period. However, the Contractor shall bear the Non-Ship Costs of each repair, replacement or improvement required during the Warranty Period.

                  As used herein, "Ship Cost" means the costs of operating a vessel, including but not limited to running and standing charges for the vessel (including but not limited to labor charges for the vessel's crew, at sea insurance, port charges, fuel and lube oils, consumables, cable loading, cable unloading, navigation and maritime communications) as well as the costs associated with the use and operation of a remotely operated vehicle and the tracked self propelled burial tool and "Non-Ship Costs" means the costs of making a repair, including the cost of components, equipment or materials requiring replacement, the cost of any additional equipment necessary to effect the repair, the cost of making the repair, including the cost of reburying any previously buried portion, the cost of labor and engineering assistance or development required to make the repair and all necessary associated costs, such as, but not limited to, shipping and customs and services that may be required to make the repair, but excluding any of the foregoing which are Ship Costs.

            3. The Contractor shall effect all warranty repairs of the System and shall supply all necessary repair materials. However, the Contractor may use, with the consent of the Purchaser, which shall not be unreasonably withheld, the materials needed to effect a repair from the Purchaser's available spare materials. The Contractor shall promptly replace in kind such materials supplied from the Purchaser's spare materials or at the option of the Purchaser, reimburse the Purchaser for such materials at its original purchase price. The replacement of or reimbursement for such materials shall be made at a time mutually agreed to by the Purchaser and the Contractor.

            4. The Contractor warrants that services furnished hereunder will be performed in a workmanlike manner using materials free from defects except when such materials are provided by the Purchaser (it being understood that all materials arranged for directly by Contractor, whether or not purchased in the name of Purchaser, are not materials provided by the Purchaser). If such services prove to be not so performed and Purchaser notifies the Contractor within six (6) months from the completion of the service or before the end of the Warranty Period, whichever is later, the Contractor will promptly correct the defect.

            5. Any part which replaces a defective part during the applicable Warranty Period or Upgrade Warranty Period, shall be covered by these warranties for the remaining Warranty Period and Ship Period, if any, or Upgrade Warranty Period, as the case may be, of the part which was replaced or, if longer, six months from the date of replacement. The foregoing is not meant to limit any separate warranty that may apply to the replacement part. However, the Warranty Period shall never exceed five (5) years from the Date of Provisional Acceptance of the System and the Upgrade Warranty Period for any System Upgrade shall never exceed five (5) years from the Date of Provisional Acceptance of such System Upgrade, in each such Warranty Period, such Date of Provisional Acceptance shall be defined to include the first proviso contained in Sub-Article 10(A). Further, Ship Costs shall be included only with respect to defects identified by Purchaser in writing during the first two (2) years from the Date of Provisional Acceptance of the System or Adjusted Date of System Provisional Acceptance, as the case may be, and shall be included with respect to such defect until it is repaired.


      B. The Contractor represents and warrants that the Design Life of the System is twenty-five (25) years. The Contractor warrants that (i) the System shall be designed so that during the Design Life Period no pattern of failure shall develop that causes the System (as upgraded from time to time by System Upgrades) to fail to meet its reliability as set forth in the System Performance Requirements (as upgraded from time to time by System Upgrades) over the Design Life Period and (ii) the System shall be designed with sufficient transmission margin to be upgradable to a capacity of 640 Gb/s per fiber pair. Contractor shall have no liability with respect to the design warranty set forth in clause
(ii) of this Sub-Article unless and until Contractor shall have failed to perform a System Upgrade requested by Purchaser. The Design Life Period shall run for twenty-five (25) years from the Date of Provisional Acceptance of the System (whether or not any System Upgrades are done). In the event the System is not so designed as provided in the first two sentences of this Sub-Article, Contractor shall effect such reengineering and redesign and make such repairs or replace such parts as may be necessary to correct such deficiency. The Contractor shall bear the costs of all repairs and parts and of the reengineering and redesign necessary to effect such repairs and replacements and the Ship Costs incurred in connection with such repairs and replacements. The Contractor warrants that all Supplies, Deliverable Software and Deliverable Technical Materials are Year 2000 Compliant.


      C. The warranties provided above in Sub-Articles 10(A) and (B) by the Contractor shall not apply to defects or failures of performance, which result from damage caused by acts or omissions of the Purchaser or its agents, employees or representatives or third parties (other than the Contractor or its Subcontractors), or which result from modifications, misuse, neglect, accident or abuse, repair, storage or maintenance by other than the Contractor or its Subcontractors or, use in a manner not in accordance with the System Description or other causes set forth in Article 17 (Force Majeure).

      D. THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE SPECIFICALLY DISCLAIMED.

      E. The Contractor shall, in accordance with its normal operating practices, investigate any defective part or parts repaired or replaced pursuant to this Article 10 to determine the type of defect and the cause of failure of the part or parts. The Contractor shall provide a written report to the Purchaser on the results of the investigation, if any.

      F. The Contractor agrees that the foregoing provisions of this Article 10 may be enforced, on behalf of Purchaser, by the entity or entities performing operation, administration or maintenance services for the System.

ARTICLE 11  CONTRACTOR SUPPORT; USE OF SEGMENT FOR RESTORATION PROTECTION

      A. For a period of ten (10) years from the applicable Date of Provisional Acceptance or Date of Commercial Acceptance of the System whichever is earlier, the Contractor will make available to the Purchaser replacement parts and repair service for the System as may be reasonably necessary for its operation, maintenance or repair. Where identical parts cannot be supplied, the Contractor shall provide fully compatible parts with characteristics equal or superior to those originally provided by the Contractor. Such parts and services shall be provided under commercially reasonable conditions of price and delivery.

      B. Notwithstanding Sub-Article 11(A), if for any reason the Contractor or Contractor's suppliers intend to cease or ceases manufacturing or having manufactured identical or fully compatible replacement parts, the Contractor shall use reasonable efforts to give one year's prior written notice to the Purchaser to allow the Purchaser to order from the Contractor any required replacement parts and shall provide full details of the arrangements to provide equivalents.

      C. Once the Purchaser has accepted a Segment of the System, the Purchaser shall be entitled to use, without charge, any other unaccepted Segment or Segments of the System solely for purposes of instituting restoration protection in the System (a "Restoration Segment"); provided that:

            1.    Contractor shall be relieved from its obligations pursuant to
                  Article 22, to pay liquidated damages with respect to any Restoration Segment for any delays in the Contractor's Work directly resulting from, and only to the extent of, Purchaser's usage of such Restoration Segment or Segments for restoration protection purposes;

            2. Contractor shall be compensated for any payment milestones delayed or made unachievable arising out of or as a result of Purchaser's use of such Restoration Segment or Segments for restoration protection purposes; and

            3. Purchaser shall be responsible for all maintenance costs that would not have been incurred but for Purchaser's use of such Restoration Segment or Segments for restoration protection purposes.

* Material omitted and separately filed with the Commission under an application for confidential treatment.

            The Purchaser's use of any unaccepted Segment or Segments for restoration protection purposes shall in no way obligate the Purchaser to accept such other Segment or Segments, nor shall it be deemed to constitute an acceptance by the Purchaser of any such other Segment or Segments, and the title and any risk of loss associated with any such other Segment or Segments shall remain with the Contractor.

ARTICLE 12  PURCHASER'S OBLIGATIONS

      A. If the Purchaser's failure to perform any of its express obligations under this Contract directly results in an increase in the costs of performance or the time required for performance of any of the Contractor's duties or obligations under this Contract, such failure shall be deemed a "Purchaser Hindrance." In the event of a Purchaser Hindrance, the Contractor shall be entitled, as appropriate, to (i) an equitable extension of time for completion of its Work or the Upgrade Work if the Purchaser Hindrance meets the requirements for a Force Majeure delay, (ii) reimbursement for all such additional costs incurred, and (iii) to the extent necessary in light of Purchaser's failure and the adjustments made in accordance with clauses (i) and
(ii) above, an equitable adjustment of the Work and/or Upgrade Work. The Contractor shall not be entitled to any other right or remedy with respect to a Purchaser Hindrance.

            1.    The Contractor's remedies described in clauses (i), (ii) and
                  (iii) above are conditioned upon the Contractor informing the Purchaser promptly of any potential Purchaser Hindrance, and using reasonable efforts to minimize any such additional costs or delay.

            2. The Contractor shall promptly provide to the Purchaser an estimate of the anticipated additional costs and time required to complete the Work or Upgrade Work and request relief from contractual obligations or duties, as appropriate. Purchaser shall, upon notification, make advance payment to Contractor for the estimated amount of anticipated additional costs; provided that Purchaser may deposit such amount into the Dispute Account and Sub-Article 5(C)(4) shall apply. Contractor shall without limiting Purchaser's obligations in the foregoing sentence, discuss such costs with Purchaser upon Purchaser's request.

            3. As soon as reasonably practicable after the actual costs become known to the Contractor, the Contractor shall provide a statement of such actual costs to the Purchaser.

            4. If the estimated amount is greater than the amount of actual costs, then the Contractor shall reimburse the Purchaser. If the amount of actual costs incurred is greater than the estimated amount, then the Purchaser shall reimburse the Contractor for any shortfall in accordance with Article 5 (Terms of Payment of Purchaser).

ARTICLE 13  TERMINATION FOR DEFAULT

      A. Either Party may, by written Notice of Termination for Default, effective fifteen (15) days after receipt or such later date as specified in the notice, terminate the whole or any part of this Contract if any one of the following circumstances continues after such notice (each an "Event of Default"):

            1. In the case of the Purchaser, (a) if Contractor fails to comply in any material respect with any of the terms and conditions of this Contract and such failure shall continue for thirty (30) days after written notice from Purchaser to Contractor specifying the failure and demanding that the same be remedied; provided that, if such default cannot be reasonably corrected within such thirty (30) day period, an Event of Default with respect to Contractor shall not be deemed to occur until the expiration of such further period, not to exceed ninety (90) days, as reasonably required to correct such failure, if the Contractor commences, within such thirty (30) day period, and continues diligently at all times thereafter, to take reasonable steps to correct the failure as soon as possible, or (b) any representation or warranty made by Contractor herein or in any certificate, statement or document given pursuant to the terms hereof shall prove to be false, incorrect or misleading in any material respect as of the date on which it was made and any material adverse consequences to Purchaser caused thereby shall not have been remedied within thirty (30) days after written notice thereof shall have been given to Contractor by Purchaser; or (c) the Contractor fails to cause the System to be Ready for Provisional Acceptance within 200 days after the Scheduled System RFS Date;

            2. If the other Party defaults on any of its payment obligations and does not cure such default within a period of thirty (30) days (or such longer period as the non-breaching Party may authorize in writing) after receipt of written notice demanding cure (subject to dispute provisions);

            3. If the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            4. If an involuntary case or other proceeding shall be commenced against the other Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the other Party;

            5. The Guaranty shall for any reason cease to be in full force and effect or the Guarantor shall repudiate any of its obligations thereunder.

      B. If this Contract is terminated by the Purchaser as provided in Sub-Article 13(A), the Purchaser, in addition to any other rights provided in this Article, and upon payment to Contractor of all monies due and owing as set forth in Sub-Article 13(C) below, may require the Contractor to transfer title and deliver to the Purchaser in the manner and to the extent directed by the Purchaser any completed equipment, material or supplies, and such partially completed cable and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (hereinafter collectively "Manufacturing Materials") as the Contractor has had specifically produced or specifically acquired for the performance of such part of this Contract as has been terminated and which, if this Contract had been completed, would have been required to be furnished to the Purchaser; and the Contractor shall, upon the direction of the Purchaser, protect and preserve property in the Contractor's possession in which the Purchaser has an interest.

      C. If the Contract is terminated by Contractor as provided in Sub-Article 13(A), the Purchaser shall pay, in addition to any other damages payable pursuant to Sub-Article 13(E) below, the total of:

            1. the cost of settling and paying claims arising out of the termination of Work under the contracts and orders, as provided in Sub-Article 14(B)(3) below which are properly chargeable to the terminated portion of this Contract; and

            2. the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Contract and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection, preservation and disposition of property proper to this Contract.

      D. Force Majeure or Purchaser Hindrance events shall not constitute a default or provide a basis for termination under this Article.

      E. Regardless of any termination of this Contract as provided in Sub-Article 13(A), neither Party shall be relieved from any liability for damages or otherwise which may have been incurred by reason of any breach of this Contract.

      F. Without limitation to the foregoing, in the event that Purchaser terminates this Contract pursuant to Sub-Article 13(A), the Contractor shall be liable to Purchaser (without duplication) for the total of all costs and expenses reasonably incurred by Purchaser in completing the Work or in correcting deficiencies in the Work to the extent that the payments made to Contractor pursuant to this Contract, together with such costs and expenses, exceed the Contract Price.

ARTICLE 14  TERMINATION FOR CONVENIENCE

      A. The performance of Work under this Contract may be terminated by the Purchaser in whole, or in part, at its discretion. The Purchaser shall deliver to the Contractor a written notice specifying the extent to which performance of Work under this Contract is terminated, and the date upon which such termination becomes effective (a "Notice of Termination"). Upon termination, the Purchaser will make payment to Contractor of all monies due and owing as set forth in Sub-Article 14(D) below.

      B. After receipt of such Notice of Termination, and except as otherwise directed by the Purchaser, the Contractor shall:

            1. Stop Work under this Contract on the date and to the extent specified in the Notice of Termination;

            2. Place no further orders or contracts for materials, services or facilities except as may be necessary for completion of such portion of Work under this Contract as is not terminated;

            3. Use reasonable efforts to terminate all orders and contracts to the extent that they relate to the performance of Work terminated by the Notice of Termination;

            4. Assign to the Purchaser, in the manner, at the time, and to the extent directed by the Purchaser, all of the Contractor's rights, title and interest under the orders and contracts so terminated;

            5. Use reasonable efforts to settle all outstanding liabilities and all claims arising out of such termination of orders and contracts, with the Purchaser's approval or ratification to the extent required;

            6. Transfer title and deliver to the Purchaser in the manner, at the time and to the extent (if any) directed for the fabricated or unfabricated parts, work in process, completed work, supplies and other material produced as a part of, or acquired in connection with, the performance of the Work terminated by the Notice of Termination;

            7. Use reasonable efforts to sell, in the manner, at the time, to the extent and at the price or prices directed or authorized by the Purchaser, any property of the types referred to in Sub-Article 14(B)(6) above provided, however, that the Contractor:

                  (a)   shall not be required to extend credit to any buyer; and

                  (b) may acquire any such property under the conditions prescribed by and at a price approved by the Purchaser;

                  and provided further that the net proceeds of any such transfer or disposition shall be applied in reduction of any payments to be made by the Purchaser to the Contractor under this Contract or, if no such payments are due, paid in such other manner as the Purchaser may direct;

            8. Complete performance of such part of the Work which was not terminated by the Notice of Termination; and

            9. Take such action as may be necessary, or as the Purchaser may reasonably direct, for the protection and preservation of the property related to this Contract which is in the Contractor's possession and in which the Purchaser has acquired or may acquire an interest.

      C. After such Notice of Termination, the Contractor shall submit to the Purchaser a written termination claim. Such claim shall be submitted promptly, but, unless otherwise extended, in no event later than six months from the effective date of termination.

      D. In the settlement of any such partial or total termination claim, the Purchaser shall pay to the Contractor the total of:

            1. all amounts invoiced in accordance with the Contract plus, for Work or Supplies which have been done, provided or are in progress, but which have not been invoiced, an amount calculated by reference to the prices set forth in the Provisioning Schedule and to the amount of such Work or Supplies done or provided;

            2. the cost of settling and paying claims arising out of the termination of Work under the contracts in orders, as provided in Sub-Article 14(D)(3) below which are properly chargeable to the terminated portion of this Contract; and

            3. the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Contract and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection and disposition of property proper to this Contract.

      E. In arriving at the amount due to the Contractor under this Article 14, all unliquidated payments made to the Contractor, any liability which the Contractor may have to the Purchaser, and the agreed price for, or the proceeds of sale of any materials, supplies or other things acquired by the Contractor or sold, pursuant to the provisions of this Article 14, and not otherwise recovered by or credited to the Purchaser shall be deducted.

      F. The Purchaser may, from time to time, under such terms and conditions as they prescribe approve partial payments and payments on account against costs incurred by the Contractor in connection with the terminated portion of this Contract. If such payments total in excess of the amount finally agreed or determined to be due under this Article 14, such excess shall be refunded, upon demand, by the Contractor to the Purchaser.

      G. For a period of one year after final settlement under this Contract, the Contractor shall preserve and make available to the Purchaser at reasonable times at the Contractor's office, but without direct charge to the Purchaser, all supporting books, records and documents required to be kept relating to the terminated Work.

ARTICLE 15  SUSPENSION

      A. The Purchaser may, at its convenience, order the Contractor to suspend all or part of the Work for such period of time as the Purchaser determines to be appropriate. If, as a result of such Suspension, the Contractor incurs additional costs or losses in the discharge of its responsibilities under this Contract, and where such suspension, losses or costs are not caused by the Contractor's act or omission and could not have been reasonably prevented by the Contractor, the Contractor shall be allowed an equitable adjustment to the Contract Price or the Provisioning Schedule in Appendix 1 and an equitable extension in the time required for performance.

      B. Upon the occurrence of:

            (i) an Event of Default by the Purchaser;

            (ii) any transfer prior to the Date of Final Acceptance of any portion of the System except in accordance with Article 37; or

            (iii) any supplement executed by a Transferee shall not be in full force and effect;

the Contractor, in addition to any other rights provided in Article 14, may suspend performance of its obligations and all Work and (in the case of clause
(i)) Upgrade Work.

      C. Every forty-five (45) days, during the period of Suspension, the Parties shall meet formally and review the circumstances surrounding the Suspension including without limitation, the anticipated date of re-commencing Work.

      D. Thereafter, if the Suspension continues for a total of one hundred and eighty (180) days, the Contractor may terminate the Contract by notice to the Purchaser and the Contract shall be deemed to have been terminated by Purchaser, effective on the date of Contractor's notice, in accordance with Sub-Article 14(A) and the remaining provisions of Article 14 shall apply.

ARTICLE 16  TITLE AND RISK OF LOSS

      A. Except as provided in Article 18 (Intellectual Property), Article 20 (Safeguarding of Information and Technology) and Article 21 (Export Control), title to all Supplies provided by the Contractor hereunder for incorporation in or attachment to a Segment shall pass to and vest in the Purchaser in accordance with Article 9 (Acceptance). Risk of loss or damage to all Supplies provided by the Contractor for incorporation in or attachment to such Segment shall pass to and vest in the Purchaser in accordance with Article 9. Upon termination of this Contract pursuant to Article 13 (Termination for Default) or 14 (Termination for Convenience), the Purchaser may require, upon full payment of all amounts due thereunder (provided that, without limiting Purchaser's obligation to make any such payment, if this Contract is terminated by Purchaser because of a Bankruptcy Event full payment shall not be required prior to the transfer of title), that title to the equipment, materials and supplies, which has not previously passed to the Purchaser, pass to the Purchaser, free and clear of all liens, claims, charges and other encumbrances other than those deriving through Purchaser.

      B. Upon the passage of title in accordance with the terms of Article 13 (except a transfer described in the proviso of the last sentence of Sub-Article 16(A)), the Contractor warrants that all parts, materials, and equipment to which title has passed will be free and clear of all liens, claims, charges and other encumbrances other than those deriving through the Purchaser.

ARTICLE 17  FORCE MAJEURE

      A. The Contractor shall not be responsible for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control ("Force Majeure"), including but not limited to: delay in obtaining or failure to obtain any Owner Permits (subject to the provisions of Sub-Article 7(D)); acts of God or of the public enemy; acts or failures to act (other than with respect to Contractor Permits) of any governmental authority unless resulting from any act or omission of Contractor; war or warlike operations, civil war or commotion, mobilizations or military call-up, and acts of similar nature; revolution, rebellions, sabotage, and insurrections or riots; fires, floods, epidemics quarantine restrictions; strikes, and other labor actions; freight embargoes; unworkable weather (so long as Contractor shall have taken reasonably foreseeable unworkable weather into account when planning its Work schedule; trawler or anchor damage caused by other marine activity such as fishing, marine research and marine development; acts or omissions of transporters; or a Purchaser Hindrance, but only to the extent that the obligation underlying such Hindrance is not performed at the time contemplated by the Plan of Work, provided that the following shall not constitute Force Majeures: (i) a loss by Contractor of employees (other than by reason of Force Majeure), (ii) strikes and other labor actions involving the Contractor's own work force, (iii) the first 5 days of unworkable weather (unless any such day occurs during the 30 days immediately preceding the then Scheduled RFS Date), (iv) the failure (other than by reason of Force Majeure) of any subcontractor, supplier or transporter to perform its obligations to Contractor (including on account of insolvency), (v) the unavailability of any raw materials or components, unless such raw materials or components are generally unavailable in the marketplace at the time Contractor should have ordered them or are unavailable by reason of force majeure or (vi) any increase in Contractor's costs.

      B. If any such Force Majeure causes an increase in the time or costs required for performance of any of its duties or obligations, the Contractor shall be entitled to an equitable extension of time for completion of the Work or the Upgrade Work, as the case may be, but not any adjustment in the Contract Price nor any reimbursement for any such additional costs incurred.

      C. Increase in cost due to Purchaser Hindrance will be as provided for in
Article 12 (Purchaser's Obligations).

      D. The Contractor shall inform the Purchaser promptly with written notification, and in all cases within fourteen (14) days of discovery and knowledge, of any occurrence covered under this Article and shall use its reasonable efforts to minimize such additional delays. The Contractor shall promptly provide an estimate of the anticipated time required to complete the Work or the Upgrade Work. Contractor shall be entitled to an equitable extension of time resulting from the Force Majeure condition, but only to the extent that such Force Majeure actually causes a delay in the timely completion of the Work or Upgrade Work after all reasonable efforts to minimize such a delay have been made.

      E. Within thirty (30) days of receipt of such a notice from Contractor, the Purchaser and the Independent Engineer may provide a written response. The absence of a response shall not be deemed as acceptance of Contractor's notice and request for additional time.

      F. If a Force Majeure continues for a total of two hundred (200) days, either Party may terminate the Contract by notice to the other and the Contract shall be deemed to have been terminated by Purchaser, effective on the date of the terminating Party's notice, in accordance with Sub-Article 14(A) and the remaining provisions of Article 14 shall apply to such termination.

      G. Every 45 days during the period of Force Majeure, the Parties shall meet and review the circumstances surrounding the Force Majeure, including, without limitation, the anticipated date of recommencing work.

ARTICLE 18  INTELLECTUAL PROPERTY

      A.    Ownership

            All right, title, and interest in and to all Intellectual Property (excluding Project Patent Rights) created or developed by Contractor in the course of its performance under this Contract that is (a) specifically and exclusively applicable to the System or a System Upgrade; and (b) either (i) embodied in Deliverable Technical Material (as that term is defined in Sub-Article 18(B) below) or (ii) embodied in the System or a System Upgrade (the "Project

Intellectual Property"), is and shall remain the sole property of Purchaser. Contractor represents that as of the date of this Contract, no software is planned to be developed that would be included as Project Intellectual Property.* All right, title and interest in and to all Intellectual Property created or developed by Contractor before commencing its performance under this Contract, or created or developed by Contractor exclusively in connection with activities other than its performance under this Contract, or created or developed by Contractor in the course of its performance under this Contract that is not Project Intellectual Property, and all Project Patent Rights (collectively, the "Contractor Intellectual Property"), is and shall remain the sole property of Contractor. Unless otherwise expressed in this Contract, no license is implied or granted herein to Purchaser to any Contractor Intellectual Property by virtue of this Contract, nor by the transmittal or disclosure of any such Contractor Intellectual Property to Purchaser. Any Contractor Intellectual Property disclosed, furnished, or conveyed to Purchaser that is marked as "Proprietary" or "Confidential" (or if transmitted orally is identified as being proprietary or confidential in a subsequent writing) shall be treated in accordance with the provisions of Article 20 (Safeguarding of Information and Technology). As used herein, "Intellectual Property" means any information, computer or other apparatus programs, software, specifications, drawings, designs, sketches, tools, market research or operating data, prototypes, records, documentation, works of authorship or other creative works, ideas, concepts, methods, inventions, discoveries, improvements, or other business, financial and/or technical information (whether or not protectable or registrable under any applicable intellectual property law). As used herein, "Project Patent Rights" means all inventions, discoveries, methods and improvements of a patentable nature created or developed by Contractor in the course of its performance under this Contract. Project Intellectual Property will include the materials to be listed in Exhibit H, to be created mutually by the Parties within thirty (30) days of execution of this Contract, as it may be amended from time to time by mutual agreement of the Parties.

      B.    Licenses

            Contractor shall furnish to Purchaser, upon the transfer of title to any portion of the System or a System Upgrade pursuant to Article 9, copies of all technical information, specifications, drawings, designs, sketches, tools, operating data, records, documentation and/or other types of engineering or technical data or information reasonably relating to the operation, maintenance or repair of each component of such portion of the System or System Upgrade as delivered by Contractor (the "Deliverable Technical Material"). Deliverable Technical Material shall not be deemed to include Deliverable Software. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(F) below) license to use and reproduce those Deliverable Technical Materials owned, controlled, or developed by Contractor and all Contractor Intellectual Property included in or necessary to use all the Deliverable Technical Materials for purposes of fulfilling Purchaser's obligations under this Contract and using and operating the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written


* Material omitted and separately filed with the Commission under an application for confidential treatment.

obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(F) below) license to use and reproduce those portions of Deliverable Technical Materials owned or controlled by third parties (but only to the extent of any rights which may have been granted to Contractor by such third parties) for the purpose of fulfilling Purchaser's obligations under this Contract and using and operating the System supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Except as set forth in this provision, no license under Contractor's patents, copyrights, trade or service marks, trade secrets or other intellectual property rights protectable under law in the United States or any foreign country is granted to Purchaser. It is expressly understood that it shall not be a violation of this license for Purchaser, on its own behalf or through third parties (under appropriate written obligations respecting confidentiality) specifically employed for the purpose, to use and reproduce Deliverable Technical Material that is not Project Intellectual Property to modify the System (as upgraded by any System Upgrades) or connect the System (as upgraded by any System Upgrades) to other systems, provided that Purchaser may not use the Deliverable Technical Materials that is not Project Intellectual Property in achieving such modification or interconnection for any purpose other than determining the technical configuration, systems interface and/or interoperability requirements of the System (as upgraded by any System Upgrades) as delivered by Contractor (subject to the rights of third parties therein and thereto), and subject to the limitations on Contractor's obligations as set forth in Articles 10(D) and 19(A) concerning any such modification or interconnection.

      C.    Deliverable Software

            Contractor shall furnish to the Purchaser, upon transfer of title to any portion of the System or System Upgrade pursuant to Article 9, copies of all computer or other apparatus programs and software, in executable form, and related documentation relating to the operation, maintenance, or repair of the computer systems of such portion of the System or System Upgrade, as the case may be, as delivered by Contractor (the "Deliverable Software"). In the case of Contractor Intellectual Property, such copies of programs and software shall consist solely of executable code provided in offline media (e.g., tapes, or diskettes) for restoration purposes, sufficient to operate, maintain or repair the computer systems of such portion of the System or System Upgrade, as the case may be, as delivered by Contractor, and in the case of Project Intellectual Property, such programs and software shall be delivered in both source and object code forms. Contractor shall furnish to Purchaser, from time to time during the Warranty Period or any Upgrade Warranty Period, copies of all computer or other apparatus programs and software, in executable form (and in the case of Project Intellectual Property, in source code form), and related documentation that Contractor may develop to correct errors or to maintain Deliverable Software previously furnished to Purchaser, which shall also be treated as Deliverable Software for purposes of this Contract upon delivery thereof to Purchaser. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(F) below) license to use and reproduce the Deliverable Software

Materials owned, controlled, or developed by Contractor for the purpose of fulfilling Purchaser's obligations under this Contract and using and operating the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(F) below) license to use and reproduce those portions of Deliverable Software owned or controlled by third parties (but only to the extent of any rights which may have been granted to Contractor by such third parties) for the purpose of fulfilling Purchaser's obligations under this Contract and using and operating the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. These licenses shall be limited to the right to use Deliverable Software that is not Project Intellectual Property only with the particular type of computer equipment or substantially similar replacement equipment for which such Deliverable Software was provided in the System (as upgraded by any System Upgrades) as supplied by Contractor.

            1.    Confidentiality

                  Purchaser shall keep the Deliverable Software that is not Project Intellectual Property confidential in accordance with
                  Article 20 (Safeguarding of Information and Technology) and
                  Article 21 (Export Control) and agrees to use its best efforts to see that its employees, consultants, and agents, and other users of such software, comply with the provisions of this Contract. Purchaser also agrees to refrain from taking any steps, such as reverse assembly or decompilation, to derive a source code equivalent of any object code that is furnished by Contractor; provided that Contractor is willing when requested by Purchaser and is able to maintain the Deliverable Software that is not Project Intellectual Property in accordance with the terms of a support and maintenance agreement to be entered into on such terms to be agreed upon by the Parties, which terms shall in all events contain assurances of support and maintenance that are commercially reasonable and in any event at least as favorable as those provided by Contractor to other licensees, or Contractor is willing and able to enter into an agreement to maintain the Deliverable Software upon terms reasonably comparable to the pertinent terms of the initial agreement to be entered into by the Parties with regard to support and maintenance after the expiration or termination thereof or does not go insolvent or bankrupt to thereby trigger a software escrow event in accordance with Article 18(G) (Escrow). In the case of insolvency or bankruptcy of Contractor, Purchaser shall limit any derivation of a source code equivalent to that portion of the Deliverable Software that is Contractor Intellectual Property. Purchaser shall not under any circumstances take any steps to derive a source code equivalent from that portion of the Deliverable Software comprising commercial, off-the-shelf software developed or provided by third parties.

            2.    Backup Copies

                  Purchaser may make and retain two archive copies in executable form of the Deliverable Software that is not Project Intellectual Property. Any copy will contain the same copyright notice and proprietary markings as are on the original software and shall be subject to the same restrictions as the originals.

            3.    Termination of Software Licenses

                  In the event of (i) use by the Purchaser of Deliverable Software that is not Project Intellectual Property in a manner other than that permitted in Sub-Article 18(C) or (ii) any other material breach of this Article 18 by Purchaser that in either event is not cured within sixty (60) days from receipt by Purchaser of written notice of such impermissible use or breach, Contractor, at its option, may terminate the rights granted to Purchaser pursuant to this Article, upon written notice to Purchaser, which termination shall take effect no sooner than sixty (60) days following receipt by Purchaser of a subsequent written notice of termination. Upon termination, Purchaser shall either return or destroy, at Contractor's option, all copies of Deliverable Software that is not Project Intellectual Property furnished under this Contract.

            4.    Indemnification

                  In the event of (i) use by Purchaser of Deliverable Software that is not Project Intellectual Property furnished hereunder other than that permitted in Sub-Article 18(C) or (ii) any other material breach of this Article 18 by Purchaser, the Purchaser shall indemnify and hold Contractor harmless from any and all third party claims resulting therefrom whether arising from a defect in the software or otherwise.

      D.    Trademarks, Tradenames, etc.

            No rights are granted herein to either Party to use any identification (such as, but not limited to tradenames, trademarks, service marks or symbols, and abbreviations, contractions, or simulations thereof) owned or used by the other Party or its parent company or its affiliates to identify itself or its affiliates or any of its products or services. Each Party agrees that it will not, without the prior written permission of the other Party, use such identification in advertising, publicity, packaging, labeling, or in any other manner to identify itself or any of its products, services, or organizations, or represent directly or indirectly that any product, service, or organization of it is a product, service, or organization of the other Party or its affiliates, or that any product or service of a Party is made in accordance with or utilizes any intellectual property of the other Party or its affiliates.

      E.    DISCLAIMER, LIMITATION OF LIABILITY

            CONTRACTOR REPRESENTS THAT ANY INFORMATION OR INTELLECTUAL PROPERTY FURNISHED IN CONNECTION WITH THIS CONTRACT SHALL BE TRUE AND ACCURATE TO THE BEST OF ITS KNOWLEDGE AND BELIEF, BUT CONTRACTOR SHALL NOT BE HELD TO ANY LIABILITY FOR UNINTENTIONAL ERRORS OR OMISSIONS THEREIN. EXCEPT AS EXPRESSLY PROVIDED, CONTRACTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSLY OR IMPLIEDLY. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, CONTRACTOR AND ITS PARENT COMPANY AND AFFILIATES MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF INFORMATION OR INTELLECTUAL PROPERTY DISCLOSED OR PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY. EXCEPT AS OTHERWISE PROVIDED IN THIS CONTRACT, CONTRACTOR AND ITS PARENT AND AFFILIATES SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM BY PURCHASER OR ANY THIRD PARTY CLAIM AGAINST PURCHASER ON ACCOUNT OF, OR ARISING FROM, PURCHASER'S USE OF INFORMATION OR INTELLECTUAL PROPERTY DISCLOSED OR PROVIDED BY CONTRACTOR.

      F.    Transferability

            The licenses granted to Purchaser by Contractor in the Deliverable Technical Materials and Deliverable Software are personal and non-transferable, except that Purchaser may assign or transfer such licenses to an affiliated entity under common control with the Purchaser or to any entity succeeding to Purchaser's entire interest in the System (as upgraded by any System Upgrades) as a result of reorganization or restructuring of the Purchaser or in the event of a change of control of the Purchaser.

      G.    Deliverable Software Escrow

            Within sixty (60) days of the Date of Provisional Acceptance or Commercial Acceptance of any portion of the System or any System Upgrade, Contractor shall deliver copies of source code and related documentation for that portion of Deliverable Software that is Contractor Intellectual Property (but not that portion of Deliverable Software comprising commercial, off-the-shelf software, or software developed or provided by third parties) to a third party commercial software escrow service, and from time to time as it becomes available, copies of source code for updates, maintenance releases, or other new versions of the Deliverable Software that is Contractor Intellectual Property that is reasonably relating to the operation, maintenance or repair of the computer systems of any portion of the System or any System Upgrade as delivered by Contractor during the System's twenty-five (25) year Design Life Period.

            A detailed listing of commercial, off-the-shelf software, or software developed or provided by third parties to be included in the Deliverable Software shall be delivered by Contractor to Purchaser within sixty
(60) days of the Date of Provisional Acceptance of any portion of the System or any System Upgrade, as the case may be.

            The escrow service shall be authorized by Contractor to release the escrowed software to Purchaser within five (5) business days after the receipt of notice by Purchaser that (i) a Bankruptcy Event has occurred, (ii) that the Contractor is no longer engaged in the business of operating or maintaining, or providing support for other parties in operating or maintaining, systems comparable to the System (as modified by System Upgrades) or (iii) that Purchaser has terminated the Contract pursuant to Article 12 (Termination for Default) due to Contractor's default, unless Contractor agrees to continue to support Purchaser with respect to Deliverable Software.

ARTICLE 19  INFRINGEMENT

      A. The Contractor agrees to defend or settle at its own expense all suits for infringement of any patent, copyright, trademark or other form of intellectual property right in any country of the world, for the use and operation of the System (as upgraded by any System Upgrades) as supplied by Contractor and for any component part thereof or material or equipment used therein (or the manufacture of any material or the normal use thereof) provided by the Contractor or on its behalf pursuant to this Contract and will hold the Purchaser harmless from all expense of defending any such suit and all payments for final judgment assessed on account of such infringement, except such infringement or claim arising from:

            1. The Contractor's adherence to the Purchaser's directions in the design and configuration of the System (as upgraded by any System Upgrades) or to use materials, parts or equipment of the Purchaser's selection; or

            2. Such material, parts or equipment furnished to the Contractor by the Purchaser, other than in each case, items of the Contractor's design or selection or the same as any of the Contractor's commercial merchandise or in processes or machines of the Contractor's design or selection used in the manufacture of such standard products or parts; or

            3. Use of the System (as upgraded by any System Upgrades) or the materials, parts or equipment furnished by Contractor other than for the purposes indicated in, or reasonably to be inferred from, this Contract or in conjunction with other products; or

            4. Modification of the System (as upgraded by any System Upgrades) or the materials, parts or equipment furnished by the Contractor, or connection of the System to another system by any person or entity other than Contractor, without prior expressed written approval by Contractor.

      B. The Purchaser will, at its own expense, defend all suits against the Contractor for such excepted infringement and hold the Contractor harmless from all expense of defending any such suit and from all payments by final judgment assessed against the Contractor on account of such excepted infringement.

      C. The Contractor and the Purchaser agree to give each other prompt written notice of claims and suits for infringement, full opportunity and authority to assume the sole defense, including appeals and, upon request and at its own expense, the other agrees to furnish all information and assistance available to it for such defense.

      D. If all or any portion of the System (as upgraded by any System Upgrades) or any material, part or equipment provided by the Contractor or on its behalf is held to constitute an infringement (excluding such excepted infringements specified in Sub-Article 19(A)) and is subject to an injunction restraining its use or any order providing for its delivery up to or destruction, or if in respect of any such claim of infringement the Contractor deems it advisable to do so, the Contractor shall at its own expense either:

            1. Procure for the Purchaser the right to retain and continue to use the System, the affected portion thereof, or any such material, part or equipment without interruption for the Purchaser;

            2. Replace or modify the System, the affected portion thereof, or any material, part or equipment so that it becomes noninfringing while continuing to meet the Performance Requirements or

            3. If the remedies specified in Sub-Articles 19(D)(1) an 19(D)(2) are not feasible, refund to the Purchaser the full purchase price paid for the System, the affected portion thereof, or any material, part or equipment found to be infringing.

      E. In no event shall the Purchaser make any admission or settle any claim in relation with any claim for infringement without Contractor's consent.

ARTICLE 20  SAFEGUARDING OF INFORMATION AND TECHNOLOGY

      A. In performance of this Contract, it may be mutually advantageous to the Parties hereto to share certain specifications, designs, plans, drawings, software, market research or operating data, prototypes, or other business, financial, and or/technical information related to products, services, or systems which are proprietary to the disclosing Party or its affiliates (and in the case of Contractor, Contractor's parent company) (together with this Contract and related documents, "Information"). The Parties recognize and agree that Information includes information that was supplied in contemplation hereof prior to execution of this Contract, and further agree that Information includes information in both tangible and intangible form.

      B. Unless such Information was previously known to the Party receiving such Information free of any obligation to keep it confidential, or such Information has been or is subsequently made public through other than unauthorized disclosure by the receiving Party or is independently developed by the receiving Party (as documented by the records of the receiving Party), it shall be kept confidential by the Party receiving such Information, shall be disclosed only in the performance of this Contract, and may not be disclosed for any other purposes except upon such terms as may be agreed upon in writing by the Party owning such Information. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this Article expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting disclosure and use of Information contained in this Article and to any other reasonable conditions requested by the furnishing Party. Nothing herein shall prevent a Party from disclosing Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (c) to the extent reasonably required in connection with the exercise of any remedy hereunder and (d) to a Party's legal counsel or independent auditors.

      C. The Purchaser may disclose Information to its lenders and their representatives in connection with obtaining financing for the System, provided that each such lender or their representative is informed in writing of and agrees to abide by the confidentiality terms contained in this Contract. Any such disclosure of Information shall be subject to the restrictions in Sub-Article 20(B).

ARTICLE 21  EXPORT CONTROL

            The Parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided by either Party under this Contract are or may be subject to export laws and regulations of the United States and the destination country(ies) and any use or transfer of such products, software and technical information must be authorized under those Laws. The Parties agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with export Laws. If requested by either Party, the other Party agrees to sign all necessary export-related documents as may be required to comply with export Laws.

ARTICLE 22  LIQUIDATED DAMAGES


      A. If Phase 1A of the System is not Ready for Commercial Acceptance or Provisional Acceptance within fourteen (14) days (the "Grace Period") following the Scheduled Phase 1A RFS Date, as it may have been extended under:

            1. Article 6 (Contract Variations);

            2. Article 17 (Force Majeure);

            3. Article 15 (Suspension); or

            4. Other arrangements as agreed between the Purchaser and the
               Contractor;

then Contractor shall pay to Purchaser for each day of delay following the expiration of the Grace Period for up to 200 days or, if earlier, to the day Contractor begins making payments under

Paragraph B of this Article 22, by way of pre-estimated and liquidated damages for the delay and not as a penalty, an amount equal to 0.05% of the Phase 1A Price for the System, subject to the maximum aggregate amount set forth in paragraph D of this Article 22.

      B. If the System is not Ready for Commercial Acceptance or Provisional Acceptance by the Scheduled System RFS Date, as it may have been extended under:

            1.    Article 6 (Contract Variations);

            2.    Article 17 (Force Majeure);

            3.    Article 15 (Suspension); or

            4. Other arrangements as agreed between the Purchaser and the Contractor;

then Contractor shall pay to Purchaser for each day of delay, for up to 200 days, by way of preestimated and liquidated damages for the delay and not as a penalty, an amount equal to 0.05% of the Initial Contract Price for the System, less, if the Date of Commercial Acceptance or Date of Provisional Acceptance of Phase 1A and/or Phase 1B has occurred, the Phase 1A Price and/or the Phase 1B Price, as the case may be, subject to the maximum aggregate amount set forth in paragraph D of this Article 22.

      C. If a System Upgrade is not Ready for Commercial Acceptance or Provisional Acceptance by the Scheduled Upgrade Date, as it may have been extended under:

            1.    Article 6 (Contract Variations);

            2.    Article 17 (Force Majeure);

            3.    Article 15 (Suspension); or

            4. Other arrangements as agreed between the Purchaser and the Contractor;

then Contractor shall pay to Purchaser for each day of delay, for up to 90 days, by way of preestimated and liquidated damages for the delay and not as a penalty, an amount equal to .05% of the Initial Upgrade Contract Price.

      D. In no event will the aggregate amount of Liquidated Damages exceed 10% of the Initial Contract Price.

ARTICLE 23  LIMITATION OF LIABILITY/INDEMNIFICATION

      A. NOTWITHSTANDING ANY OTHER PROVISION IN THIS CONTRACT, AND IRRESPECTIVE OF ANY FAULT, NEGLIGENCE OR GROSS NEGLIGENCE OF ANY KIND, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY CONSEQUENTIAL,

INCIDENTAL, INDIRECT, RELIANCE OR SPECIAL (INCLUDING PUNITIVE) DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE, LOSS OF BUSINESS OPPORTUNITY OR THE COSTS ASSOCIATED WITH THE USE OF RESTORATION FACILITIES RESULTING FROM ITS FAILURE TO PERFORM PURSUANT TO THE TERMS AND CONDITIONS OF THIS CONTRACT.

      B. EXCEPT AS SET FORTH BELOW IN THE LAST TWO SENTENCES OF THIS SUB-ARTICLE 23(B), THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY, WHETHER IN TORT, CONTRACT OR OTHERWISE, EXCEPT FOR CLAIMS RELATING TO SYSTEM UPGRADES, SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE CONTRACT PRICE. THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY FOR CLAIMS RELATING TO SYSTEM UPGRADES (IF CONTRACTOR CAN PROVE THAT THE SYSTEM WAS DESIGNED WITH SUFFICIENT TRANSMISSION MARGIN AND THUS SUCH CLAIMS DO NOT ARISE UNDER CLAUSE (ii) OF SUB-ARTICLE 10(B)) SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE APPLICABLE UPGRADE PRICE. THE FOREGOING LIMITATION SHALL NOT APPLY TO CLAIMS UNDER SUB-ARTICLES 19(A) AND 23(C). IF CONTRACTOR CANNOT PROVE THAT THE SYSTEM WAS DESIGNED WITH SUFFICIENT TRANSMISSION MARGIN FOR A SYSTEM UPGRADE, THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY FOR CLAIMS ARISING UNDER CLAUSE (ii) OF SUB-ARTICLE 10(B) SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE UPGRADEABILITY LIABILITY LIMIT.

      C. Contractor, at its expense, shall defend, indemnify and hold harmless Purchaser, its affiliates, agents, subcontractors and employees (collectively, the "Indemnitees") against any and all claims, proceedings, demands, costs, expenses, liabilities (including without limitation, reasonable legal fees), and judgements for losses (collectively, "Liabilities") asserted against or incurred by any Indemnitee, arising out of, or in connection with (a) this Contract, and/or the performance thereof by Contractor or any of its subcontractors, or
(b) the operation and maintenance of the System prior to the risk of loss passing to Purchaser, resulting from acts or omissions of Contractor or any Subcontractor, regardless of whether involving errors, negligence or willful misconduct or resulting from, strict liability or statutory liability, except to the extent that such Liabilities were caused by the negligent acts or willful misconduct of Purchaser. The defense, indemnification and save harmless obligation is specifically conditioned on the following: (i) Purchaser providing prompt notification in writing of any such Liability when it obtains Actual Knowledge thereof, unless such failure shall not have materially impaired Contractor's ability to defend against such claim; (ii) Contractor having control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; and (iii) Purchaser cooperating, at Contractor's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement. The Purchaser, at its option, shall be entitled to participate, at its own expense, in any proceeding, claim or demand involving an Indemnitee.

      D. Purchaser, at its expense, shall defend, indemnify and hold harmless Contractor, its agents, subcontractors and employees against any and all claims, demands, and judgments for losses due to any act or omission, arising out of, or in connection with this Contract or, after risk of loss passes to Purchaser, the operation or maintenance of the System, to the extent such losses were caused by the negligence or willful misconduct of the Purchaser, its subcontractors, employees or agents (other than Contractor). The defense, indemnification and save harmless obligation is specifically conditioned on the following (i) Contractor providing prompt notification in writing of any such claim or demand when it obtains Actual Knowledge thereof, unless such failure shall not have materially impaired Purchaser's ability to defend against such claim; (ii) Purchaser having control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; and (iii) Contractor cooperating, at Purchaser's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement.

ARTICLE 24  COUNTERPARTS

            This Contract may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

ARTICLE 25  DESIGN AND PERFORMANCE RESPONSIBILITY; SUBCONTRACTORS

      A. The Contractor shall be solely responsible for the engineering and design of and for all details of the System and the System Upgrades and for the adequacy thereof.

      B. The Contractor's responsibility for engineering and designing of the System and the System Upgrades shall not in any way be diminished, nor shall the Contractor's design approach be restricted or limited by, the Purchaser's acceptance of the Contractor's guidance or recommendations as to engineering standards and design specifications, or by the Purchaser's approval, suggestions or recommendations on any aspect of the engineering or design.

      C. Purchaser shall use reasonable efforts in assisting the Contractor, at Contractor's expense, to obtain in a timely manner accurate information required for the Contractor to perform the Work and the Upgrade Work, which Contractor cannot expeditiously and cost-effectively obtain from any source other than the Purchaser.

      D. The Contractor will select Subcontractors in connection with the performance of the Work such that all Work provided by any such Subcontractors meet the System specifications set out in the Technical Volume hereto and the reliability and performance requirements set forth in this Contract. Regardless of whether or not the Contractor obtains approval from the Purchaser of a Subcontractor or whether the Contractor uses a Subcontractor recommended or designated by the Purchaser, use by the Contractor of a Subcontractor will not, under any circumstances: (i) give rise to any claim by the Contractor against the Purchaser if such Subcontractor breaches its subcontract or contract with the Contractor; (ii) give rise to any claim by such Subcontractor against the Purchaser; (iii) create any contractual obligation by the Purchaser to the Subcontractor; (iv) give rise to a waiver by the Purchaser of its rights to reject any defects or deficiencies or defective Work; or (v) in any way release the Contractor from being solely responsible to the Purchaser for the Work to be performed under this Contract.

      E. The Contractor is the general contractor for the Work and remains responsible for all of its obligations under this Contract, including the Work, regardless of whether a subcontract or supply agreement is made or whether the Contractor relies upon any Subcontractor to any extent. The Contractor's use of Subcontractors for any of the Work will in no way increase the Contractor's rights or diminish the Contractor's liabilities to the Purchaser with respect to this Contract, and in all events the Contractor's rights and liabilities hereunder with respect to the Purchaser will be as though the Contractor had itself performed such Work. The Contractor will be liable for any delays caused by any Subcontractor as if such delays were caused by the Contractor.

      F. The terms of this Contract will in all events be binding upon the Contractor regardless of and without regard to the existence of any inconsistent terms in any agreement between the Contractor and any Subcontractor whether or not and without regard to the fact that the Purchaser may have directly and/or indirectly had notice of any such inconsistent term.

      G. The Contractor must make all payments to all Subcontractors (except in the case of legitimate disputes between the Contractor and any such Subcontractor arising out of the agreement between the Contractor and such Subcontractor) in accordance with the respective agreements between the Contractor and its Subcontractors such that Subcontractors will not be in a position to enforce liens and/or other rights against the Purchaser, the System or any part thereof.

      H. If a proposed Subcontractor of major Supplies is not listed on Exhibit G hereto, Contractor shall obtain approval thereof from Purchaser, which approval will not be unreasonably withheld. Contractor will not terminate any such listed or approved subcontractor except for good cause (taking into account the interests of Purchaser) and after consultation with Purchaser;*

      I. Purchaser shall have the option to designate Global Marine as the Subcontractor that will perform all (or such portion designated by Purchaser) of the marine installation work for the System and Contractor shall utilize such company for such purpose if so requested by Purchaser.

      J. Contractor hereby explicitly waives and agrees not to assert any defense or claim it may have against Purchaser based upon the fact that Purchaser is an affiliate of Global Marine unless Purchaser and Global Marine have acted together in bad faith toward Contractor under and in connection with this Contract.

ARTICLE 26  PRODUCT CHANGES

            The Contractor may at any time make changes to the System or System Upgrades furnished pursuant to this Contract, or modify the drawings and published specifications relating thereto, or substitute equipment of later design, provided the changes, modifications, or substitutions under normal and proper use do not impact upon the form, fit, expected life or function of the System as provided in the System Performance Requirements.

* Material omitted and separately filed with the Commission under an application for confidential treatment.

ARTICLE 27  RISK AND INSURANCE

      A. The Contractor shall at all times maintain, and upon request, the Contractor shall furnish the Purchaser with certificates, or other reasonable evidence, that Contractor maintains, the following insurance or has adequate self-insurance (other than as required to comply with any statutory insurance requirements); provided, that the following insurance coverages may be combined or in different form so long as Contractor maintains insurance consistent with the following requirements:

            1.    Workmen's Compensation and Employers Liability Insurance (with
                  a limit of not less than    *    for any one incident or
                  series of incidents arising from one event or such higher limit as may be required by the laws of any jurisdiction) covering the officers and employees of the Contractor for all compensation or other benefits required of the Contractor by the laws of any nation or political sub-division thereof to which the Contractor and its operations under this Contract are subject in respect of injury of death of any such employee.

            2. Comprehensive General Public Liability Insurance, covering personal injury and/or property damage, with combined single
                  limits of not less than       *      for claims of injury or
                  death of any persons or loss of or damage to property resulting from any one accident. This insurance to be extended to provide Marine Comprehensive General Liability including liabilities arising out of the operation of subsea equipment.

            3. Comprehensive Automobile Liability insurance covering all vehicles and automotive equipment owned, hired, or in the custody and control of Contractor and complying with all
                  applicable legislation with limits not less than    *
                  combined single limit for the death or injury of any person
                  per accident and not less than     *      for the loss or
                  damage to property resulting from any one accident.

            4.    Excess Liability Coverage over that required in Sub-Articles
                  27(A)(1), (2) and (3) with minimum limits of     *     for
                  any one accident or occurrence.

            5. All Risk Insurance in respect of all property of Contractor, its respective officers, agents and employees connected with the performance of the Work against all loss or damage from whatever cause.

            6. Conventional Marine Hull and Machinery Insurance including War Risks or any vessel(s) owned, operated or chartered by the Contractor, in an amount equal to the full value thereof. In the event of damage to or loss of such vessel(s), the Contractor agrees to look to its insurance carrier for payment of such loss or damage and hereby releases the Purchaser and waives any claims against the Purchaser for the loss of such vessel(s)

* Material omitted and separately filed with the Commission under an application for confidential treatment.

                  unless due to the negligence of Purchaser, its agent or representatives (other than Contractor).

            7. All vessels are to be entered in a Mutual Protection and Indemnity Association with a full and unlimited entry or to have Marine Protection and Indemnity Insurance with a limit of
                  not less than     *      including coverage for illness,
                  injury or death of crew members (unless covered under Workmen's Compensation Insurance), Contractual Liability Coverage, Collision and Tower's Liability, Removal of Wreck and Debris and Third Party Liability.

            8.    Specialist Operations Insurance with a limit of not less than
                       *      as per London Wording 1993 or equivalent.

            9. Transit Insurance including inland, air, and Marine Cargo coverage including War (other than on land) in an amount sufficient to cover the expected highest value of any one shipment. Coverage to include Institute Cargo Clauses, all risks 1.1.63, Institute War Clauses, London Malicious Damage Clause, and Institute Strikes Riots and Civil Commotion Clauses or their equivalent.

            10. Marine Cargo or equivalent is required to protect, for full cost, against all risks of physical loss or damage to the plant, equipment and supplies to be included in the System (other than War Risks) beginning with when each such item is ready for shipping and ending when the submersible plant and equipment are placed overside the cable laying vessel and when the equipment and supplies are delivered to the cable stations, central offices, or network operation center. The coverage continues to cover cable lying on the seabed.

            11. Sea Bed or equivalent coverage (including an Old Mines and Torpedoes Clause, including other derelict weapons of War) is required to protect, for full cost, against all risks of physical loss or damage to the submersible plant and equipment described in Sub-Article 27(A)(10) above. See last paragraph.

            12. War Risks or equivalent coverage is required to protect against damage to, seizure by and/or destruction of the System by means of war, piracy, takings at sea and other warlike operations until discharge of the submersible plant and equipment. For the purposes of this Article "discharge of the submersible plant and equipment" shall be deemed to take place when the plant and equipment reaches the sea bottom, as far as the submersible plant and equipment is concerned, and when the plant is off-loaded in the respective terminal country, as far as non-submersible plant is concerned.

* Material omitted and separately filed with the Commission under an application for confidential treatment.

            13. Pollution Liability (EIL) insurance for installation operations and as arising from the use of vessels in an amount
                  not less than       *       or such higher sum as may be
                  required to meet any legal requirement in area of operations.

            The Comprehensive General Liability Insurance required pursuant to Sub-Article 27(A)(2) above, shall include Contractual Liability Coverage which shall specifically apply to the obligations assumed by the Contractor under the Terms and Conditions of this Contract.

      B.    1.    All the foregoing insurances shall be effected with a
                  creditworthy insurer and shall be endorsed to provide
                  Purchaser with at least thirty (30) days prior written notice of cancellation or material change.

            2. All the foregoing insurances shall name Purchaser and its lenders as an additional insured as to operations hereunder, in which event the Contractor's insurance shall be primary to any insurance carried by Purchaser.

            3. The limits specified herein are minimum requirements and shall not be construed in any way as limits of liability or as constituting acceptance by Purchaser of such responsibility for financial liabilities in excess of such limits. The Contractor shall bear all deductibles applicable to any insurance.

            4. If it is judicially determined that the monetary limits of insurance required hereunder or of any indemnity voluntarily assumed under the Terms and Conditions of this Contract which the Contractor agrees will be supported either by available liability insurance or voluntarily self-insured, in part or whole, exceeds the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnity shall automatically be amended to conform to the maximum monetary limits permitted under such law.

            5. Contractor shall take reasonable steps to provide that any sub-contractor engaged by it has in effect or will effect Employer's Liability, Workmen's Compensation, Hull and Machinery and Protection and Indemnity insurances and any other insurances required by law, together with such other insurances as the Contractor may consider necessary.

            6. If the Contractor fails to effect or keep in force any of the insurances required under this Contract, Purchaser may effect and keep in force any such insurances and pay such premiums as may be necessary for that purpose and from time to time deduct the amount so paid by Purchaser from any money due or which may become due to the Contractor hereunder or recover the same as a debt due from the Contractor, provided that Purchaser is not in Default.

* Material omitted and separately filed with the Commission under an application for confidential treatment.

            7. Each Party shall give the other prompt notification of any claim with respect to any of the insurances to be provided hereunder, accompanied by full details giving rise to such claim. Each Party shall afford the other all such assistance as may be required for the preparation and negotiation of insurance claims.

            8. Contractor shall report to Purchaser as soon as practicable all accidents or occurrences resulting in injuries to Contractor's employees or third parties, or damage to property of third parties, arising out of our during the course of services for Purchaser by Contractor.

      C. The Contractor may organize such reasonable levels of deductibles, excesses and self-insurance as it considers appropriate and which are within prudent industry standards.

      D. The insurance requirements of this Article 27 will remain in place with respect to each Segment, each Phase, the System or System Upgrade, as the case may be, and will not in any way be diminished or reduced until the transfer of title and risk of loss shall have passed to Purchaser of such Segment, such Phase, System or System Upgrade, as the case may be, even in the event of the sale of substantially all the assets of the Contractor by way of a merger, consolidation or sale of assets.

ARTICLE 28  PLANT AND WORK RULES

            Employees and agents of each Party shall, while on the premises of the other or its subcontractors, comply with all plant rules and governmental regulations.

ARTICLE 29  RIGHT OF ACCESS AND REVIEW

      A. The Contractor shall permit access by the Purchaser or its quality assurance (QA) Representatives (other than a competitor of the Contractor or any affiliate of a competitor) to the Contractor's premises where the work will be performed, including factories, cable stations and other such facilities, and will use its best endeavors to secure rights of access to premises of its subcontractors where the work will be performed, having subcontracts or orders in the amount of, or equivalent to U.S. $125,000 or more, in accordance with the Contractor's contractual arrangements with its Subcontractors, and allow the Purchaser or its QA Representative to:

            1. audit the Contractor's quality assurance system and its application to the Work and Upgrade Work, including manufacture, development and raw materials and components provision;

            2. inspect all parts of the Work and Upgrade Work to the extent reasonably practicable to ensure that their quality meets the Specification; and

            3. perform activities with respect to cable stations and other civil works such as, but not limited to, survey, installation, commissioning, acceptance and other construction and/or operational activities.

Each of the foregoing rights of access shall be conditional upon (i) Purchaser giving Contractor reasonable notice, (ii) exercising such rights of access during normal business hours and (iii) the Purchaser and/or the QA Representatives accessing factories, cable stations and other such facilities in a manner that avoids disruption of the work that is being performed on such premises. The Purchaser shall provide the name(s) of each such visitor prior to the visit. The Contractor shall not be responsible for any costs, including travel and accommodation costs, of the Purchaser or its representatives.

      B. The right of access shall also allow for the Purchaser and/or its QA Representatives to be aboard the vessel(s) during installation and the route survey, provided accommodations are available. The Contractor shall not be responsible for any costs of the Purchaser or its representatives, except for living expenses on board the vessel which includes one (1) daily telex or fax, all other travel and accommodation costs for the Purchaser or its QA Representatives shall be for the account of the Purchaser.

      C. Any right of access shall not be construed as creating any obligation requiring the Contractor or its subcontractors to disclose trade secrets or proprietary information. Further, such right of access may be conditioned on the execution of a confidentiality and non-disclosure agreement and/or subject to routine building or security rules, regulations or procedures.

      D. Any exercise of any right of the Purchaser under this Contract to inspect, audit, visit or to observe or to review or approve any part of the Work or System Upgrades shall not be construed as limiting any obligation of Contractor hereunder, including without limitation, under Articles 1 and 10 hereof.

      E. Contractor will have access to the System as necessary to accomplish its responsibilities under this Contract and in order to make repairs and to make System Upgrades. Contractor will provide reasonable notice of its need for access and will take reasonable steps to minimize disruptions to the operation of the System.

      F. Contractor shall give the Purchaser reasonable prior written notice of each monthly project management review meeting with respect to the status of the construction and/or installation of the System, and Purchaser's representatives and the Independent Engineer shall at their cost be permitted to attend and participate in such meetings.

ARTICLE 30  QUALITY ASSURANCE; FIRST APPLICATION

      A. All equipment, material and supplies provided under this Contract shall be inspected and tested by representatives designated by the Contractor to the extent reasonably practical to assure that the quality of the equipment, materials and supplies being incorporated is sufficient to realize the System Performance Requirements. The inspection and test program established for such equipment, materials and supplies shall be consistent with commercial practices normally employed by the Contractor in the construction of submarine cable systems. The foregoing shall not be construed as limiting any of the Contractor's obligations under this Contract.

      B. The Contractor represents that the list in Exhibit F identifies (i) all major System elements and subsystems and (ii) all Deliverable Software, which have not been used, as of the date hereof, in any other currently operating submarine cable system, the qualification plans for which are more fully described in the First Office Application section of the Quality Plan section of the Technical Volume.

ARTICLE 31  DOCUMENTATION

            The Contractor shall furnish to the Purchaser one set of the standard documentation in the English language for the System provided hereunder. Such documentation shall be provided prior to the Acceptance testing. Additional copies of the documentation are available at additional cost.

ARTICLE 32  TRAINING

            The Contractor will provide, as part of the Initial Contract Price, any and all training, as more particularly described in the training section of Appendix 6, necessary for the operation and maintenance of the System. Any person who is to receive such training, prior to the receipt of such training, shall be obligated to execute a confidentiality and non-disclosure agreement containing terms substantially similar to Article 36.

ARTICLE 33  SETTLEMENT OF DISPUTES/ARBITRATION/LITIGATION

      A. The Parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Contract.

      B. Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Contract, including the existence, validity, interpretation, performance, termination or breach thereof, shall, if both Parties agree in writing thereto, finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"), taking into account the Japan American Trade Arbitration Agreement, dated as of September 16, 1952. Unless the Parties agree to a sole arbitrator, there shall be three (3) arbitrators, with each Party appointing one arbitrator, who collectively will select a third. The language of the arbitration shall be English. The Arbitrator will not have authority to award punitive damages to either Party. Each Party shall bear its own expenses, but the Parties shall share equally the fees and expenses of the Arbitration Tribunal and the AAA. This Contract shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. In any such arbitration, the decision in any prior arbitration under this Contract shall not be deemed conclusive of the rights as among themselves of the Parties hereunder. The arbitration shall be held in New York, New York, U.S.A.

      C.    1.    If both Parties do not agree to arbitration pursuant to
                  paragraph (B) above, then either Party may institute suit in the Supreme Court of the State of New York sitting in New York
                  County or the United States District Court of the Southern
                  District of New York, or any appellate court from any thereof.

            2. Each Party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Contract, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of the place of residence or domicile of either Party. The Contractor hereby irrevocably and unconditionally appoints CT Corporation System (the "New York Process Agent"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive on behalf of the Contractor and its respective property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York State or Federal court and agrees promptly to appoint a successor New York Process Agent in The City of New York (which successor Process Agent shall accept such appointment in a writing prior to the termination for any reason of the appointment of the initial New York Process Agent). In any such action or proceeding in such New York State or Federal court sitting in The City of New York, such service may be made on the Contractor by delivering a copy of such process to the Contractor in care of the appropriate Process Agent at such Process Agent's above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to the Contractor at its address referred to in
                  Article 35 of this Contract (such service to be effective upon such receipt by the appropriate Process Agent and the depositing of such process in the mails as aforesaid). The Contractor hereby irrevocably and unconditionally authorizes and directs such Process Agent to accept such service on its behalf. As an alternate method of service, the Contractor also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court sitting in The City of New York by mailing of copies of such process to the Contractor, as the case may be, by certified or registered air mail at its address referred to in Article 35 of this Contract. The Contractor agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            3. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY

                  ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

      D. THE OBLIGATIONS OF EACH PARTY IN RESPECT OF THIS CONTRACT DUE TO ANY PARTY SHALL, NOTWITHSTANDING ANY JUDGMENT IN A CURRENCY (THE "JUDGMENT CURRENCY") OTHER THAN DOLLARS, BE DISCHARGED ONLY TO THE EXTENT THAT ON THE BUSINESS DAY FOLLOWING RECEIPT BY SUCH PARTY OF ANY SUM ADJUDGED TO BE SO DUE IN THE JUDGMENT CURRENCY SUCH PARTY MAY IN ACCORDANCE WITH NORMAL BANKING PROCEDURES PURCHASE DOLLARS WITH THE JUDGMENT CURRENCY; IF THE AMOUNT OF DOLLARS SO PURCHASED IS LESS THAN THE SUM ORIGINALLY DUE TO SUCH PARTY IN DOLLARS, EACH PARTY AGREES, AS A SEPARATE OBLIGATION AND NOTWITHSTANDING ANY SUCH JUDGMENT, TO INDEMNIFY SUCH PARTY AGAINST SUCH LOSS, AND IF THE AMOUNT OF DOLLARS SO PURCHASED EXCEEDS THE SUM ORIGINALLY DUE TO ANY PARTY TO THIS CONTRACT, EACH PARTY AGREES TO REMIT TO SUCH PARTY, SUCH EXCESS.

ARTICLE 34  APPLICABLE LAW

            THIS CONTRACT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES, EXCLUDING ITS CONFLICTS OF LAW PROVISIONS AND EXCLUDING THE CONVENTION FOR THE INTERNATIONAL SALE OF GOODS.

ARTICLE 35  NOTICES

      A. Any notices, consent, approval, or other communication pursuant to this Contract shall be in writing, in the English language, and shall be deemed to be duly given or served on a Party if sent to the Party at the address stipulated in Sub-Article 35(B) and if sent by any one of the following means only:

            1. Sent by hand: Such communication shall be deemed to have been received on the day of delivery provided receipt of delivery is obtained.

            2. Sent by facsimile: Such communication shall be deemed to have been received, under normal service conditions, twenty-four
                  (24) hours following the time of dispatch or on confirmation by the receiving Party, whichever is earlier.

            3. Sent by an internationally recognized courier service: Such communication shall be deemed to have been received, under normal service conditions, on the day it was received or on the third day after it was dispatched, whichever is earlier.

      B. For purposes of this Article, the names, addresses and fax numbers of the Parties are as detailed below. Any change to the name, address, and facsimile numbers may be made at any time by giving thirty (30) days prior written notice.

Contractor:

KDD Submarine Cable Systems Inc.
KDD Building, 3-2, Nishi-shinjuku 2-chome
Shinjuku-ku, Tokyo 163-8525, Japan
Facsimile:  81-3-3347-7237
            81-3-3347-8462
Telephone:  81-3-3347-8460
Attn:  Tatsuhide Nagasawa, Managing Director, EAC Project Manager

Purchaser:

Asia Global Crossing Ltd.
Wessex House, 2nd Floor
45 Reed Street
Hamilton, HM12, Bermuda
Facsimile:  (441) 296-8606
Telephone: (441) 296-8600
Attn:  S. Wallace Dawson, Jr.

with a copy to the Independent Engineer.

ARTICLE 36  PUBLICITY AND CONFIDENTIALITY

      A. No information relating to this Contract shall be released by either Party to any newspaper, magazine, journal or other written, oral or visual medium without the prior written approval of an authorized representative of the other Party; provided that, subject to Article 20 (Safeguarding of Information and Technology) and the following Sub-Article, this Article shall not restrict either Party from (i) responding to customary press inquiries or otherwise making public or private statements in the normal course of business, so long as consistent with a mutually agreed press-release and (ii) assisting in the obtaining of financing in accordance with Sub-Article 37(C), including the publication of a financial tombstone.

      B. This Contract and any non-public information, written or oral, with respect to this Contract, "Confidential Information", will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a Party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating and executing this Contract. Each Party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Article. Nothing herein shall prevent a Party from disclosing Confidential Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (c) to the extent reasonably required in connection with the exercise of any remedy hereunder, (d) to a Party's legal counsel or independent auditors, (e) prospective lenders to the Purchaser or Purchaser's parent or affiliate companies, (f) to the extent required, to any actual or proposed person or entity which will provide any operation, administrative or maintenance services with respect to the System or any part thereof and (g) to any actual or proposed assignee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Article.

ARTICLE 37  ASSIGNMENT

      A. Except as provided in this Article, neither Party shall assign this Contract or any right or interest under this Contract, nor delegate any work or obligation to be performed under this Contract ("Assignment"), without the other Party's prior written consent which shall not be unreasonably withheld (it being understood that it shall be deemed to be reasonable to withhold consent to the assignment of this Contract or any rights, interest or obligations hereunder to a competitor of Contractor or an affiliate of a competitor or uncreditworthy party).

      B. The Contractor has the right to assign all or any part of its rights under this Contract, or to delegate all or any part of its duties hereunder at any time without the Purchaser's consent to a successor to substantially all the assets of the Contractor by way of a merger, consolidation or sale of assets; provided that in the case of any assignment or delegation pursuant to this Sub-Article 37(B), such assignee or delegee shall assume in writing all liabilities, warranties, representations and obligations of Contractor under this Contract. The Contractor shall give the Purchaser written notice 30 days prior to any assignment or delegation. Contractor shall remain jointly and severally liable with any assignee or delegee described in this paragraph.

      C. The Parties acknowledge that Purchaser may finance construction of the System on a "project finance" basis and that in connection therewith the financing parties will require that such financing be secured by certain assets of Purchaser (including but not limited to this Contract). The Purchaser may, in connection with any such project financing grant a collateral assignment of the System and/or its rights and obligations under this Contract to any such financing parties, and in connection therewith, the Contractor will execute and deliver a Consent, substantially in the form of Exhibit C hereto; provided that Contractor agrees to make such changes or additions to such form as may be reasonably requested by such financing parties and Purchaser, and such financing parties may transfer in accordance with such Consent. Contractor will also deliver an Opinion in the form of Exhibit D hereto, and a similar opinion of Guarantor's counsel with respect to the Guaranty, to Purchaser and such financing parties and such other documents as are reasonably requested by such financing parties.

      D. The Purchaser has the right to assign all of its rights and delegate all of its duties under this Contract to any other entity to whom all of Purchaser's rights and interests in the System have been transferred. Purchaser also has the right (i) to assign all of its rights hereunder with respect to any particular Landing Assets to any Transferee, including the right to receive invoices relating thereto, (ii) to assign Permits with respect to such Landing Assets, or have Permits with respect to such Landing Assets issued in the name of, such Transferee and (iii) to transfer such Landing Assets or have such Landing Assets transferred directly to, such Transferee; provided that such Transferee shall execute a supplement to this Contract whereby it becomes jointly and severally liable, together with Purchaser, for all of Purchaser's obligations under this Contract. "Landing Assets" means, with respect to each jurisdiction where a portion of the System is located, all or part of such portion of the System located therein. It is understood that the Purchaser, at its option, may assign and transfer rights with respect to Landing Assets in different jurisdictions to different Transferees. Purchaser contemplates effecting the foregoing assignment pursuant to a Supplement substantially in the form of Exhibit L hereto, and the Contractor agrees to execute and deliver such Supplement. Purchaser shall not transfer any of its rights under this Contract or the System except in accordance with the foregoing. Any assignment or transfer by Purchaser not expressly permitted by Sub-Article 37(C) or (D) shall be of no force and effect. Any assignment or transfer by Purchaser which results in any increase in costs or any loss, damage, delay or failure of performance shall constitute a Force Majeure, and, without limiting the applicability of
Article 17 (Force Majeure), Purchaser shall be responsible for any increase in costs resulting therefrom.


     *


ARTICLE 38  RELATIONSHIP OF THE PARTIES

            All work performed by a Party under this Contract shall be performed as an independent contractor and not as an agent of the other and no persons furnished by a Party shall be considered the employees or agents of the other. Each Party shall be responsible for its employees' compliance with all Laws while performing under this Contract. This Contract shall not form a joint venture or partnership between the Parties.

* Material omitted and separately filed with the Commission under an application for confidential treatment.

ARTICLE 39  SUCCESSORS BOUND

            This Contract shall be binding on the Contractor and the Purchaser and their respective successors and permitted assigns.

ARTICLE 40  ARTICLE CAPTIONS; JOINT DRAFTING

      A. The captions of the Articles do not form part of this Contract and shall not have any effect on the interpretation thereof.

      B. This Contract has been fully negotiated between, and jointly drafted by, the Parties hereto.

ARTICLE 41  SEVERABILITY

            If any of the provisions of this Contract shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Contract, but rather the entire Contract shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the Contractor and the Purchaser shall be construed and enforced accordingly. In the event such invalid or unenforceable provision is an essential and material element of this Contract, the Parties shall promptly negotiate a replacement provision.

ARTICLE 42  GUARANTOR

            The Contractor agrees to cause the Guarantor to execute and deliver the Guaranty to Purchaser within ten (10) days of the execution of this Agreement.

ARTICLE 43  SURVIVAL OF OBLIGATIONS

            The Parties' rights and obligations, which, by their nature would continue beyond the termination, cancellation or expiration of this Contract, including, but not limited to, those contained in Sub-Article 4(B) (Taxes, Levies and Duties) and Sub-Article 4(C) (Withholding Tax), Article 18 (Intellectual Property), Article 20 (Safeguarding of Information and Technology), Article 21 (Export Control) and Article 23 (Limitation of Liability/Indemnification) shall survive termination, cancellation or expiration hereof. Article 10 (Warranty) and Article 11 (Contractor Support), shall survive termination, cancellation or expiration hereof, if and only if, this Contract is terminated by Purchaser pursuant to Sub-Article 13(A).

ARTICLE 44  NON-WAIVER

            A waiver of any of the terms and conditions of this Contract, or the failure of either Party strictly to enforce any such term or condition, on one or more occasions shall not be construed as a waiver of the same or of any other term or condition of this Contract on any other occasion.

ARTICLE 45  LANGUAGE

            This Contract has been executed in the English language and English will be the controlling language for interpretation of this Contract.

ARTICLE 46  ENTIRE AGREEMENT

            This Contract supersedes all prior oral or written understanding between the Parties and constitutes the entire agreement with respect to the subject matter herein. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of all Parties.

            This Contract is executed as of the date first set forth above in the location set forth below the signature of the duly authorized representative of each Party, as set forth below.

                                    KDD SUBMARINE CABLE SYSTEMS INC.



                                    By:______________________________________
                                       Name:
                                       Title:



                                    ASIA GLOBAL CROSSING LTD.



                                    By:______________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A
                                                        TO CONSTRUCTION CONTRACT







* Material omitted and separately filed with the Commission under an application for confidential treatment.

                                                                     EXHIBIT B
                                                                          TO
                                                         CONSTRUCTION CONTRACT


                            FORM OF PARENT GUARANTY


------------------------------------------------------------------------------
------------------------------------------------------------------------------





                        ------------------------------

                                   GUARANTY

                                      by

                                     [ ]

                                 in favor of


                        [NAME OF GLOBAL CROSSING SUB]







                        ------------------------------

                               Dated as of [ ]


                        ------------------------------






------------------------------------------------------------------------------
------------------------------------------------------------------------------

            This GUARANTY, made as of [ ], 1999 by [_________________], a
[________] corporation (the "Guarantor"), in favor of [NAME OF GLOBAL CROSSING SUB], a Bermuda corporation (the "Purchaser").

                                R E C I T A L S

            (A) Pursuant to the Project Development and Construction Contract (as the same may from time to time be amended, modified or supplemented, the "Contract") dated as of [
        ] between [ ], a [ ] corporation (together with any successor or assignee under the Contract, the "Contractor"), and the Purchaser, the Contractor has agreed to design, build and install the System.

            (B) The Purchaser has required, as a condition precedent to entering into the Contract, that the Guarantor execute and deliver this Guaranty. The Purchaser would not enter into the Contract with the Contractor but for the execution and delivery of this Guaranty by the Guarantor.

            (C) In furtherance of the business purposes of the Guarantor, the Guarantor desires to guaranty all of the obligations of the Contractor under the Contract as provided herein.

            (D) The Guarantor is the owner either directly or indirectly of all of the capital stock of the Contractor.

            NOW, THEREFORE, based upon the foregoing, and in order to induce the Purchaser to enter into the Contract, the Guarantor hereby agrees as follows:


                                  ARTICLE 1

                                 Definitions

            Section 1.1. Definitions. Capitalized terms not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Contract. As used in this Guaranty, the following terms have the following meanings unless the context otherwise requires:

            "Guarantied Obligations" has the meaning ascribed to such term in
Section 2.1.

            "Guaranty" means this Guaranty, as it may be amended, supplemented or otherwise modified from time to time in writing signed by the Guarantor and the Purchaser.


                                  ARTICLE 2

                                 The Guaranty

            Section 2.1. The Guaranty. Except as expressly set forth herein, the Guarantor hereby unconditionally guarantees to Purchaser the full and punctual performance by Contractor

(i) of the Work required under the Contract (including Upgrade Work, when and if an upgrade is ordered) and/or the payment of damages which become due, owing or incurred under or in connection with the Contract (including, without limitation, liquidated damages), for Contractor's failure to perform such Work, (or Upgrade Work as the case may be) in each case subject to the limitations on liability therefor expressly set forth in the Contract and (ii) of the covenants and other obligations of the Contractor under the Contract (including all warranties) (collectively, the "Guarantied Obligations"). The Guarantor and the Purchaser expressly acknowledge that (i) subject to Section 2.5 below, default by the Contractor or the failure of the Contractor to perform any Guarantied Obligation in the time required in each case under the Contract is a condition of the exercise of this Guaranty and (ii) in no event shall the Guarantied Obligations exceed the Contractor's obligations and liabilities under the Contract. If the Purchaser requests the Guarantor to perform any Guarantied Obligation (other than the payment of money) the Guarantor may undertake to satisfy such obligation by causing another qualified person to perform such Guarantied Obligation or, in its sole discretion, by assigning such obligation to a qualified party; provided, that such assignment shall not relieve the Guarantor of any liability for the performance of such obligation unless and until such obligation has been completely performed. The Guarantied Obligations shall conclusively be deemed to have been created in reliance upon this Guaranty.

            Section 2.2. Termination of Guaranty. Except as expressly set forth herein, (a) this Guaranty shall remain in full force and effect with respect to the Guarantied Obligations, including, without limitation, all obligations such as covenants and warranties which survive completion of the Work and all obligations under any supplements, extensions, amendments, Upgrades or Contract Variations, until terminated in accordance with paragraph (b) below.

            (b) This Guaranty shall terminate with respect to each of the Guarantied Obligations described below on the respective dates described below (each a "Termination Date") subject to the survival of certain obligations and liabilities as expressly described in the last paragraph (c) below:

                  (i) with respect to all Guarantied Obligations (except for any longer periods for those Guarantied Obligations described in clauses
      (b)(ii) and (b)(iii) below) on the date occurring ten (10) years after the Date of Provisional Acceptance of the System;

                  (ii) with respect to all Guaranteed Obligations relating to or in connection with Contractor's obligation to implement System Upgrades (including, without limitation, Contractor's warranties as to Upgradeability contained in Article 10(B)(ii) of the Contract), on the earlier of (A) the last date of the Upgrade Option Period or (B) the Date of Final Acceptance of the last possible System Upgrade provided for in the Contract; provided, that such Termination Date shall not limit any longer period with respect to any elected System Upgrade in accordance with clause (b)(iii) below; and

                  (iii) with respect to all Guarantied Obligations relating to or in connection with each System Upgrade elected during the Upgrade Option Period, on the date occurring ten (10) years after the Date of Provisional Acceptance of such System Upgrade.

            (c) If a Guarantied Obligation has become due, owing or performable prior to the Termination Date relating to such Guarantied Obligation, then this Guaranty shall continue only with respect to such Guarantied Obligation until fully performed. For example:

                  (i) pursuant to Article 10(A) of the Contract, if a defect covered by the Warranty Period is identified in good faith just prior to the Termination Date set forth in clause (b)(i) above, the Guarantor's obligations under this Guaranty shall continue with respect to such Guarantied Obligation, not withstanding such Termination Date, until Contractor performs all of its obligations under the Contract with respect to such defect, or

                  (ii) if Purchaser elects a System Upgrade just prior to the Termination Date set forth in clause (b)(ii) above, Guarantor's obligation under this Guaranty shall continue with respect to such Guarantied Obligation, not withstanding such Termination Date, until Contractor performs all its obligations under the Contract with respect to such System Upgrade.

            (d) The Guarantor's performance or payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability, as set forth herein, for any portion of the Guarantied Obligations that has not been completely performed or paid in full.

            Section 2.3. Guaranty Unconditional. Except as expressly set forth herein, the Guarantor agrees that the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any of the following, whether with or without notice to or assent by the Guarantor:

                (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Contractor under the Contract, by operation of law or otherwise;

                (ii) any modification or amendment of or supplement to the Contract;

                (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Contractor under the Contract;

                (iv) any change in the corporate existence, structure or ownership of the Contractor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Contractor or its assets or any resulting release or discharge of any obligation of the Contractor contained in the Contract;

                (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Contractor, the Purchaser, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                (vi) any invalidity or unenforceability relating to or against the Contractor for any reason of the Contract, or any provision of applicable law or regulation purporting to prohibit the payment by the Contractor of any other amount payable by the Contractor under the Contract; or

                (vii) any other act or omission to act or delay of any kind by the Contractor, the Purchaser, or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor's obligations hereunder.

Notwithstanding any provision of this Guaranty to the contrary, the Guarantor shall be entitled to assert as a defense to any claim for payment or performance of the Guarantied Obligations, that (i) such Guarantied Obligations are not currently due under the terms of the Contract or (ii) that such Guarantied Obligations have previously been paid or performed in full.

            Section 2.4. Waivers of Notices and Defenses. The Guarantor hereby waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against the Contractor or any other corporation or person.

            Section 2.5. Stay. The Guarantor agrees that, notwithstanding anything to the contrary herein, if the Purchaser is stayed upon the insolvency, bankruptcy, or reorganization of the Contractor from exercising its rights to enforce or exercise any right or remedy with respect to the Guarantied Obligations, or is prevented from giving any notice or demand for payment or performance or taking any action to realize on any security or collateral or is prevented from collecting any of the Guarantied Obligations, in any such case, by such proceeding or action, the Guarantor shall pay or render to the Purchaser upon demand therefor the amount or performance that would otherwise have been due had such rights and remedies been permitted to be exercised by the Purchaser.

            Section 2.6. No Enforcement of Subrogation. Upon making any payment or performance with respect to any Guarantied Obligation hereunder, the Guarantor shall be subrogated to the rights of the Purchaser against the Contractor with respect to such payment or performance; provided that the Guarantor shall not enforce any payment or performance right by way of subrogation until all Guarantied Obligations been paid and performed in full.

                                  ARTICLE 3

                        Representations and Warranties

            The Guarantor hereby represents and warrants to the Purchaser that the following statements are true and correct:

            Section 3.1. Binding Obligation. This Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of equitable remedies.

            Section 3.2. Relationship to the Contractor. As of the date hereof, the Guarantor is the owner, directly or through one or more wholly-owned subsidiaries, of all of the issued and outstanding capital stock of the Contractor; the agreement of the Purchaser to enter into the Contract with the Contractor is of substantial and material benefit to the Guarantor; and the Guarantor has reviewed and approved copies of the Contract and all other related documents and is fully informed of the remedies the Purchaser may pursue upon the occurrence of a default under the Contract. This Guaranty will remain in full force and effect if Contractor ceases to be a direct or indirect subsidiary of Guarantor.

        Section 3.3. Status. Guarantor is a corporation duly organized and existing under the laws of Bermuda.


                                  ARTICLE 4

                                Miscellaneous

            Section 4.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission, telex or similar writing) and shall be given to such party at its address, telecopy number or telex number set forth, in the case of the Guarantor, on the signature pages hereof, or in the case of the Purchaser, in the Contract, or such other address or telecopy number or telex number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such telecopy is transmitted to the telecopy number specified in this Section, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (iii) if given by mail, three business days after such communication is deposited in the mails with first class (or, in the case of international mail, airmail) postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section.

            Section 4.2. No Waivers. No failure or delay by the Purchaser in exercising any right, power or privilege hereunder or under the Contract shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 4.3. Amendments and Waivers. This Guaranty constitutes the complete agreement of the Purchaser and the Guarantor with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations. No amendment, modification, termination or waiver of any provision of this Guaranty, shall in any event be effective without the written consent of the Purchaser and Guarantor.

            Section 4.4. Successors and Assigns; Beneficiaries. This Guaranty is a continuing Guaranty and shall be binding upon the Guarantor and its successors and assigns, provided, however, that the Guarantor may not assign this Guaranty or transfer any of the rights or obligations of the Guarantor hereunder without the prior written consent of the Purchaser and a majority of the lenders referred to below. This Guaranty shall inure to the benefit of (i) the Purchaser and its successors and assigns permitted under the Contract, (ii) any "Transferee" under Article [ ] of the Contract and its successors and assigns permitted under the Contract, (iii) any lenders participating in the financing of the System to which the Purchaser assigns its rights hereunder and (iv) any of the successors, assigns and transferees of such lenders to whom the Contract has also been assigned in accordance with the terms of any consent to the assignment of the Contact executed by Contractor. Nothing contained in this Guaranty shall be deemed to confer upon anyone other than the parties hereto and the other beneficiaries described in the preceding sentence any right to insist upon or to enforce the performance or observance of any of the obligations contained herein. If requested by the Purchaser, the Guarantor will execute and deliver a consent, in a form reasonably requested by such lenders, to such assignment in favor of such lenders.

            Section 4.5. Limitation on Liability. Notwithstanding anything to the contrary contained or implied herein, except as otherwise agreed by Guarantor and Purchaser, the aggregate liability for payment by Guarantor hereunder shall not in any event exceed the maximum aggregate liability set forth in Sub-Article 23(B) of the Contract, as such amount may be increased or decreased pursuant to such Article, less amounts previously paid as damages under the Contract to the Purchaser and/or its successors and assigns by Contractor.

            Section 4.6. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 4.7.  JURISDICTION.

            (a) ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR RELATING IN ANY WAY TO THIS GUARANTY MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE AND CITY OF NEW YORK OR THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE GUARANTOR IRREVOCABLY CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR IRREVOCABLY APPOINTS [ ], WHICH CURRENTLY MAINTAINS AN OFFICE IN THE CITY OF NEW YORK, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE GUARANTOR AT ITS ADDRESS AS PROVIDED FOR NOTICES HEREUNDER. THE FOREGOING SHALL NOT LIMIT THE RIGHT OF THE PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING, OR TO OBTAIN EXECUTION OF ANY JUDGMENT, IN ANY OTHER JURISDICTION.

            (b) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING UNDER THIS GUARANTY IN ANY COURT LOCATED IN THE STATE AND CITY OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY COURT LOCATED IN THE STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH ACTION OR PROCEEDING.

            SECTION 4.8. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS GUARANTY OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF THE PURCHASER OR THE GUARANTOR RELATING THERETO.

            Section 4.9. Judgment. The obligations of the Guarantor in respect of this Guaranty due to any party hereto shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business

Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Guaranty, such party agrees to remit to the Guarantor, such excess.

            Section 4.10. Severability. If any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 4.11. Interpretation. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

            Section 4.12. Further Assurances. At any time or from time to time, upon the request of the Purchaser, the Guarantor shall execute and deliver such further documents and do such other acts and things as the Purchaser may reasonably request in order to effect fully the purposes of this Guaranty. The Guarantor agrees to be liable for any reasonable expenses incurred by Purchaser and/or its successors and assigns with respect to any action or proceeding to enforce this Guaranty. The Guarantor agrees to deliver an opinion of counsel satisfactory to the Purchaser, addressed to the Purchaser and the lenders described in Section 4.4(iii) hereof substantially in the form of Exhibit [ ] to the Contract.

            IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.


                                        [__________________________]


                                        By  ________________________
                                            Name:
                                            Title:

                                        Address: ___________________

                                                                     EXHIBIT C
                                                                            TO
                                                         CONSTRUCTION CONTRACT







                         FORM OF CONSENT AND AGREEMENT


            CONSENT AND AGREEMENT, dated as of _________ __, 1999 (this "Consent"), among [___________________], a [corporation] organized and existing under the laws of ___________ (together with its successors and assigns, the "Contractor"), [ADMINISTRATIVE AGENT], as administrative agent for the Lenders referred to below (in such capacity, the "Administrative Agent"), [________________] [a [corporation] organized and existing under the laws of Bermuda (the "Borrower") and [Terminal Party(ies)] (together with the Borrower, the "Purchasers").


                             W I T N E S S E T H:


            WHEREAS, the Borrower proposes to develop, construct, own, provide, operate and sell capacity on a fiber optic cable system consisting of [______________] and such other connections as the Supply Contract allows the Borrower to elect (the "System") and, in connection therewith, the Borrower has requested the Contractor to design, construct and install all components of the System in accordance with the terms and conditions contained in the Project Development and Construction Contract, dated as of _____ __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Supply Contract"), between the Contractor and the Purchasers;

            [Describe any other assigned agreements and define them, together with the Supply Contract, as the "Assigned Agreements"]

            WHEREAS, in order to finance the construction and installation of the System, the Borrower is entering into a Credit Agreement, dated as of ____________ __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Administrative Agent, and the banks and financial institutions from time to time parties thereto as lenders (collectively, the "Lenders");

            WHEREAS, as collateral security for all obligations of the Borrower to the Lenders, the Borrower, and the other Purchasers, among other things, have assigned or will assign all of their right, title and interest (the "Assigned Interest") in, to and under the Assigned Agreements to the Administrative Agent pursuant to the Borrower Security Agreement, dated as of ___________ __, 1999 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), made by the Borrower in favor of the Administrative Agent and the other Security Agreements (as defined in the Credit Agreement); and

            WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Contractor and the other parties hereto shall have executed and delivered this Consent;


            NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree, notwithstanding anything to the contrary contained in the Assigned Agreements, as follows:

            1. Consent to Assignment. The Contractor (a) consents to the assignment as collateral security to the Administrative Agent, for the benefit of the Lenders, of the Assigned Interest and (b) acknowledges the right of the Administrative Agent in the exercise of its rights and remedies under the Security Agreements to make all demands, give all notices, take all actions and exercise all rights of the Borrower under the Assigned Agreements; provided, that insofar as the Administrative Agent exercises any of its rights under the Assigned Agreements or makes any claims with respect to payments or other obligations under the Assigned Agreements, the terms and conditions of the Assigned Agreements applicable to such exercise of rights or claims shall apply to the Administrative Agent to the same extent as to each Purchaser.

            2. Borrower's Acknowledgment. Each Purchaser acknowledges and agrees that the Contractor is authorized to act in accordance with the Administrative Agent's exercise of the Borrower's rights in accordance with this Consent, and that the Contractor shall bear no liability to any Purchaser in connection therewith.

            3. Subsequent Transferee. The Contractor agrees that, if the Administrative Agent shall notify the Contractor in writing (a copy of which notice the Administrative Agent agrees to deliver simultaneously to the Purchasers) that an Event of Default under the Credit Agreement has occurred and is continuing and that the Administrative Agent has elected to exercise its rights and remedies pursuant to the Security Agreements with respect to the foreclosure or sale of the Assigned Interest, then the Administrative Agent or any purchaser of the Assigned Interest, if the Administrative Agent or such purchaser, as the case may be, has elected to assume all of the rights and obligations of the Purchasers under the Assigned Agreements (a "Subsequent Transferee"), shall (whether or not the Administrative Agent shall have delivered a copy of the above-mentioned notice to the Purchasers and without relieving the Administrative Agent of its obligation to do so) be substituted for the Purchasers under such Assigned Agreements; provided that in the case of a purchaser of the Assigned Interest, such purchaser (i) if such Event of Default shall have occurred prior to the Date of Final Acceptance of the System, is not and is not an affiliate of any entity engaged in the business of designing or constructing undersea cable systems for telecommunications; provided that such purchaser shall not request any System Upgrades, and (ii) if such Event of Default shall have occurred prior to the Date of Final Acceptance of the System, is sufficiently creditworthy to fulfill the obligations under the Assigned Agreements. Upon any transfer by the Administrative Agent of the Assigned Interest to a Subsequent Transferee, the Administrative Agent and the Lenders shall have no obligations under the Assigned Agreements, except to the extent any such entity is a Subsequent Transferee.

            4. Right to Cure. In the event of a default by the Purchasers in the performance of any of their obligations under any Assigned Agreement, or upon the occurrence or non occurrence of any event or condition under such Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Contractor to terminate such Assigned Agreement (hereinafter, a "default"), the Contractor will not terminate such Assigned Agreement until it first gives written notice of such default to the Administrative Agent and affords the Administrative Agent a period of at least 45 days from receipt of such notice to cure such default.

            5. Replacement Agreement. In the event any Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding affecting the Purchasers, the Contractor will, at the option of the Administrative Agent exercised within 45 days after such termination, provided that all defaults under the Assigned Agreements (other than such insolvency event) shall have been cured, enter into a new agreement with the Administrative Agent or its transferee or nominee having identical terms other than as necessitated by the substitution of parties and other changes as the parties may agree; provided that in the case of a transferee or nominee, such transferee or nominee (i) if such termination shall have occurred prior to the Date of Final Acceptance of the System, is not and is not an affiliate of any entity engaged in the business of designing or constructing undersea cable systems for telecommunications; provided that such transferee or nominee shall not request any System Upgrades and (ii) if such termination shall have occurred prior to the Date of Final Acceptance of the System, is sufficiently creditworthy to fulfill the obligations under the Assigned Agreements.

            6. No Liability. The Contractor acknowledges and agrees that neither the Administrative Agent nor any Lender (nor any other representative of any Lender) shall have any liability or obligation under the Assigned Agreements as a result of this Consent, the Security Agreements or the Credit Agreement, nor shall the Administrative Agent, any Lender or any other representative of any Lender (except during any period in which such person has elected to become a Subsequent Transferee pursuant to Sections 3 and 5) be obligated or required to perform any of the Purchasers' obligations under the Assigned Agreements or to take any action to collect or enforce any claim for payment assigned under the Security Agreements.

            7. Representations and Warranties. The Contractor hereby represents and warrants, for the benefit of the Administrative Agent and the Lenders, that:

            (a) this Consent and each Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Contractor, and constitutes a valid and binding obligation of the Contractor enforceable against the Contractor in accordance with its terms except as enforceability may be limited by general principles of equity and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally;

            (b) no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption by, any governmental body, bureau or agency or any other person is required in connection with the execution, delivery and performance by the Contractor of this Consent or any of the Assigned Agreements, except as provided in the express terms of the Assigned Agreements and other than those which have been duly obtained and are in full force and effect;

            (c) except pursuant to this Consent and as expressly set forth in the Assigned Agreements, the Contractor has not consented to any pledge, assignment or other transfer of any interest in the Assigned Agreements; and

            (d) the Contractor has the corporate power and is duly authorized to enter into this Consent and the Assigned Agreements and the execution, delivery and performance of this Consent and each of the Assigned Agreements does not violate the charter or bylaws of the Contractor or any law applicable to the Contractor or any contract material to the Contractor or the Assigned Agreements.

            8. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

            9. Submission to Jurisdiction. The parties hereto submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Consent or the transactions contemplated hereby. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            10. Counterparts. This Consent may be executed in any number of counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties hereto.

            11. Severability. Any provision of this Consent that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12. Amendment, Waiver. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Contractor, the Purchasers and the Administrative Agent.

            13. Notices. All notices and other communications required or permitted by the terms hereof shall be in writing and shall be given in person or by means of telecopy (promptly followed by delivery in person, by mail or by courier in the case of a notice of default) or other wire transmission, or mailed by registered or certified mail, or sent by courier, in each case addressed as follows or to such other address as any party may designate by written notice to the other parties:


The Borrower and the Purchasers:

            [----------------------]
            Wessex House
            45 Reid Street
            Hamilton HM12
            Bermuda
            Fax:  441-296-6749/8606
            Attn:  Corporate Counsel

The Contractor:

            [----------------------]

            Fax:

The Administrative Agent:

            [ADMINISTRATIVE AGENT],
              as Administrative Agent
            [Address]
            Attn:
            Fax:


Any such communication shall become effective when delivered by hand, or three days after being deposited in the mail, first class postage prepaid, or, in the case of an internationally recognized overnight courier service, one Business Day after delivery to such courier service, or, in the case of transmission by telecopier, when confirmation of receipt is obtained.

            14. Third Party Beneficiaries. This Consent and the representations, covenants and agreements contained herein are and shall be held to be for the sole benefit of the parties hereto and the Lenders, and the respective successors and assigns of the Lenders.

            IN WITNESS WHEREOF, the parties have caused this Consent to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                                  [CONTRACTOR]


                                  By:
                                  Name:
                                  Title:


                                  [ADMINISTRATIVE AGENT], as Administrative
                                  Agent


                                  By:
                                  Name:
                                  Title:



                                  By:
                                      Name:
                                      Title:


                                  [PURCHASER]


                                  By:
                                      Name:
                                      Title:


                                  [TERMINAL PARTY(IES)]


                                  By:
                                         Name:
                                         Title:

                                                                   EXHIBIT D-1
                                                                            TO
                                                         CONSTRUCTION CONTRACT



                         FORM OF CONTRACTOR OPINION(1)


                                                      DATE



Re:   [____________] Crossing Cable System

Asia Global Crossing Ltd.
Wessex House, 2nd Floor
45 Reed Street
Hamilton, HM12, Bermuda

[Administrative Agent],
as Administrative Agent, and the banks
listed on Schedule A hereto

Dear Sirs:

            We have participated in the preparation of the Project Development and Construction Contract dated ______ __, 1999 between [________________] (the "Contractor") and [________________] (the "Purchaser"), and the Consent and Agreement dated as of ________ __, 1999 among the Contractor, [Administrative Agent], as Administrative Agent, and the Purchaser (collectively, the "Agreements"), and have acted as counsel for Contractor for the purpose of rendering this opinion.

            Upon the basis of the foregoing and subject to the qualifications set forth below, we are of the opinion that:

            1. The Contractor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of [________________].

            2. The Agreements have been duly authorized, executed and delivered by the Contractor.

            3. Each of the Agreements constitutes a valid and binding agreement of the Contractor, enforceable against the Contractor in accordance with its terms, subject to the


--------
(1) Counsel may include usual, standard qualifications.

      effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

            4. The execution, delivery and performance by the Contractor of each of the Agreements and the consummation of the transactions contemplated thereby by the Contractor will not violate or conflict with any laws, rules or regulations applicable to the Contractor or any provision of the Certificate of Incorporation or the Bylaws of the Contractor or, to my knowledge without independent investigation, any agreement binding on the Contractor.

            5. The execution and delivery of the Agreements by the Contractor, the consummation by the Contractor of the transactions provided for in the Agreements and the performance of or compliance with the obligations specified in the Agreements do not result in or constitute a violation of or default pursuant to any orders, judgments or decrees of which we have knowledge to which the Contractor is a party or by which the Contractor or its assets are bound.

      [The foregoing opinion is subject to the following qualifications:

            1. We express no opinion as to any indemnification or exculpation provisions in any of the Agreements that purport to indemnify any person or entity for or relieve any person or entity of responsibility for its own gross negligence or willful misconduct or insofar as any of said provisions contravene public policy.

            2. We express no opinion as to any provision in any of the Agreements providing for liquidated damages or extended payment charges to the extent any such provision is determined to be a penalty provision.

            3. In rendering the foregoing opinion, we have, with your consent and without independent investigation, assumed that the Agreements have been duly authorized, executed and delivered by the each of the parties thereto and constitute valid and binding agreements of each of the parties thereto (other than the Contractor).

            [The foregoing opinion or opinions should cover the laws of Japan, New York and the Federal laws of the United States of America. Two separate opinions are acceptable.]

            This opinion is being rendered to Asia Global Crossing Ltd., [Administrative Agent], as Administrative Agent, and the banks listed on Schedule A hereto and may not, except as may be required by law or regulatory authority, be distributed to any other person or entity and may not be relied upon by any other person or entity without our prior written consent.

                                          Very truly yours,



                                          [CONTRACTOR'S COUNSEL]

                                  Schedule A
                                      to
                             Contractor's Opinion



[To be provided.]

                                                                   EXHIBIT D-2
                                                                            TO
                                                         CONSTRUCTION CONTRACT



                          FORM OF GUARANTOR OPINION(1)


                                                      DATE



Re:   [____________] Crossing Cable System

Asia Global Crossing Ltd.
Wessex House, 2nd Floor
45 Reed Street
Hamilton, HM12, Bermuda

[Administrative Agent],
as Administrative Agent, and the banks
listed on Schedule A hereto

Dear Sirs:

            We have participated in the preparation of the Guaranty dated as of ________ __, 1999 among the Contractor, the Guarantor and the Purchaser (the "Guaranty"), and have acted as counsel for the Guarantor for the purpose of rendering this opinion.

            Upon the basis of the foregoing and subject to the qualifications set forth below, we are of the opinion that:

            1. The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Japan.

            2. The Guaranty has been duly authorized, executed and delivered by the Guarantor.

            3. The Guaranty constitutes a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

_________
(1)     Counsel may include usual, standard qualifications.

            4. The execution, delivery and performance by the Guarantor of the Guaranty and the consummation of the transactions contemplated thereby by the Guarantor will not violate or conflict with any laws, rules or regulations applicable to the Guarantor or any provision of the Certificate of Incorporation or the Bylaws of the Guarantor or, to my knowledge without independent investigation, any agreement binding on the Guarantor.

            5. The execution and delivery of the Guaranty by the Guarantor, the consummation by the Guarantor of the transactions provided for in the Guaranty and the performance of or compliance with the obligations specified in the Guaranty do not result in or constitute a violation of or default pursuant to any orders, judgments or decrees of which we have knowledge to which the Guarantor is a party or by which the Guarantor or its assets are bound.

      [The foregoing opinion is subject to the following qualifications:

            1. We express no opinion as to any indemnification or exculpation provisions in Guaranty that purport to indemnify any person or entity for or relieve any person or entity of responsibility for its own gross negligence or willful misconduct or insofar as any of said provisions contravene public policy.

            2. We express no opinion as to any provision in any of the Guaranty providing for liquidated damages or extended payment charges to the extent any such provision is determined to be a penalty provision.

            3. In rendering the foregoing opinion, we have, with your consent and without independent investigation, assumed that the Guaranty has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and binding agreement of each of the parties thereto (other than the Guarantor).

            [The foregoing opinion or opinions should cover the laws of Japan, New York and the Federal laws of the United States of America. Two separate opinions are acceptable.]

            This opinion is being rendered to Asia Global Crossing Ltd., [Administrative Agent], as Administrative Agent, and the banks listed on Schedule A hereto and may not, except as may be required by law or regulatory authority, be distributed to any other person or entity and may not be relied upon by any other person or entity without our prior written consent.

                                                Very truly yours,



                                                [GUARANTOR'S COUNSEL]

                                  Schedule A
                                      to
                              Guarantor's Opinion



[To be provided.]

                                                                     EXHIBIT E
                                                                            TO
                                                         CONSTRUCTION CONTRACT

                           FORM OF ESCROW AGREEMENT

                          [________________] CROSSING




            ESCROW AGREEMENT dated as of ______ __, 1999 by and among [________________ Crossing Ltd.], a [corporation] organized and existing under the laws of Bermuda (the "Purchaser"), [________________], a [corporation] organized and existing under the laws of [________________], and having an office in [________________] (the "Contractor") and [________________] (the
"Escrow Agent").

                             W I T N E S S E T H :

            WHEREAS, pursuant to the Project Development and Construction Contract, dated as of ________ ___, 1999 (said agreement, as the same may be amended, modified or supplemented from time to time, the "Supply Contract"), between the Purchaser and the Contractor, there is required to be deposited by Purchaser in escrow certain payments to be held by the Escrow Agent subject to the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            The Purchaser and the Contractor do hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

            1. Establishment of Dispute Account. The Purchaser and the Contractor hereby establish and, at all times until this Escrow Agreement is terminated, shall maintain, with the Escrow Agent an escrow account (the "Dispute Account"), in the name of and under the control of [________________] as Escrow Agent, in which the Purchaser shall deposit payments (if and when) made pursuant to Sub-Articles 5(C)(4) of the Supply Contract (the "Disputed Payments"). Such funds shall be delivered to, and held by the Escrow Agent in, the Escrow Agent's account set forth in Exhibit C hereto. The Escrow Agent shall hold, subject to the terms and conditions hereof, such cash and such investments and reinvestments as may be permitted pursuant to Section 2 hereof (which, together with the income from such investments, are hereinafter, referred to as the "Dispute Fund"). If any withholding tax is required to be paid from amounts in the Dispute Fund, the Contractor and the Purchaser shall deliver to the Escrow Agent any necessary and appropriate forms instructing the Escrow Agent as to the amount and timing of such payments.

            2. Investment of Dispute Fund. During the term of this Escrow Agreement, the Dispute Fund shall be invested and reinvested by the Escrow Agent in interest-bearing or money market bank accounts of the Escrow Agent and such other investments as the Contractor and the Purchaser may mutually agree upon from among the Permitted Investments described on Exhibit D. In the absence of any instruction, the Escrow Agent shall invest and reinvest the Dispute Fund in its sole discretion in interest-bearing or money market bank accounts of the Escrow Agent. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

            In addition, the Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Dispute Fund or any earnings thereon. Costs incurred by the Escrow Agent in connection with the making or liquidation of any investment of the Dispute Fund may be charged by the Escrow Agent against amounts in the Dispute Fund if such costs are not paid when due.

            3. Dispositions. All or a portion of the Dispute Fund shall be paid to (i) the Contractor account as set forth in Exhibit A upon the receipt by the Escrow Agent of a written instruction from the Contractor to do so and countersigned by the Purchaser, (ii) the Purchaser's account as set forth in Exhibit B upon the receipt by the Escrow Agent of a written instruction from the Purchaser to do so and countersigned by the Contractor, (iii) the account of the prevailing party, if the dispute underlying the Disputed Payments is submitted to arbitration in accordance with the Supply Contract, and upon receipt by the Escrow Agent of a written instruction of the arbitrators directing the Escrow Agent to do so or (iv) the account of the prevailing party, if the dispute underlying the Disputed Payments is submitted to a court of competent jurisdiction in accordance with the Supply Contract, and upon receipt by the Escrow Agent of a final order or determination (no longer capable of being appealed) from such court (or appellate court) setting forth the resolution of such dispute and directing the Escrow Agent to do so. The Escrow Agent shall pay amounts to the Contractor or the Purchaser, as the case may be, in accordance with such written instruction, order or determination on (A) the business day that such instruction, order or determination is received in the case of an instruction, order or determination received by the Escrow Agent by no later than 12:00 noon, New York City time or (B) the next business day in the case of an instruction, order or determination received by the Escrow Agent after 12:00 noon, New York City time. All written instructions, orders or determinations may be delivered by facsimile transmission to the Escrow Agent.

            4. The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, order, determination, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

            5. The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel unless a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the cause of any loss to the Contractor or the Purchaser. In the administration of the Dispute Account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it.

            6. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice to the Contractor and the Purchaser in writing of such resignation specifying a date when such resignation shall take effect except that the Escrow Agent shall hold the Dispute Fund until it is paid in accordance with the joint written instructions of Contractor and Purchaser. If no such instructions are received within 30 days, the resigning Escrow Agent may, upon notice to Contractor and Purchaser, arrange for a successor escrow agent which shall be a national banking institution or trust company located in New York City, New York. The Escrow Agent shall have the right to withhold an amount equal to the amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

            7. The Purchaser and Contractor hereby agree to pay to the Escrow Agent upon execution of this agreement compensation for the services to be rendered hereunder as described in Exhibit E hereto, in advance, and will pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder (including, without limitation, in connection with the making or liquidation of any investments under Section 2).

            8. The Purchaser and the Contractor hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability and with respect to any investigation. The Escrow Agent may charge against all property in the Dispute Account any amounts owed to it under the foregoing indemnity if not paid when due or may withhold payment of such property as security for any unliquidated claims. Notwithstanding anything in this Escrow Agreement to the contrary, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            9. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied.

            10. The Escrow Agent hereby expressly acknowledges and agrees that it shall have neither a lien nor any other right or claim on any amounts deposited in the Dispute Account on its own account (excepting its fees and expenses under this Agreement to the extent not paid after demand upon Purchaser).

            11. All notices and communications hereunder shall be in writing and shall be deemed to be duly given when received if sent by registered mail, return receipt requested, or when delivered if sent by personal hand or by facsimile transmission, as follows:

                  If to Escrow Agent:
                  [_________________]

                  Attn:
                  Fax:

                  If to Purchaser:
                  [________________ Crossing Ltd.]
                  Wessex House
                  45 Reid Street
                  Hamilton HM12
                  Bermuda
                  Attn:  Robert Klug
                  Tel:  441-296-8600
                  Fax:  441-296-8606
                  Tax Identification Number:

                  If to Contractor:
                  [_________________]


                  Tel:
                  Fax:
                  Tax Identification Number:

or at such other address as any of the above may have furnished to the other parties in writing as set forth above and any such notice or communication given in the manner specified in this Paragraph 11. A copy of any notice or communication under this Escrow Agreement which is given by any party shall be given by such party to each of the parties hereto.

            12. (a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated in Exhibit F hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

            (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

            13. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.

            14. It is understood and agreed that the Escrow Agent makes no representations or warranties hereunder.

            15. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties[; provided that Purchaser may grant a security interest in its rights hereunder to the senior lenders participating in the financing of its cable system].

            16. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            17. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

            18. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any provision of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by final order or judgment of a court of competent jurisdiction.

            19. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

            20. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing contained in this Agreement shall be deemed to confer upon anyone other than the parties hereto (and their permitted successors and assigns) any legal right or equitable right, remedy or claim under or by reason of this Agreement.

            21. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK AND ANY ACTION BROUGHT HEREUNDER SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE COUNTY OF NEW YORK. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION ON THE GROUND OF VENUE, FORUM NON-CONVENIENS OR ANY SIMILAR GROUNDS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW AND CONSENTS TO THE JURISDICTION OF SAID COURTS.

            IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.


                                        [PURCHASER]


                                        By:
                                             Name:
                                             Title:


                                        [CONTRACTOR]


                                        By:
                                             Name:
                                             Title:



                                        [ESCROW AGENT]


                                        By:
                                             Name:
                                             Title:

                          EXHIBIT A TO ESCROW AGREEMENT

                              Contractor's Account


                   Account Name:
                   Account Number:
                   Bank Name:


                   ABA No.:
                   Reference:
                   Attn:

                          EXHIBIT B TO ESCROW AGREEMENT

                               Purchaser's Account


                   Account Name  [_________ Crossing Ltd.]
                   Account Number:
                   Bank Name:





                   ABA No.:
                   [Reference:      __________________]
                   [Attn:           __________________]

                          EXHIBIT C TO ESCROW AGREEMENT

                             Escrow Agent's Account



                   Account Name:

                   Account Number:

                   Bank Name:
                   ABA Number:
                   Attention:

                          EXHIBIT D TO ESCROW AGREEMENT

                              Permitted Investments

         (a) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; and

         (b) Investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and overnight sweep accounts, money market deposit accounts issued or offered by, (i) the Escrow Agent or any of its affiliates or (ii) any of Purchaser's senior lenders and/or any other bank which, in each case, has a combined capital and surplus and undivided profits of not less than $250,000,000.

                          EXHIBIT E TO ESCROW AGREEMENT

                     Compensation To Be Paid To Escrow Agent

                          EXHIBIT F TO ESCROW AGREEMENT

               Persons Authorized To Confirm Transfer Instructions


Purchaser:        S. Wallace Dawson, Tel: 441-296-8600
                  Robert Klug, Tel: 441-296-8600
                  Ian McLean, Tel: 441-296-8600

Contractor:

                                                                       EXHIBIT F
                                                                              TO
                                                           CONSTRUCTION CONTRACT



                            FIRST OFFICE APPLICATIONS


1.   64 WDM Submarine Repeater (high power and wide bandwidth)

2.   0.3 nm spacing WTU (Wavelength Terminating Unit)

3.   High gain FEC (Forward Error Correction) in LTU (Line Terminating Unit)

4.   Automatic pre-emphasis control function in MC (Maintenance Controller)

5.   CORBA interface to the upper management system in MC

6.   BWM Release Schedule and Feature Sets are as shown in the Technical Volume

                                                                       EXHIBIT G
                                                                              TO
                                                           CONSTRUCTION CONTRACT


                          LIST OF MAJOR SUBCONTRACTORS


-    Cables:                 Ocean Cable Co., Ltd., Hitachi Cable Co., Ltd.,
                             Pirelli Cavi e Sistemi S.p.A.

-    Repeaters:              Fujitsu Ltd., Mitsubishi Electric Corp., NEC Corp.

-    Terminal Equipment:     Lucent Technologies, Inc., Mitsubishi
                             Electric Corp., Toshiba Corp., NEC Corp.

-    Marine Operation Services:   Global Marine Systems Ltd., as prime
                                  subcontractor (other vessels which may be used by prime subcontractor are ASEAN Cableship
                                  Pte. Ltd., Caldwell Cable Ventures, Inc.,
                                  Fuguro, Kokusai Cable Ship Co., Ltd., Kokusai
                                  Marine Engineering Corp. Korea Submarine Cable
                                  Systems, S.B. Submarine Systems Co., Ltd.)

-    Site Selection and Cable Station Construction:   Parsons Brinckerhoff,
                                                      Toa Corporation

                                                                       EXHIBIT H
                                                                              TO
                                                           CONSTRUCTION CONTRACT


                              INTELLECTUAL PROPERTY

                                                                       EXHIBIT I
                                                                              TO
                                                           CONSTRUCTION CONTRACT

                                LANDING LICENSES


[To be obtained by Purchaser within ninety days of the date of execution of this Contract.]

                                                                       EXHIBIT J
                                                                              TO
                                                           CONSTRUCTION CONTRACT


                         EXAMPLES OF CONTRACTOR PERMITS


-    Permission of entry to EEZ

-    Permission of entry to harbor

-    Notification of operations

-    Visas

-    Work permits

-    Import licenses

-    Customs clearances

-    Export licenses

                                                                       EXHIBIT K
                                                                              TO
                                                           CONSTRUCTION CONTRACT



                            EXAMPLES OF OWNER PERMITS


-    Land and building permits for cable stations
         (e.g., certificates of occupancy, fire agency code, building code, architectural code, permit for temporary use of site/Hong Kong and Singapore)

-    Permits to land cables

-    Government permission for entry to EEZ for surveying operations
        (e.g., permits, approvals, and authorizations necessary for performing surveying operations)

- Government approvals, consents, authorizations, and licenses that give approval for route survey activities

-    Permits to lay cables on land and in the water
        (e.g., route permits, seabed occupancy permits, jurisdictional permits)

-    Crossing agreements with government authorities
        (e.g., pipeline (oil, gas, water), power cable, and other telecommunications cable)

-    Government licenses for terminal station earth ground beds

-    Environmental or conservation permits
        (e.g., development restrictions, tree preservation, clearance requirements, wetlands, endangered species, cultural and architectural sites)

-    Government wayleaves for duct route construction

-    Government right-of-ways
         (e.g., land crossings, beach manhole, conduit, national park, shore and coastal, sea wall, easements)

-    Agreements with fishermen's unions

-    Government excavation and road access permits

                                                                       EXHIBIT L
                                                        TO CONSTRUCTION CONTRACT


                               EAST ASIAN CROSSING

                              CONSTRUCTION CONTRACT

                                SUPPLEMENT NO. 1

         Supplement No. 1, dated as of _________, ____ (this "Supplement"), to the Project Development and Construction Contract described below, among KDD Submarine Cable Systems Inc. (the "Contractor"), Asia Global Crossing Ltd. (the "Purchaser"), [___], a [___] corporation (the "China Subsidiary"), [___], a [___] corporation (the "Hong Kong Subsidiary"), [___], a [___] corporation (the "Japan Subsidiary"), [___], a [___] corporation (the "Korea Subsidiary"), [___], [___], a [___] corporation (the "Taiwan Subsidiary")(the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary, collectively the "Assignees").**

                               W I T N E S S E T H

         WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Contract;

         WHEREAS, Contractor and Purchaser have entered into the Project Development and Construction Contract, dated as of ________, 1999 (as the same may from time to time be amended, modified or supplemented, the "Contract"), pursuant to which the Contractor has agreed to design, manufacture, construct, install and deliver a fiber optic cable system connecting the People's Republic of China, Hong Kong, Japan, the Republic of Korea and Taiwan, as more fully described in the Contract;

         WHEREAS, the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary were formed for the purpose of owning and/or providing capacity on certain Landing Assets and Rights;

         WHEREAS, the Purchaser wishes to transfer all rights under the Contract
(i) with respect to the China Landing Assets and Rights to the China Subsidiary,
(ii) with respect to the Hong Kong Landing Assets and Rights to the Hong Kong Subsidiary, (iii) with respect to the Japan Landing Assets and Rights to the Japan Subsidiary, (iv) with respect to the Korea Landing Assets and Rights to the Korea Subsidiary and (v) with respect to the Taiwan Landing Assets and Rights to the Taiwan Subsidiary;



--------------
**It is the agreement of the Parties that the Purchaser may form a subsidiary with respect to each jurisdiction where the cable system lands. To the extent that the configuration changes, the Purchaser shall have the option to add new assignees.

         WHEREAS, the Purchaser will own and control all of the System other than the Landing Assets and Rights provided that the Purchaser remains jointly and severally liable to pay and perform all obligations with respect to the Landing Assets and Rights;

         WHEREAS, Sub-Article 37(D) of the Contract contemplates the assignment by the Purchaser to a Transferee or Transferees of its rights under the Contract with respect to any particular Landing Assets;

         WHEREAS, Sub-Article 37(D) of the Contract requires that, in connection with such assignment by Purchaser, the Transferees, the Purchaser and the Contractor shall execute a supplement to the Contract describing their respective rights and obligations; and

         WHEREAS, the Contractor, the Purchaser, the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary, and the Taiwan Subsidiary wish to supplement the provisions of the Contract to reflect their agreement with respect to the Landing Assets;

         NOW THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms which are defined in the Contract are used herein as therein defined.

         (b) The Contract is hereby amended by deleting the definition of "Landing Assets" appearing in the third sentence of Sub-Article 37(D) of the Contract, and by inserting a new definition of "Landing Assets" in Article 3 of the Contract as follows:

         "Landing Assets" means, with respect to each Landing Country where a portion of the System is located, all real and personal property (including leasehold interests therein) comprising the System from time to time and located within the territory of such Country, including both the portions of such property on the land of such Country and the portion of such property under the territorial seas of such Country.

         (c) Article 3 of the Contract is hereby amended to add the following definitions:

         "China Landing Assets and Rights" means all Landing Assets and Rights located in China, including, without limitation, the property to be listed on Schedule 1 to Supplement No. 1.

         "China Landing Assets and Rights Price" has the meaning given such term in Section 4(a) of Supplement No. 1.

         "China Subsidiary" has the meaning given such term in Supplement No. 1.

         "Hong Kong Landing Assets and Rights" means all Landing Assets and Rights located in Hong Kong, including, without limitation, the property to be listed on Schedule 2 to Supplement No. 1.

         "Hong Kong Landing Assets and Rights Price" has the meaning given such term in Section 4(b) of Supplement No. 1.

         "Hong Kong Subsidiary" has the meaning given such term in Supplement No. 1.

         "Japan Landing Assets and Rights" means all Landing Assets and Rights located in Japan, including, without limitation, the property to be listed on Schedule 3 to Supplement No. 1.

         "Japan Landing Assets and Rights Price" has the meaning given such term in Section 4(c) of Supplement No. 1.

         "Japan Subsidiary" has the meaning given such term in Supplement No. 1.

         "Korea Landing Assets and Rights" means all Landing Assets and Rights located in the Republic of Korea, including, without limitation, the property to be listed on Schedule 5 to Supplement No. 1.

         "Korea Landing Assets and Rights Price" has the meaning given such term in Section 4(d) of Supplement No. 1.

         "Korea Subsidiary" has the meaning given such term in Supplement No. 1.

         "Landing Assets and Rights" means, with respect to each Landing Country, the Landing Assets in such Landing Country together with all Permits necessary to own or lease, operate and maintain such Landing Assets and all rights or licenses under Articles 18, 19 and 20 of the Contract relating to such Landing Assets, including all Deliverable Software, Project Intellectual Property and Deliverable Technical Material relating to such Landing Assets.

         "Landing Countries" means the People's Republic of China, Hong Kong, Japan, Korea and Taiwan.

         "Supplement No. 1" means Supplement No. 1, dated as of __________, 2000, to the Contract, among Purchaser, Contractor, the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary and such other subsidiaries or affiliates of the Purchaser as may be added thereafter.

         "Taiwan Landing Assets and Rights" means all Landing Assets and Rights located in Taiwan, including without limitation, the property to be listed on Schedule 5 to Supplement No. 1.

         "Taiwan Landing Assets and Rights Price" has the meaning given such term in Section 4(e) of Supplement No. 1 .

         "Taiwan Subsidiary" has the meaning given such term in Supplement No.
    1.

         2. Assignments of Rights. (a) The Purchaser hereby assigns and transfers all of its right, title and interest under the Contract with respect to the China Landing Assets and Rights to the China Subsidiary and the China Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of the Purchaser under the Contract with respect to the China Landing Assets and Rights.

         (b) The Purchaser hereby assigns and transfers all of its right, title and interest under the Contract with respect to the Hong Kong Landing Assets and Rights to the Hong Kong Subsidiary and the Hong Kong Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of the Purchaser under the Contract with respect to the Hong Kong Landing Assets and Rights.

         (c) The Purchaser hereby assigns and transfers all of its right, title and interest under the Contract with respect to the Japan Landing Assets and Rights to the Japan Subsidiary and the Japan Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of the Purchaser under the Contract with respect to the Japan Landing Assets and Rights.

         (d) The Purchaser hereby assigns and transfers all of its right, title and interest under the Contract with respect to the Korea Landing Assets and Rights to the Korea Subsidiary and the Korea Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of the Purchaser under the Contract with respect to the Korea Landing Assets and Rights.

         (e) The Purchaser hereby assigns and transfers all of its right, title and interest under the Contract with respect to the Taiwan Landing Assets and Rights to the Taiwan Subsidiary and the Taiwan Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of the Purchaser's under the Contract with respect to the Taiwan Landing Assets and Rights.

         (f) The Contractor hereby acknowledges, consents and agrees to the assignments and assumptions referred to in paragraphs (a) through (e) of this
Section 2 subject to the provisions of Section 3 below.

         (g) For purposes of determining the submerged Landing Assets subject to the foregoing transfer, it is assumed that under the current law of each Landing Country, the territorial seas of such Country (including for such Country's tax purposes) extend twelve nautical miles seaward from the coast of such Country. If such assumption shall prove to be incorrect, or if a law or a formal declaration by applicable tax authority shall change such assumption and in fact the territorial seas of any country extend beyond twelve nautical miles, the parties shall adjust the Landing Assets subject to this Agreement.

         (h) Without limiting the generality of the foregoing, each of the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary acknowledges and agrees that it will be subject to the same restrictions on the transfer of its Landing Assets and Rights as the Purchaser under Sub-Article 37(D) of the Contract (the "Transfer Restrictions") and further agrees that it will cause each direct or indirect transferee of any of its Landing Assets and Rights to acknowledge and agree that such transferee is also subject to the Transfer Restrictions.

         (i) the Purchaser represents and warrants that the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary are each direct or indirect wholly-owned subsidiaries and acknowledges and agrees that any transfer of any interest in the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary (or any other person or entity with any Landing Assets and Rights) will be subject to the Transfer Restrictions to the same extent as a transfer of Landing Assets and further agrees that it will cause each direct or indirect transferee of any such interest to acknowledge and agree that such transferee is also subject to the Transfer Restrictions with respect to such interest.

         3. Joint and Several Liability. (a) Notwithstanding the assignments and assumptions set forth in Section 2 above, the Purchaser shall remain liable to pay and perform all of the obligations and liabilities under the Contract with respect to the assigned Landing Assets and Rights, including, without limitation, the payment obligations under Section 4 hereof.

         4. Amounts Payable under the Contract. (a) The China Subsidiary agrees to pay to Contractor, and/or the designated affiliate of Contractor to which portions of the Contract are assigned, all amounts payable under the Contract, when and as due thereunder, with respect to the China Landing Assets and Rights (the "China Landing Assets and Rights Price"). The portion of the Initial Contract Price with respect to the China Landing Assets and Rights is to be set forth on Schedule 1 and is subject to adjustment as provided in Section 4(f) hereof.

         (b) The Hong Kong Subsidiary agrees to pay to Contractor, and/or the designated affiliate of Contractor to which portions of the Contract are assigned, all amounts payable under the Contract, when and as due thereunder, with respect to the Hong Kong Landing Assets and Rights (the "Hong Kong Landing Assets and Rights Price"). The portion of the Initial Contract Price with respect to the Hong Kong Landing Assets and Rights is to be set forth on
Schedule 2 and is subject to adjustment as provided in Section 4(f) hereof.

         (c) The Japan Subsidiary agrees to pay to Contractor, and/or the designated affiliate of Contractor to which portions of the Contract are assigned, all amounts payable under the Contract, when and as due thereunder, with respect to the Japan Landing Assets and Rights (the "Japan Landing Assets and Rights Price"). The portion of the Initial Contract Price with respect to the Japan Landing Assets and Rights is to be set forth on Schedule 3 and is subject to adjustment as provided in Section 4(f) hereof.

         (d) The Korea Subsidiary agrees to pay to Contractor, and/or the designated affiliate of Contractor to which portions of the Contract are assigned, all amounts payable under the Contract, when and as due thereunder, with respect to the Korea Landing Assets and Rights (the "Korea Landing Assets and Rights Price"). The portion of the Initial Contract Price with respect to the Korea Landing Assets and Rights is to be set forth on Schedule 4 and is subject to adjustment as provided in Section 4(f) hereof.

         (e) The Taiwan Subsidiary hereby agrees to pay to Contractor, and/or the designated affiliate of Contractor to which portions of the Contract are assigned, all amounts payable under the Contract, when and as due thereunder, with respect to the Taiwan Landing Assets and Rights (the "Taiwan Landing Assets and Rights Price"). The portion of the Initial Contract Price with respect to the Taiwan Landing Assets and Rights is to be set forth on Schedule 5 and is subject to adjustment as provided in Section 4(f) hereof.

         (f) The amounts set forth in Schedules 1, 2, 3, 4 and 5 represent the portions of the Initial Contract Price attributable to the respective Landing Assets and Rights are not in addition to the Initial Contract Price, and are subject to adjustments and additions pursuant to the Contract to the same extent as the Initial Contract Price.

         (g) The Contractor and/or its applicable affiliate(s) will send separate appropriate invoices to the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary for payment for Landing Assets and Rights and accept payment from such Subsidiaries. All invoices and payments will be in U.S. Dollars.

         5. Delivery of Landing Assets. (a) The Contractor and/or its applicable affiliate(s) hereby agree to deliver, transfer and assign, or cause to be delivered, transferred and assigned (a) all right, title and interest in the China Landing Assets and Rights to the China Subsidiary, (b) all right, title and interest in the Hong Kong Landing Assets and Rights to the Hong Kong Subsidiary, (c) all right, title and interest in the Japan Landing Assets and Rights to the Japan Subsidiary, (d) all right, title and interest in the Korea Landing Assets and Rights to the Korea Subsidiary and (e) all right, title and interest in the Taiwan Landing Assets and Rights to the Taiwan Subsidiary.

         (b) The Purchaser and each of its direct and indirect assignees and transferees shall act collectively under the Contract and through the Purchaser as its agent with respect to Consents, Performance Requirements, Acceptance Testing, Contract Variations, System Upgrades, termination and suspension of all or any part of the Contract and acceptance of the System, any Phase or any Segment (including, without limitation, the issuance of Certificates of Commercial Acceptance, Provisional Acceptance and Final Acceptance), and any notices, certificates or requests by the Purchaser with respect to any of the foregoing shall be deemed to have been given by the Purchaser and its direct and indirect transferees and assignees and any notices, certificates or requests by any other person with respect to the foregoing shall have no force or effect. Without limiting the foregoing, the parties acknowledge and agree that no title to any portion of a Segment, a Phase or the System shall be transferred to the Purchaser or any of its assignees or transferees unless all requirements under the Contract for transfer of the entire Segment, entire Phase or the System, as the case may be, have been satisfied in full.

         (c) The Purchaser shall act as agent for its direct and indirect assignees and transferees for the receipt of notices (excluding invoices), reports and information (including the copies of the documentation provided under Article 31 of the Contract) from the Contractor, and notices, reports and information delivered to the Purchaser by the Contractor shall be deemed to have been delivered to the Purchaser and its direct and indirect transferees. The Purchaser shall furnish copies of all such notices, reports and information to the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary

         6. Insurance. The Contractor hereby agrees to amend its insurance policies maintained pursuant to Sub-Article 27(A) of the Contract to name each Assignee as an additional insured, to the same extent as the Purchaser is so named pursuant to Sub-Article 27(B) of the Contract, as to operations under the Contract with respect to the Landing Assets and Rights transferred to such Assignee hereunder, in which event the Contractor's insurance shall be primary to any insurance carried by such Assignee.

         7. Schedules. (a) The China Subsidiary, the Purchaser and the Contractor agree to use their best efforts to complete Schedule 1 hereto as soon as is practicable.

         (b) The Hong Kong Subsidiary, the Purchaser and the Contractor agree to use their best efforts to complete Schedule 2 hereto as soon as is practicable.

         (c) The Japan Subsidiary, the Purchaser and the Contractor agree to use their best efforts to complete Schedule 3 hereto as soon as is practicable.

         (d) The Korea Subsidiary, the Purchaser and the Contractor agree to use their best efforts to complete Schedule 4 hereto as soon as is practicable.

         (e) The Taiwan Subsidiary, the Purchaser and the Contractor agree to use their best efforts to complete Schedule 5 hereto as soon as is practicable.

         8. Notices. Any notices, consent, approval, or other communication pursuant to this Supplement shall be in writing, in the English language, and shall be effected in the manner provided for in Sub-Article 35(A) of the Contract, and in the case of the China Subsidiary, the Hong Kong Subsidiary, the Japan Subsidiary, the Korea Subsidiary and the Taiwan Subsidiary at the address specified below its signature hereto or to the Purchaser as its agent for notices.

         9. Parties. As between the Contractor, the Purchaser and each Assignee that becomes a party hereto, this Supplement shall be treated as, and shall be enforceable as, an agreement between the Contractor, the Purchaser and such Assignee and therefor it is not necessary for all Assignees to become parties hereto in order for this Supplement to become valid and enforceable as between the Contractor, the Purchaser and each Assignee which does become a party hereto.

         10. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES.

         11. Miscellaneous. Except as expressly amended or supplemented herein, the Contract shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Supplement may be executed by the parties in any number of separate counterparts (including by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered in the location set forth below its signature by its proper and duly authorized officer as of the date hereof.


                                       KDD SUBMARINE CABLE SYSTEMS INC.


                                       By:_____________________________
                                          Title:
                                          Signed in:


                                       ASIA GLOBAL CROSSING LTD.

                                       By:_____________________________
                                          Title:
                                          Signed in:


                                       [CHINA SUBSIDIARY]

                                       By:_____________________________
                                          Title:
                                          Signed in:


                                       [HONG KONG SUBSIDIARY]

                                       By:_____________________________
                                          Title:
                                          Signed in:


                                       [JAPAN SUBSIDIARY]

                                       By:_____________________________
                                          Title:
                                          Signed in:

                                       [KOREA SUBSIDIARY]

                                       By:_____________________________
                                          Title:
                                          Signed in:


                                       [TAIWAN SUBSIDIARY]

                                       By:_____________________________
                                          Title:
                                          Signed in:

The undersigned, the Guarantor of the Contract (i) acknowledges receipt of a copy of, and hereby consents to the matters set forth in, the foregoing Supplement No. 1 and (ii) ratifies and confirms in all respects its obligations under the Guaranty, dated as of __________, ____, which Guaranty remains in full force and effect with regard to Purchaser and to each of Purchaser's assignees.


                                       KDD CORPORATION


                                       By: ________________________
                                           Title:

                                   SCHEDULE 1

Part 1

China Landing                               Amounts Payable
Assets and Rights                           $

                                   SCHEDULE 2

Hong Kong Landing
Assets and Rights                           Amounts Payable
                                            $

                                   SCHEDULE 3

Japan Landing
Assets and Rights                           Amounts Payable
                                            $

                                   SCHEDULE 4

Korea Landing
Assets and Rights                           Amounts Payable
                                            $

                                   SCHEDULE 5

Taiwan Landing
Assets and Rights                           Amounts Payable
                                            $

                                                                       EXHIBIT M
                                                        TO CONSTRUCTION CONTRACT


                               EAST ASIAN CROSSING


                      INDEMNITY AND CONFIRMATION AGREEMENT

         INDEMNITY AND CONFIRMATION AGREEMENT, dated as of December __, 1999 (this "Agreement"), between KDD SUBMARINE CABLE SYSTEMS INC., a corporation organized and existing under the laws of Japan (the "Indemnitor"), [Local EAC Company] a corporation organized and existing under the laws of [Local EAC Jurisdiction] (the "Local Subsidiary"), and Asia Global Crossing Ltd., a corporation organized and existing under the laws of Bermuda (the "Company" and together with the Local Subsidiary, the "Indemnitees").

                              W I T N E S S E T H :

         WHEREAS, the Indemnitees and the Indemnitor have entered into the Project Development and Construction Contract, dated as of December 17, 1999 (as amended, supplemented or otherwise modified from time to time, the "Construction Contract"), pursuant to which the Indemnitor has agreed on a fixed-price, turnkey basis, to design, manufacture, construct, install and deliver a fiber optic cable system around East Asia (the "System");

         WHEREAS, as a part of its obligations under the Construction Contract, the Indemnitor is obligated to acquire land and build a cable station in [proposed Location of Cable Station] (the "Cable Station") which satisfies the requirements of the Construction Contract and provide the same to the Local Subsidiary upon completion of the System;

         WHEREAS, the Indemnitor has identified land (the "Land"), upon which it desires to build the Cable Station, which Land Indemnitor believes is suitable for such purpose and which Land has been described to the Indemnitees;

         WHEREAS, in accordance with the Construction Contract, the Indemnitor will pay the purchase price of the Land;

         WHEREAS, the owner(s) of the Land is willing to transfer the Land to the Local Subsidiary on the terms and conditions set forth in a conveyance document(s), the form(s) of which has been delivered to the Indemnitees (the "Deed");

         WHEREAS, as an accommodation, the Indemnitor has requested that the Local Subsidiary enter into, and/or accept, the Deed in its own name now, notwithstanding that neither of the Indemnitees is obligated to accept any property or to assume any obligations with respect to the System until the date or dates specified under the terms of the Construction Contract;

         WHEREAS, the parties hereto wish to make it clear that the undertaking of such accommodation by the Indemnitees is not intended to relieve the Indemnitor of its obligations under the Construction Contract, nor is it intended to act as a waiver of any rights of the Indemnitees under the Construction Contract or otherwise disadvantage the Indemnitees in any way;

         WHEREAS, the Indemnitor has agreed to indemnify the Indemnitees for any losses suffered as a result of the acceptance of, and/or execution of, the Deed, and/or the ownership of the Land, by the Local Subsidiary and the transactions contemplated thereby, to the extent such losses arise out of the circumstances described below;

         NOW, THEREFORE, the parties hereto, in consideration of the premises, hereby agree as follows:

                       Section 1. Indemnity; Confirmation

         (a) The Indemnitor agrees to indemnify each Indemnitee against, and agrees to protect, defend, save and keep harmless each Indemnitee from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses and all costs and expenses relating to amendments, supplements, adjustments, consents, and waivers under the Deed) of every kind and nature (collectively, the "Liabilities"), which may be imposed on, incurred or suffered by or asserted against it as a result of, in connection with or related to, the acceptance by, and/or the execution by, the Local Subsidiary of the Deed and/or the ownership of the Land, to the extent such Liabilities either (a) arise from circumstances occurring prior to the date on which the Local Subsidiary would have been required to take possession of the Land pursuant to the Construction Contract (the "Contract Possession Date"), unless such Liabilities would have been incurred by such Indemnitees whether or not the Local Subsidiary accepted or executed the Deed and/or owned the Land prior to the Contract Possession Date (that is, the Liability would have been incurred even if the Local Subsidiary had accepted or executed the Deed and/or taken ownership of the Land on the Contract Possession Date, as opposed to an earlier date) or (b) would not have been incurred by any of the Indemnitees if the Local Subsidiary had taken possession on the Contract Possession Date as opposed to an earlier date; provided, that the Indemnitor shall not be responsible for Liabilities arising solely from either Indemnitee's gross negligence or willful misconduct; provided further, that neither Indemnitee shall be deemed to have any duty or obligation arising out of or relating to the ownership of the Land. This defense, indemnification and save harmless obligation is specifically conditioned on the following: (i) Purchaser providing prompt notification in writing of any such Liabilities when it obtains Actual Knowledge thereof, unless such failure shall not have materially impaired Contractor's ability to defend against such claim;
(ii) Contractor having control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise, provided that if any of such Liabilities affects the business or interest of Purchaser aside from solely the possible payment therefor, then such defense and negotiations shall be joint; and (iii) Purchaser cooperating, at Contractor's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement. The Purchaser, at its option, shall be entitled to participate, at its own expense, in any proceeding, claim or demand involving an Indemnitee. For all purposes hereof, the term "Indemnitee" includes all officers, directors, affiliates and agents.

         (b) The Indemnitor hereby confirms that (i) all of the provisions (including all warranties and damage provisions) of the Construction Contract shall remain in full force and effect and be unaffected by the date of the execution and delivery of the Deed and the ownership of the Land, (ii) all of the rights and remedies of the Indemnitees under the Construction Contract may be enforced by the Indemnitees as if they had not accepted and/or entered into the Deed prior to the Contract Possession Date and (iii) the Indemnitor will not raise any act or omission of the Indemnitees under the Deed or with respect to the Land as a defense to any claim by the Indemnitees under the Construction Contract.

                            Section 2. Governing Law

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES.

                             Section 3. Severability

         If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

                               Section 4. Headings

         The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

                             Section 5. Counterparts

         This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

                      Section 6. Submission to Jurisdiction

         Each of the parties hereto hereby irrevocably and unconditionally:


         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 7 or at such other address of which the other parties shall have been notified pursuant thereto; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                               Section 7. Notices

         Any notice, consent, approval or other communication pursuant to this Agreement shall be in writing, in the English language, and shall be effected in the manner provided for in Sub-Article 35(A) of the Construction Contract, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

         Indemnitor:          KDD Submarine Cable Systems Inc.
                              KDD Building, 3-2, Nishi-shinjuku 2-chome
                              Shinjuku-ku, Tokyo 163-8525, Japan
                              Facsimile:  81-3-3347-7237
                                          81-3-3347-8462
                              Telephone: 81-3-3347-8460
                              Attn:  Tatsuhide Nagasawa, Managing Director,
                                     EAC Project Manager

         Company:             Asia Global Crossing Ltd.
                              Wessex House
                              45 Reid Street
                              Hamilton HM 12 Bermuda
                              Attention:  President
                              Telecopy:  (441) 296-8606/6749

         Local Subsidiary:    [name Local Subsidiary]
                              c/o Asia Global Crossing Ltd.
                              as set forth above.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered in the jurisdiction set forth below its signature by its proper and duly authorized officer as of the date first above written.

                                       ASIA GLOBAL CROSSING LTD.


                                       By__________________________
                                         Title:
                                         Signed in:


                                       [NAME LOCAL SUBSIDIARY]


                                       By___________________________
                                         Title:
                                         Signed in:


                                       KDD SUBMARINE CABLE
                                       SYSTEMS INC.

                                       By___________________________
                                         Title:
                                         Signed in: